                                                               Exhibit 17(g)(ii)

                           IVY DEVELOPING MARKETS FUND
                         IVY EUROPEAN OPPORTUNITIES FUND
                                 IVY GLOBAL FUND
                        IVY GLOBAL NATURAL RESOURCES FUND
                      IVY GLOBAL SCIENCE & TECHNOLOGY FUND
                     IVY INTERNATIONAL SMALL COMPANIES FUND
                          IVY INTERNATIONAL VALUE FUND
                         IVY PACIFIC OPPORTUNITIES FUND
                                    series of

                                    IVY FUND
                      925 South Federal Highway, Suite 600
                            Boca Raton, Florida 33432

                       STATEMENT OF ADDITIONAL INFORMATION

                                 --------------
                                 April 30, 2002

         Ivy Fund (the "Trust") is an open-end management investment company that currently consists of sixteen portfolios, each of which is diversified.
This Statement of Additional Information ("SAI") relates to the Class A, B, C and Advisor Class shares of the eight Funds listed above, and to the Class I shares of Ivy European Opportunities Fund, Ivy Global Science & Technology Fund,
Ivy International Small Companies Fund, and Ivy International Value Fund (each a
"Fund" and, collectively, the "Funds"). The other eight portfolios of the Trust are described in separate prospectuses and SAIs.

         This SAI is not a prospectus and should be read in conjunction with the prospectus for the Funds dated April 30, 2002, as may be supplemented from time to time (the "Prospectus"), which may be obtained upon request and without charge from the Trust at the Distributor's address and telephone number printed below.

         Each Fund's Annual Report to shareholders, dated December 31, 2001
(each an "Annual Report"), is incorporated by reference into this SAI. Each
Fund's Annual Report may be obtained without charge from the Distributor.

                               INVESTMENT MANAGER

                          Ivy Management, Inc. ("IMI")
                      925 South Federal Highway, Suite 600
                            Boca Raton, Florida 33432
                            Telephone: (800) 777-6472

                                   DISTRIBUTOR

                    Ivy Mackenzie Distributors, Inc. ("IMDI")
                      925 South Federal Highway, Suite 600
                            Boca Raton, Florida 33432
                            Telephone: (800) 456-5111

                               INVESTMENT ADVISOR
                     (for Ivy Global Natural Resources Fund)

                     Mackenzie Financial Corporation ("MFC")
                              150 Bloor Street West
                                    Suite 400
                                Toronto, Ontario
                                  CANADA M5S3B5
                            Telephone: (416) 922-5322

                               TABLE OF CONTENTS

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                                       i

                                                                          PAGE
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                                       ii

                               GENERAL INFORMATION

         Each Fund is organized as a separate, diversified portfolio of the
Trust, an open-end management investment company organized as a Massachusetts business trust on December 21, 1983. Ivy Pacific Opportunities Fund commenced operations (Class A and Class B shares) on October 22, 1993; the inception dates for the Fund's Class C and Advisor Class shares were April 30, 1996 and February
10, 1998, respectively. Ivy Developing Markets Fund commenced operations (Class
A and Class B shares) on November 1, 1994; the inception dates for the Fund's
Class C and Advisor Class shares were April 30, 1996 and April 30, 1998, respectively. Ivy European Opportunities Fund commenced operations on May 3,
1999 (all Classes). Ivy Global Fund commenced operations (Class A shares) on
April 18, 1991; the inception dates for the Fund's Class B, Class C and Advisor
Class shares were April 1, 1994, April 30, 1996 and April 30, 1998, respectively. Ivy Global Natural Resources Fund and Ivy International Small
Companies Fund commenced operations on January 1, 1997 (Class A, Class B and
Class C shares); the inception dates for the Funds' Advisor Class shares were
April 8, 1999 and July 1, 1999, respectively. Ivy Global Science & Technology
Fund commenced operations on July 22, 1996 (Class A, Class B and Class C shares); the inception date for the Fund's Advisor Class shares was April 15,
1998. Ivy International Value Fund commenced operations on May 13, 1997 (Class
A, Class B and Class C shares); the inception date for the Fund's Advisor Class shares was February 23, 1998. Each Fund is governed by a Board of Trustees (the
"Board"), responsible for supervision and management of the Fund.

         Descriptions in this SAI of a particular investment practice or technique in which any Fund may engage or a financial instrument which any Fund may purchase are meant to describe the spectrum of investments that IMI, in its discretion, might, but is not required to, use in managing each Fund's portfolio assets. For example, IMI may, in its discretion, at any time employ a given practice, technique or instrument for one or more funds but not for all funds advised by it. It is also possible that certain types of financial instruments or investment techniques described herein may not be available, permissible, economically feasible or effective for their intended purposes in some or all markets, in which case a Fund would not use them. Investors should also be aware that certain practices, techniques, or instruments could, regardless of their relative importance in a Fund's overall investment strategy, from time to time have a material impact on that Fund's performance.

               INVESTMENT OBJECTIVES, STRATEGIES AND RESTRICTIONS

         Each Fund has its own investment objectives and policies, which are described in the Prospectus under the captions "Summary" and "Additional
Information About Strategies and Risks." Descriptions of each Fund's policies, strategies and investment restrictions, as well as additional information regarding the characteristics and risks associated with each Fund's investment techniques, are set forth below.

         Whenever an investment objective, policy or restriction set forth in the Prospectus or this SAI states a maximum percentage of assets that may be invested in any security or other asset or describes a policy regarding quality standards, such percentage limitation or standards shall, unless otherwise indicated, apply to a Fund only at the time a transaction is entered into.
Accordingly, if a percentage limitation is adhered to at the time of investment, a later increase or decrease in the percentage which results from circumstances not involving any affirmative action by a Fund, such as a change in market conditions or a change in a Fund's asset level or other circumstances beyond a
Fund's control, will not be considered a violation.

IVY DEVELOPING MARKETS FUND

         Ivy Developing Markets Fund's principal objective is long-term growth.
Consideration of current income is secondary to this principal objective. In pursuing its objective, the Fund invests primarily in the equity securities of companies that IMI believes will benefit from the economic development and growth of emerging markets. The Fund considers countries having emerging markets to be those that (i) are generally considered to be "developing" or "emerging"
by the World Bank and the International Finance Corporation, or (ii) are
classified by the United Nations (or otherwise regarded by their authorities) as
"emerging." Under normal market conditions, the Fund invests at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities
(including common stock, preferred stock and securities convertible into common stock) debt obligations, warrants, options (subject to the restrictions set forth below), rights, and sponsored or unsponsored ADRs, GDRs, ADSs and GDSs that are listed on stock exchanges or traded over-the-counter of companies that are located in, or expected to profit from, countries whose markets are generally viewed as "developing" or "emerging" by the World Bank and the
International Finance Corporation, or classified as "emerging" by the United
Nations.

         The Fund normally invests its assets in the securities of issuers located in at least three emerging market countries, and may invest 25% or more of its total assets in the securities of issuers located in any one country.
IMI's determination as to whether a company qualifies as an Emerging Market growth company is based primarily on information contained in financial statements, reports, analyses and other pertinent information (some of which may be obtained directly from the company).

         For purposes of capital appreciation, Ivy Developing Markets Fund may invest up to 35% of its total assets in (i) debt securities of government or corporate issuers in emerging market countries, (ii) equity and debt securities of issuers in developed countries (including the United States), and (iii) cash or cash equivalents such as bank obligations (including certificates of deposit and bankers' acceptances), commercial paper, short-term notes and repurchase agreements. For temporary defensive purposes, the Fund may invest without limit in such instruments. The Fund may also invest in zero coupon bonds and purchase securities on a "when-issued" or firm commitment basis.

         The Fund will not invest more than 20% of its total assets in debt securities rated Ba or lower by Moody's or BB or lower by S&P, or if unrated, considered by IMI to be of comparable quality (commonly referred to as "high yield" or "junk" bonds). The Fund will not invest in debt securities rated less than C by either Moody's or S&P.

         For temporary or emergency purposes, the Fund may borrow from banks in accordance with the provisions of the Investment Company Act of 1940, as amended, (the "1940 Act"), but may not purchase securities at any time during which the value of the Fund's outstanding loans exceeds 10% of the value of the
Fund's total assets. The Fund may engage in foreign currency exchange transactions and enter into forward foreign currency contracts. The Fund may also invest in other investment companies in accordance with the provisions of the 1940 Act, and up to 15% of its net assets in illiquid securities.

         The Fund may purchase put and call options on securities and stock indices, provided the premium paid for such options does not exceed 5% of the
Fund's net assets. The Fund may also sell covered put options with respect to up to 10% of the value of its net assets, and may write covered call options so long as not more than 25% of the Fund's net assets are subject to being purchased upon the exercise of the calls. For hedging purposes only, the Fund may engage in transactions in (and options on) stock index and foreign currency futures contracts, provided that the Fund's equivalent exposure in such contracts does not exceed 15% of its total assets.

INVESTMENT RESTRICTIONS FOR IVY DEVELOPING MARKETS FUND

         Ivy Developing Markets Fund's investment objectives as set forth in the
"Summary" section of the Prospectus, together with the investment restrictions set forth below, are fundamental policies of the Fund and may not be changed without the approval of a majority (as defined in the 1940 Act) of the outstanding voting shares of the Fund. The Fund has adopted the following fundamental investment restrictions:

         (i)      The Fund has elected to be classified as a diversified series of an open-end investment company.

         (ii)     The Fund will not borrow money, except as permitted under the
                  1940 Act, as interpreted or modified by regulatory authority having jurisdiction, from time to time.

         (iii)    The Fund will not issue senior securities, except as permitted under the 1940 Act, as interpreted or modified by regulatory authority having jurisdiction, from time to time.

         (iv)     The Fund will not engage in the business of underwriting
                  securities issued by others, except to the extent that the
                  Fund may be deemed to be an underwriter in connection with the disposition of portfolio securities.

         (v)      The Fund will not purchase or sell real estate (which term does not include securities of companies that deal in real estate or mortgages or investments secured by real estate or interests therein), except that the Fund may hold and sell real estate acquired as a result of the Fund's ownership of securities.

         (vi)     The Fund will not purchase physical commodities or contracts relating to physical commodities, although the Fund may invest in commodities futures contracts and options thereon to the extent permitted by the Prospectus and this SAI.

         (vii)    The Fund will not make loans to other persons, except (a)
                  loans of portfolio securities, and (b) to the extent that
                  entry into repurchase agreements and the purchase of debt

                  instruments or interests in indebtedness in accordance with the Fund's investment objective and policies may be deemed to be loans.

         (viii)   The Fund will not concentrate its investments in a particular industry, as the term "concentrate" is interpreted in
                  connection with the Investment Company Act of 1940, as
                  amended, and as interpreted or modified by regulatory
                  authority having jurisdiction, from time to time.

ADDITIONAL RESTRICTIONS FOR IVY DEVELOPING MARKETS FUND

         Unless otherwise indicated, Ivy Developing Markets Fund has adopted the following additional restrictions, which are not fundamental and which may be changed without shareholder approval to the extent permitted by applicable law, regulation or regulatory policy. Under these restrictions, the Fund may not:

         (i)      invest in oil, gas or other mineral leases or exploration or development programs;

         (ii)     invest in companies for the purpose of exercising control of management;

         (iii)    invest more than 5% of its total assets in warrants, valued at the lower of cost or market, or more than 2% of its total
                  assets in warrants, so valued, which are not listed on either the New York or American Stock Exchanges;

         (iv)     purchase securities of other investment companies, except in connection with a merger, consolidation or sale of assets, and except that it may purchase shares of other investment
                  companies subject to such restrictions as may be imposed by the Investment Company Act of 1940 and rules thereunder;

         (v)      invest more than 15% of its net assets taken at market value at the time of investment in "illiquid securities." Illiquid securities may include securities subject to legal or
                  contractual restrictions on resale (including private
                  placements), repurchase agreements maturing in more than seven days, certain options traded over the counter that the Fund has purchased, securities being used to cover certain options that the Fund has written, securities for which market
                  quotations are not readily available, or other securities
                  which legally or in IMI's opinion, subject to the Board's
                  supervision, may be deemed illiquid, but shall not include any instrument that, due to the existence of a trading market, to the Fund's compliance with certain conditions intended to
                  provide liquidity, or to other factors, is liquid;

         (vi)     borrow money, except for temporary or emergency purposes. The
                  Fund may not purchase securities at any time during which the value of the Fund's outstanding loans exceeds 10% of the value of the Fund's total assets;

         (vii)    purchase securities on margin;

         (viii)   sell securities short except for short sales "against the
                  box"; or

         (ix)     purchase from or sell to any of its officers or trustees, or firms of which any of them are members or which they control, any securities (other than capital stock of the Fund), but such persons or firms may act a brokers for the Fund for
                  customary commissions to the extent permitted by the 1940 Act.

         Under the 1940 Act, the Fund is permitted, subject to the above investment restrictions, to borrow money only from banks. The Trust has no current intention of borrowing amounts in excess of 5% of the Fund's assets. The
Fund will continue to interpret fundamental investment restrictions (v) to prohibit investment in real estate limited partnership interests; this restriction shall not, however, prohibit investment in readily marketable securities of companies that invest in real estate or interests therein, including real estate investment trusts.

IVY EUROPEAN OPPORTUNITIES FUND

         The Fund's investment objective is long-term capital growth by investing in the securities markets of Europe. The Fund's subadvisor, Henderson
Investment Management Limited ("Henderson"), will invest the Fund's assets in the securities of European companies, including those companies operating in the emerging markets of Europe and small capitalization companies operating in the developed markets of Europe. The Fund may also invest in larger capitalization
European companies and European companies which have been subject to special circumstances, e.g., privatized companies or companies which provide exceptional value. Although the majority of the Fund's assets will be invested in equity securities, the Fund may also invest in cash, short-term or long-term fixed income securities issued by corporations and governments of Europe if considered appropriate in relation to the then current economic or market conditions in any country. Investments made by the Fund may include securities issued pursuant to initial public offerings ("IPO").

         The Fund seeks to achieve its investment objective by investing primarily in the equity securities of companies domiciled or otherwise doing business (as described below) in European countries. Under normal circumstances, the Fund will invest at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in equity securities (including common stock, preferred stock and securities convertible into common stock) of European companies, which include (a) large European companies, or European companies of any size that provide special investment opportunities (such as privatized companies, those providing exceptional value, or those engaged in initial public offerings); (b) small and mid-capitalization companies in the more developed markets of Europe; and (c) companies operating in Europe's emerging markets. The
Fund may engage in short-term trading. The Fund may also invest in sponsored or unsponsored ADRs, EDRs, GDRs, ADSs, EDSs and GDSs. The Fund does not expect to concentrate its investments in any particular industry.

         The Fund may invest up to 35% of its net assets in debt securities, but will not invest more than 20% of its net assets in debt securities rated Ba or below by Moody's or BB or below by S&P or, if unrated, considered by Henderson to be of comparable quality (commonly referred to as "high yield" or "junk"
bonds). The Fund will not invest in debt securities rated less than C by either
Moody's or S&P. The Fund may purchase Brady Bonds and other sovereign debt of countries that have restructured or are in the process of restructuring their sovereign debt. The Fund may also purchase securities on a "when-issued" or firm commitment basis, engage in foreign currency exchange transactions and enter into forward foreign currency contracts. In addition, the Fund may invest up to
5% of its net assets in zero coupon bonds.

         For temporary defensive purposes or when Henderson believes that circumstances warrant, the Fund may invest without limit in U.S. Government securities, investment grade debt securities (i.e., those rated Baa or higher by
Moody's or BBB or higher by S&P or, if unrated, considered by Henderson to be of comparable quality), warrants, and cash or cash equivalents such as domestic or foreign bank obligations (including certificates of deposit, time deposits and bankers' acceptances), short-term notes, repurchase agreements, and domestic or foreign commercial paper.

         The Fund may borrow money in accordance with the provisions of the 1940
Act. The Fund may also invest in other investment companies in accordance with the provisions of the 1940 Act, and may invest up to 15% of its net assets in illiquid securities.

         For hedging purposes, the Fund may purchase put and call options on securities and stock indices, provided the premium paid for such options does not exceed 5% of the Fund's net assets. The Fund may also sell covered put options with respect to up to 10% of the value of its net assets, and may write covered call options so long as not more than 25% of the Fund's net assets are subject to being purchased upon the exercise of the calls.

         For hedging purposes only, the Fund may engage in transactions in (and options on) stock index, interest rate and foreign currency futures contracts, provided that the Fund's equivalent exposure in such contracts does not exceed
15% of its total assets. The Fund may also write or buy straddles or spreads.

INVESTMENT RESTRICTIONS FOR IVY EUROPEAN OPPORTUNITIES FUND

         Ivy European Opportunities Fund's investment objective, as set forth in the Prospectus under "Investment Objective and Policies," and the investment restrictions set forth below are fundamental policies of the Fund and may not be changed with respect to the approval of a majority (as defined in the 1940 Act)
of the outstanding voting shares of the Fund. The Fund has adopted the following fundamental investment restrictions:

         (i)      The Fund has elected to be classified as a diversified series of an open-end investment company.

         (ii)     The Fund will not borrow money, except as permitted under the
                  Investment Company Act of 1940, as amended, and as interpreted or modified by regulatory authority having jurisdiction, from time to time.

         (iii)    The Fund will not issue senior securities, except as permitted under the Investment Company Act of 1940, as amended, and as interpreted or modified by regulatory authority having
                  jurisdiction, from time to time.

         (iv)     The Fund will not engage in the business of underwriting
                  securities issued by others, except to the extent that the
                  Fund may be deemed to be an underwriter in connection with the disposition of portfolio securities.

         (v)      The Fund will not purchase or sell real estate (which term does not include securities of companies that deal in real estate or mortgages or investments secured by real estate or interests therein), except that the Fund may hold and sell real estate acquired as a result of the Fund's ownership of securities.

         (vi)     The Fund will not purchase physical commodities or contracts relating to physical commodities, although the Fund may invest in commodities futures contracts and options thereon to the extent permitted by the Prospectus and this SAI.

         (vii)    The Fund will not make loans to other persons, except (a)
                  loans of portfolio securities, and (b) to the extent that
                  entry into repurchase agreements and the purchase of debt
                  instruments or interests in indebtedness in accordance with the Fund's investment objective and policies may be deemed to be loans.

         (viii)   The Fund will not concentrate its investments in a particular industry, as the term "concentrate" is interpreted in
                  connection with the Investment Company Act of 1940, as
                  amended, and as interpreted or modified by regulatory
                  authority having jurisdiction, from time to time.

ADDITIONAL RESTRICTIONS FOR IVY EUROPEAN OPPORTUNITIES FUND

         Ivy European Opportunities Fund has adopted the following additional restrictions, which are not fundamental and which may be changed without shareholder approval, to the extent permitted by applicable law, regulation or regulatory policy. Under these restrictions, the Fund may not:

         (i)      invest more than 15% of its net assets taken at market value at the time of investment in "illiquid securities." Illiquid securities may include securities subject to legal or
                  contractual restrictions on resale (including private
                  placements), repurchase agreements maturing in more than seven days, certain options traded over the counter that the Fund has purchased, securities being used to cover certain options that the Fund has written, securities for which market
                  quotations are not readily available, or other securities
                  which legally or in the subadvisor's opinion, subject to the
                  Board's supervision, may be deemed illiquid, but shall not include any instrument that, due to the existence of a trading market or to other factors, is liquid;

         (ii)     purchase securities of other investment companies, except in connection with a merger, consolidation or sale of assets, and except that it may purchase shares of other investment
                  companies subject to such restrictions as may be imposed by the 1940 Act and rules thereunder;

         (iii)    purchase or sell real estate limited partnership interests;

         (iv)     sell securities short, except for short sales "against the box";

         (v)      participate on a joint or a joint and several basis in any trading account in securities. The "bunching" of orders of the
                  Fund and of other accounts under the investment management of the Fund's subadvisor for the sale or purchase of portfolio securities shall not be considered participation in a joint securities trading account;

         (vi)     purchase securities on margin, except such short-term credits as are necessary for the clearance of transactions, but the
                  Fund may make margin deposits in connection with transactions in options, futures and options on futures;

         (vii)    make investments in securities for the purpose of exercising control over or management of the issuer; or

         (viii)   invest in interests in oil, gas and/or mineral exploration or development programs (other than securities of companies that invest in or sponsor such programs).

IVY GLOBAL FUND

         Ivy Global Fund seeks long-term capital growth through a flexible policy of investing in stocks and debt obligations of companies and governments of any nation. Any income realized will be incidental. Under normal conditions, the Fund will invest at least 65% of its total assets in the common stock of companies throughout the world, with at least three different countries (one of which may be the United States) represented in the Fund's overall portfolio holdings. Although the Fund generally invests in common stock, it may also invest in preferred stock, sponsored or unsponsored ADRs, GDRs, ADSs and GDSs, and investment-grade debt securities (i.e., those rated Baa or higher by Moody's or BBB or higher by S&P, or if unrated, considered by IMI to be of comparable quality), including corporate bonds, notes, debentures, convertible bonds and zero coupon bonds.

         The Fund may invest up to 35% of its net assets in debt securities rated Ba or below by Moody's or BB or below by S&P, or if unrated, considered by
IMI to be of comparable quality (commonly referred to as "high yield" or "junk"
bonds). The Fund will not invest in debt securities rated less than C by either
Moody's or S&P.

         The Fund may invest in equity real estate investment trusts, warrants, and securities issued on a "when-issued" or firm commitment basis, and may engage in foreign currency exchange transactions and enter into forward foreign currency contracts. The Fund may also invest in other investment companies in accordance with the provisions of the 1940 Act, and may invest up to 15% of its net assets in illiquid securities. The Fund may not invest more than 5% of its total assets in restricted securities.

         For temporary defensive purposes and during periods when IMI believes that circumstances warrant, Ivy Global Fund may invest without limit in U.S.
Government securities, obligations issued by domestic or foreign banks
(including certificates of deposit, time deposits and bankers' acceptances), and domestic or foreign commercial paper (which, if issued by a corporation, must be rated Prime-1 by Moody's or A-1 by S&P, or if unrated has been issued by a company that at the time of investment has an outstanding debt issue rated Aaa or Aa by Moody's or AAA or AA by S&P). The Fund may also enter into repurchase agreements, and, for temporary or emergency purposes, may borrow up to 10% of the value of its total assets from banks.

         The Fund may purchase put and call options on securities and stock indices, provided the premium paid for such options does not exceed 10% of the
Fund's net assets. The Fund may also sell covered put options with respect to up to 50% of the value of its net assets, and may write covered call options so long as not more than 20% of the Fund's net assets are subject to being purchased upon the exercise of the calls. The Fund may also write and buy straddles and spreads. For hedging purposes only, the Fund may engage in transactions in (and options on) stock index and foreign currency futures contracts, provided that the Fund's equivalent exposure in such contracts does not exceed 20% of its total assets.

INVESTMENT RESTRICTIONS FOR IVY GLOBAL FUND

         Ivy Global Fund's investment objectives as set forth in the "Summary"
section of the Prospectus, together with the investment restrictions set forth below, are fundamental policies of the Fund and may not be changed without the approval of a majority of the outstanding voting shares of the Fund. The Fund has adopted the following fundamental investment restrictions:

         (i)      The Fund has elected to be classified as a diversified series of an open-end investment company.

         (ii)     The Fund will not borrow money, except as permitted under the
                  1940 Act, as interpreted or modified by regulatory authority having jurisdiction, from time to time.

         (iii)    The Fund will not issue senior securities, except as permitted under the 1940 Act, as interpreted or modified by regulatory authority having jurisdiction, from time to time.

         (iv)     The Fund will not engage in the business of underwriting
                  securities issued by others, except to the extent that the
                  Fund may be deemed to be an underwriter in connection with the disposition of portfolio securities.

         (v)      The Fund will not purchase or sell real estate (which term does not include securities of companies that deal in real estate or mortgages or investments secured by real estate or interests therein), except that the Fund may hold and sell real estate acquired as a result of the Fund's ownership of securities.

         (vi)     The Fund will not purchase physical commodities or contracts relating to physical commodities, although the Fund may invest in commodities futures contracts and options thereon to the extent permitted by the Prospectus and this SAI.

         (vii)    The Fund will not make loans to other persons, except (a)
                  loans of portfolio securities, and (b) to the extent that
                  entry into repurchase agreements and the purchase of debt
                  instruments or interests in indebtedness in accordance with the Fund's investment objective and policies may be deemed to be loans.

         (viii)   The Fund will not concentrate its investments in a particular industry, as the term "concentrate" is interpreted in
                  connection with the 1940 Act, as interpreted or modified by regulatory authority having jurisdiction, from time to time.

ADDITIONAL RESTRICTIONS FOR IVY GLOBAL FUND

         Ivy Global Fund has adopted the following additional restrictions, which are not fundamental and which may be changed without shareholder approval, to the extent permitted by applicable law, regulation or regulatory policy.

         Under these restrictions, the Fund may not:

         (i)      purchase or sell real estate limited partnership interests;

         (ii)     purchase or sell interests in oil, gas or mineral leases
                  (other than securities of companies that invest in or sponsor such programs);

         (iii)    invest in oil, gas and/or mineral exploration or development programs;

         (iv)     purchase securities on margin, except such short-term credits as are necessary for the clearance of transactions, but the
                  Fund may make margin deposits in connection with transactions in options, futures and options on futures;

         (v)      make investments in securities for the purpose of exercising control over or management of the issuer;

         (vi)     participate on a joint or a joint and several basis in any trading account in securities. The "bunching" of orders of the
                  Fund and of other accounts under the investment management of
                  IMI for the sale or purchase of portfolio securities shall not be considered participation in a joint securities trading
                  account;

                                       10

         (vii)    borrow amounts in excess of 10% of its total assets, taken at the lower of cost or market value, and then only from banks as a temporary measure for extraordinary or emergency purposes.
                  All borrowings will be repaid before any additional
                  investments are made;

         (viii)   purchase any security if, as a result, the Fund would then have more than 5% of its total assets (taken at current value)
                  invested in securities restricted as to disposition under the
                  U.S. securities laws; or

         (ix)     purchase securities of another investment company, except in connection with a merger, consolidation, reorganization or acquisition of assets, and except that the Fund may invest in securities of other investment companies subject to the
                  restrictions of the 1940 Act and rules thereunder.

         The Fund does not interpret fundamental restriction (v) to prohibit investment in real estate investment trusts.

IVY GLOBAL NATURAL RESOURCES FUND

         Ivy Global Natural Resources Fund's investment objective is long-term growth. Any income realized will be incidental. Under normal conditions, the
Fund invests at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in the equity securities (including common stock, preferred stock and securities convertible into common stock) of companies of any size throughout the world that own, explore or develop natural resources and other basic commodities or supply goods and services to such companies. Under this investment policy, at least three different countries (one of which may be the United States) will be represented in the Fund's overall portfolio holdings.
"Natural resources" generally include precious metals (such as gold, silver and platinum), ferrous and nonferrous metals (such as iron, aluminum and copper), strategic metals (such as uranium and titanium), coal, oil, natural gases, timber, undeveloped real property and agricultural commodities. Although the
Fund generally invests in common stock, it may also invest in preferred stock, securities convertible into common stock and sponsored or unsponsored ADRs,
GDRs, ADSs and GDSs. The Fund may also invest directly in precious metals and other physical commodities.

         The Fund's investment advisor is MFC. In selecting the Fund's investments, MFC will seek to identify securities of companies that, in MFC's opinion, appear to be undervalued relative to the value of the companies'
natural resource holdings.

         MFC believes that certain political and economic changes in the global environment in recent years have had and will continue to have a profound effect on global supply and demand of natural resources, and that rising demand from developing markets and new sources of supply should create attractive investment opportunities. In selecting the Fund's investments, MFC will seek to identify securities of companies that, in MFC's opinion, appear to be undervalued relative to the value of the companies' natural resource holdings.

         For temporary defensive purposes, Ivy Global Natural Resources Fund may invest without limit in cash or cash equivalents, such as bank obligations
(including certificates of deposit and bankers' acceptances), commercial paper, short-term notes and repurchase agreements. For temporary or emergency purposes, the Fund may borrow from banks in accordance with the provisions of the 1940

                                       11

Act, but may not purchase securities at any time during which the value of the
Fund's outstanding loans exceeds 10% of the value of the Fund's total assets.
The Fund may engage in foreign currency exchange transactions and enter into forward foreign currency contracts. The Fund may also invest in other investment companies in accordance with the provisions of the 1940 Act, and may invest up to 15% of its net assets in illiquid securities.

         For hedging purposes only, the Fund may engage in transactions in (and options on) foreign currency futures contracts, provided that the Fund's equivalent exposure in such contracts does not exceed 15% of its total assets.
The Fund may also write or buy puts, calls, straddles or spreads.

INVESTMENT RESTRICTIONS FOR IVY GLOBAL NATURAL RESOURCES FUND

         Ivy Global Natural Resources Fund's investment objectives as set forth in the "Summary" section of the Prospectus, together with the investment restrictions set forth below, are fundamental policies of the Fund and may not be changed without the approval of a majority of the outstanding voting shares of the Fund. The Fund has adopted the following fundamental investment restrictions:

         (i)      The Fund has elected to be classified as a diversified series of an open-end investment company.

         (ii)     The Fund will not borrow money, except as permitted under the
                  Investment Company Act of 1940, as amended, and as interpreted or modified by regulatory authority having jurisdiction, from time to time.

         (iii)    The Fund will not issue senior securities, except as permitted under the Investment Company Act of 1940, as amended, and as interpreted or modified by regulatory authority having
                  jurisdiction, from time to time.

         (iv)     The Fund will not engage in the business of underwriting
                  securities issued by others, except to the extent that the
                  Fund may be deemed to be an underwriter in connection with the disposition of portfolio securities.

         (v)      The Fund will not purchase or sell real estate (which term does not include securities of companies that deal in real estate or mortgages or investments secured by real estate or interests therein), except that the Fund may hold and sell real estate acquired as a result of the Fund's ownership of securities.

         (vi)     The Fund will not purchase physical commodities or contracts relating to physical commodities, although the Fund may invest in (a) commodities futures contracts and options thereon to the extent permitted by the Prospectus and this SAI and (b)
                  commodities relating to natural resources, as described in the
                  Prospectus and this SAI.

                                       12

         (vii)    The Fund will not make loans to other persons, except (a)
                  loans of portfolio securities, and (b) to the extent that
                  entry into repurchase agreements and the purchase of debt
                  instruments or interests in indebtedness in accordance with the Fund's investment objective and policies may be deemed to be loans.

         (viii)   The Fund will not concentrate its investments in a particular industry, as the term "concentrate" is interpreted in
                  connection with the 1940 Act, as interpreted or modified by regulatory authority having jurisdiction, from time to time.

ADDITIONAL RESTRICTIONS FOR IVY GLOBAL NATURAL RESOURCES FUND

         Ivy Global Natural Resources Fund has adopted the following additional restrictions, which are not fundamental and which may be changed without shareholder approval, to the extent permitted by applicable law, regulation or regulatory policy. Under these restrictions, the Fund may not:

         (i)      invest more than 15% of its net assets taken at market value at the time of investment in "illiquid securities." Illiquid securities may include securities subject to legal or
                  contractual restrictions on resale (including private
                  placements), repurchase agreements maturing in more than seven days, certain options traded over the counter that the Fund has purchased, securities being used to cover certain options that the Fund has written, securities for which market
                  quotations are not readily available, or other securities
                  which legally or in IMI's opinion, subject to the Board's
                  supervision, may be deemed illiquid, but shall not include any instrument that, due to the existence of a trading market, to the Fund's compliance with certain conditions intended to
                  provide liquidity, or to other factors, is liquid;

         (ii)     purchase securities of other investment companies, except in connection with a merger, consolidation or sale of assets, and except that it may purchase shares of other investment
                  companies subject to such restrictions as may be imposed by the 1940 Act and rules thereunder;

         (iii)    purchase or sell interests in oil, gas or mineral leases
                  (other than securities of companies that invest in or sponsor such programs);

         (iv)     invest in interests in oil, gas and/or mineral exploration or development programs;

         (v)      sell securities short, except for short sales "against the box;"

         (vi)     borrow money, except for temporary or emergency purposes. The
                  Fund may not purchase securities at any time during which the value of the Fund's outstanding loans exceeds 10% of the value of the Fund's total assets;

                                       13

         (vii)    participate on a joint or a joint and several basis in any trading account in securities. The "bunching" of orders of the
                  Fund and of other accounts under the investment management of the Fund's investment advisor for the sale or purchase of
                  portfolio securities shall not be considered participation in a joint securities trading account;

         (viii)   purchase securities on margin, except such short-term credits as are necessary for the clearance of transactions, but the
                  Fund may make margin deposits in connection with transactions in options, futures and options on futures; or

         (ix)     make investments in securities for the purpose of exercising control over or management of the issuer.

         Under the 1940 Act, the Fund is permitted, subject to its investment restrictions, to borrow money only from banks. The Trust has no current intention of borrowing amounts in excess of 5% of the Fund's assets. The Fund will continue to interpret fundamental investment restriction (v) above to prohibit investment in real estate limited partnership interests; this restriction shall not, however, prohibit investment in readily marketable securities of companies that invest in real estate or interests therein, including real estate investment trusts.

IVY GLOBAL SCIENCE & TECHNOLOGY FUND

         Ivy Global Science & Technology Fund's principal investment objective is long-term capital growth. Any income realized will be incidental. Under normal conditions, the Fund will invest at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in the equity securities
(including common, preferred stock and securities convertible into common stock)
of companies throughout the world that are expected to profit from the development, advancement and use of science and technology. Under this investment policy, at least three different countries (one of which may be the
United States) will be represented in the Fund's overall portfolio holdings.
Industries likely to be represented in the Fund's portfolio include computers and peripheral products, software, electronic components and systems, telecommunications, media and information services, pharmaceuticals, hospital supply and medical devices, biotechnology, environmental services, chemicals and synthetic materials, and defense and aerospace. The Fund may also invest in companies that are expected to benefit indirectly from the commercialization of technological and scientific advances. In recent years, rapid advances in these industries have stimulated unprecedented growth. While this is no guarantee of future performance, IMI believes that these industries offer substantial opportunities for long-term capital appreciation. Investments made by the Fund may include securities issued pursuant to IPOs. The Fund may also engage in short-term trading.

         Although the Fund generally invests in common stock, it may also invest in preferred stock, securities convertible into common stock, sponsored or unsponsored ADRs, GDRs, ADSs and GDSs and investment-grade debt securities
(i.e., those rated Baa or higher by Moody's or BBB or higher by S&P, or if unrated, considered by IMI to be of comparable quality), including corporate bonds, notes, debentures, convertible bonds and zero coupon bonds. The fund may

                                       14

also invest up to 5% of its net assets in debt securities that are rated Ba or below by Moody's or BB or below by S&P, or if unrated, are considered by IMI to be of comparable quality (commonly referred to as "high yield" or "junk" bonds).
The Fund will not invest in debt securities rated less than C by either Moody's or S&P.

         The Fund may invest in warrants, purchase securities on a "when-issued"
or firm commitment basis, engage in foreign currency exchange transactions and enter into forward foreign currency contracts. The Fund may also invest (i) in other investment companies in accordance with the provisions of the 1940 Act and
(ii) up to 15% of its net assets in illiquid securities.

         For temporary defensive purposes and during periods when IMI believes that circumstances warrant, Ivy Global Science & Technology Fund may invest without limit in U.S. Government securities, obligations issued by domestic or foreign banks (including certificates of deposit, time deposits and bankers'
acceptances), and domestic or foreign commercial paper (which, if issued by a corporation, must be rated Prime-1 by Moody's or A-1 by S&P, or if unrated has been issued by a company that at the time of investment has an outstanding debt issue rated Aaa or Aa by Moody's or AAA or AA by S&P). The Fund may also enter into repurchase agreements, and, for temporary or emergency purposes, may borrow up to 10% of the value of its total assets from banks.

         The Fund may purchase put and call options on stock indices and on individual securities, provided the premium paid for such options does not exceed 10% of the value of the Fund's net assets. The Fund may also sell covered put options with respect to up to 50% of the value of its net assets, and may write covered call options so long as not more than 20% of the Fund's net assets are subject to being purchased upon the exercise of the calls. For hedging purposes only, the Fund may engage in transactions in (and options on) stock index and foreign currency futures contracts, provided that the Fund's equivalent exposure in such contracts does not exceed 20% of the value of its total assets.

INVESTMENT RESTRICTIONS FOR IVY GLOBAL SCIENCE & TECHNOLOGY FUND

         Ivy Global Science & Technology Fund's investment objective, as set forth in the "Summary" section of the Prospectus, and the investment restrictions set forth below are fundamental policies of the Fund and may not be changed without the approval of a majority (as defined in the 1940 Act) of the
Fund's outstanding voting shares. The Fund has adopted the following fundamental investment restrictions:

         (i)      The Fund has elected to be classified as a diversified series of an open-end investment company.

         (ii)     The Fund will not borrow money, except as permitted under the
                  1940 Act, as interpreted or modified by regulatory authority having jurisdiction, from time to time.

         (iii)    The Fund will not issue senior securities, except as permitted under the 1940 Act, as interpreted or modified by regulatory authority having jurisdiction, from time to time.

                                       15

         (iv)     The Fund will not engage in the business of underwriting
                  securities issued by others, except to the extent that the
                  Fund may be deemed to be an underwriter in connection with the disposition of portfolio securities.

         (v)      The Fund will not purchase or sell real estate (which term does not include securities of companies that deal in real estate or mortgages or investments secured by real estate or interests therein), except that the Fund may hold and sell real estate acquired as a result of the Fund's ownership of securities.

         (vi)     The Fund will not purchase physical commodities or contracts relating to physical commodities, although the Fund may invest in commodities futures contracts and options thereon to the extent permitted by the Prospectus and this SAI.

         (vii)    The Fund will not make loans to other persons, except (a)
                  loans of portfolio securities, and (b) to the extent that
                  entry into repurchase agreements and the purchase of debt
                  instruments or interests in indebtedness in accordance with the Fund's investment objective and policies may be deemed to be loans.

         (viii)   The Fund will not concentrate its investments in a particular industry, as the term "concentrate" is interpreted in
                  connection with the Investment Company Act of 1940, as
                  amended, and as interpreted or modified by regulatory
                  authority having jurisdiction, from time to time.

ADDITIONAL RESTRICTIONS FOR IVY GLOBAL SCIENCE & TECHNOLOGY FUND

         Ivy Global Science & Technology Fund has adopted the following additional restrictions, which are not fundamental and which may be changed without shareholder approval to the extent permitted by applicable law, regulation or regulatory policy. Under these restrictions, the Fund may not:

         (i)      invest in oil, gas or other mineral leases or exploration or development programs;

         (ii)     invest in companies for the purpose of exercising control or management;

         (iii)    invest more than 5% of its total assets in warrants, valued at the lower of cost or market, or more than 2% of its total
                  assets in warrants, so valued, which are not listed on either the New York or American Stock Exchanges;

         (iv)     invest more than 15% of its net assets taken at market value at the time of investment in "illiquid securities." Illiquid securities may include securities subject to legal or
                  contractual restrictions on resale (including private
                  placements), repurchase agreements maturing in more than seven days, certain options traded over the counter that the Fund

                                       16

                  has purchased, securities being used to cover certain options that a Fund has written, securities for which market
                  quotations are not readily available, or other securities
                  which legally or in IMI's opinion, subject to the Board's
                  supervision, may be deemed illiquid, but shall not include any instrument that, due to the existence of a trading market, to the Fund's compliance with certain conditions intended to
                  provide liquidity, or to other factors, is liquid;

         (v)      borrow amounts in excess of 10% of its total assets, taken at the lower of cost or market value, and then only from banks as a temporary measure for emergency purposes.

         (vi)     purchase securities on margin;

         (vii)    sell securities short, except for short sales "against the box"; or

         (viii)   purchase from or sell to any of its officers or trustees, or firms of which any of them are members or which they control, any securities (other than capital stock of the Fund), but such persons or firms may act as brokers for the Fund for
                  customary commissions to the extent permitted by the 1940 Act.

         Under the 1940 Act, the Fund is permitted, subject to the above investment restrictions, to borrow money only from banks. The Trust has no current intention of borrowing amounts in excess of 5% of the Fund's assets. The
Fund will continue to interpret fundamental investment restriction (v) to prohibit investment in real estate limited partnership interests; this restriction shall not, however, prohibit investment in readily marketable securities of companies that invest in real estate or interests therein, including real estate investment trusts.

IVY INTERNATIONAL SMALL COMPANIES FUND

         Ivy International Small Companies Fund's principal investment objective is long-term growth primarily through investment in foreign equity securities.
Consideration of current income is secondary to this principal objective. Under normal circumstances the Fund's sub-advisor, Henderson Investment Management
Limited ("Henderson") will invest at least 80% of the Fund's net assets, plus the amount of any borrowings for investment purposes, in the equity securities
(including common stock, preferred stock and securities convertible into common stocks) of foreign issuers having total market capitalization of less than $2 billion at initial purchase. Under this investment policy, at least three different countries (other than the United States) will be represented in the
Fund's overall portfolio holdings. For temporary defensive purposes, the Fund may also invest in equity securities principally traded in the United States.
The Fund will invest its assets in a variety of economic sectors, industry segments and individual securities in order to reduce the effects of price volatility in any area and to enable shareholders to participate in markets that

                                       17

do not necessarily move in concert with the U.S. market. The factors that
Henderson considers in determining the appropriate distribution of investments among various countries and regions include: prospects for relative economic growth, expected levels of inflation, government policies influencing business conditions and the outlook for currency relationships. Individual securities are selected based largely on prospects for earnings growth. The Fund may purchase securities issued pursuant to IPOs. The Fund may engage in short-term trading.

         When economic or market conditions warrant, the Fund may invest without limit in U.S. Government securities, investment-grade debt securities, zero coupon bonds, preferred stocks, warrants, or cash or cash equivalents such as bank obligations (including certificates of deposit and bankers' acceptances), commercial paper, short-term notes and repurchase agreements. The Fund may also invest up to 5% of its net assets in debt securities rated Ba or below by
Moody's or BB or below by S&P, or if unrated, are considered by Henderson to be of comparable quality (commonly referred to as "high yield" or "junk" bonds).
The Fund will not invest in debt securities rated less than C by either Moody's or S&P.

         For temporary or emergency purposes, Ivy International Small Companies
Fund may borrow from banks in accordance with the provisions of the 1940 Act, but may not purchase securities at any time during which the value of the Fund's outstanding loans exceeds 10% of the value of the Fund's assets. The Fund may engage in foreign currency exchange transactions and enter into forward foreign currency contracts. The Fund may also invest in other investment companies in accordance with the provisions of the 1940 Act, and may invest up to 15% of its net assets in illiquid securities.

         The Fund may purchase put and call options on securities and stock indices, provided the premium paid for such options does not exceed 5% of the
Fund's net assets. The Fund may also sell covered put options with respect to up to 10% of the value of its net assets, and may write covered call options so long as not more than 25% of the Fund's net assets are subject to being purchased upon the exercise of the calls. For hedging purposes only, the Fund may engage in transactions in stock index and foreign currency futures contracts, provided that the Fund's equivalent exposure in such contracts does not exceed 15% of its total assets. The Fund may also write or buy straddles or spreads.

INVESTMENT RESTRICTIONS FOR IVY INTERNATIONAL SMALL COMPANIES FUND

         Ivy International Small Companies Fund's investment objectives as set forth in the "Summary" section of the Prospectus, together with the investment restrictions set forth below, are fundamental policies of the Fund and may not be changed without the approval of a majority of the outstanding voting shares of the Fund. The Fund has adopted the following fundamental investment restrictions:

         (i)      The Fund has elected to be classified as a diversified series of an open-end investment company.

         (ii)     The Fund will not borrow money, except as permitted under the
                  1940 Act, as interpreted or modified by regulatory authority having jurisdiction, from time to time.

         (iii)    The Fund will not issue senior securities, except as permitted under the 1940 Act, as interpreted or modified by regulatory authority having jurisdiction, from time to time.

                                       18

         (iv)     The Fund will not engage in the business of underwriting
                  securities issued by others, except to the extent that the
                  Fund may be deemed to be an underwriter in connection with the disposition of portfolio securities.

         (v)      The Fund will not purchase or sell real estate (which term does not include securities of companies that deal in real estate or mortgages or investments secured by real estate or interests therein), except that the Fund may hold and sell real estate acquired as a result of the Fund's ownership of securities.

         (vi)     The Fund will not purchase physical commodities or contracts relating to physical commodities, although the Fund may invest in commodities futures contracts and options thereon to the extent permitted by the Prospectus and this SAI.

         (vii)    The Fund will not make loans to other persons, except (a)
                  loans of portfolio securities, and (b) to the extent that
                  entry into repurchase agreements and the purchase of debt
                  instruments or interests in indebtedness in accordance with the Fund's investment objective and policies may be deemed to be loans.

         (viii)   The Fund will not concentrate its investments in a particular industry, as the term "concentrate" is interpreted in
                  connection with the Investment Company Act of 1940, as
                  amended, and as interpreted or modified by regulatory
                  authority having jurisdiction, from time to time.

ADDITIONAL RESTRICTIONS FOR IVY INTERNATIONAL SMALL COMPANIES FUND

         Ivy International Small Companies Fund has adopted the following additional restrictions, which are not fundamental and which may be changed without shareholder approval, to the extent permitted by applicable law, regulation or regulatory policy.

         Under these restrictions, the Fund may not:

         (i)      purchase or sell real estate limited partnership interests;

         (ii)     purchase or sell interests in oil, gas and mineral leases
                  (other than securities of companies that invest in or sponsor such programs);

         (iii)    invest in oil, gas and/or mineral exploration or development programs;

         (iv)     invest more than 15% of its net assets taken at market value at the time of the investment in "illiquid securities."
                  Illiquid securities may include securities subject to legal or contractual restrictions on resale (including private
                  placements), repurchase agreements maturing in more than seven days, certain options traded over the counter that the Fund has purchased, securities being used to cover certain options that the Fund has written, securities for which market
                  quotations are not readily available, or other securities

                                       19

                  which legally or in IMI's opinion, subject to the Board's
                  supervision, may be deemed illiquid, but shall not include any instrument that, due to the existence of a trading market, to the Fund's compliance with certain conditions intended to
                  provide liquidity, or to other factors, is liquid;

         (v)      borrow money, except for temporary or emergency purposes. The
                  Fund may not purchase securities at any time during which the value of the Fund's outstanding loans exceeds 10% of the value of the Fund's total assets;

         (vi)     purchase securities of other investment companies, except in connection with a merger, consolidation or sale of assets, and except that the Fund may purchase shares of other investment companies subject to such restrictions as may be imposed by the 1940 Act and rules thereunder;

         (vii)    sell securities short, except for short sales "against the box;"

         (viii)   participate on a joint or a joint and several basis in any trading account in securities. The "bunching" of orders of the
                  Fund and of other accounts under the investment management of the Fund's investment advisor for the sale or purchase of
                  portfolio securities shall not be considered participation in a joint securities trading account;

         (ix)     make investments in securities for the purpose of exercising control over or management of the issuer; or

         (x)      purchase securities on margin, except such short-term credits as are necessary for the clearance of transactions, but the
                  Fund may make margin deposits in connection with transactions in options, futures and options on futures.

IVY INTERNATIONAL VALUE FUND

         Ivy International Value Fund's principal investment objective is long-term capital growth primarily through investment in equity securities.
Consideration of current income is secondary to this principal objective. It is anticipated that at least 65% of the Fund's total assets will be invested in common stocks (and securities convertible into common stocks) principally traded in European, Pacific Basin and Latin American markets. Under this investment policy, at least three different countries (other than the United States) will be represented in the Fund's overall portfolio holdings. For temporary defensive purposes, the Fund may also invest in equity securities principally traded in
U.S. markets. IMI, the Fund's investment manager, invests the Fund's assets in a variety of economic sectors, industry segments and individual securities in order to reduce the effects of price volatility in any one area and to enable shareholders to participate in markets that do not necessarily move in concert with U.S. markets. IMI seeks to identify rapidly expanding foreign economies, and then searches out growing industries and corporations, focusing on companies

                                       20

with established records. Individual securities are selected based on value indicators, such as a low price-earnings ratio, and are reviewed for fundamental financial strength. Companies in which investments are made will generally have at least $1 billion in capitalization and a solid history of operations.

         When economic or market conditions warrant, the Fund may invest without limit in U.S. Government securities, investment-grade debt securities (i.e., those rated Baa or higher by Moody's or BBB or higher by S&P, or if unrated, considered by IMI to be of comparable quality), preferred stocks, sponsored or unsponsored ADRs, GDRs, ADSs and GDSs, warrants, or cash or cash equivalents such as bank obligations (including certificates of deposit and bankers'
acceptances), commercial paper, short-term notes and repurchase agreements. For temporary or emergency purposes, the Fund may borrow up to 10% of the value of its total assets from banks. The Fund may also purchase securities on a
"when-issued" or firm commitment basis, and may engage in foreign currency exchange transactions and enter into forward foreign currency contracts. The
Fund may also invest in other investment companies in accordance with the provisions of the 1940 Act and up to 15% of its net assets in illiquid securities.

         The Fund may purchase put and call options on securities and stock indices, provided the premium paid for such options does not exceed 5% of the
Fund's net assets. The Fund may also sell covered put options with respect to up to 10% of the value of its net assets, and may write covered call options so long as not more than 25% of the Fund's net assets are subject to being purchased upon the exercise of the calls. For hedging purposes only, the Fund may engage in transactions in (and options on) stock index and foreign currency futures contracts, provided that the Fund's equivalent exposure in such contracts does not exceed 15% of its total assets.

INVESTMENT RESTRICTIONS FOR IVY INTERNATIONAL VALUE FUND

         Ivy International Value Fund's investment objectives as set forth in the "Summary" section of the Prospectus, together with the investment restrictions set forth below, are fundamental policies of the Fund and may not be changed without the approval of a majority of the outstanding voting shares of the Fund. The Fund has adopted the following fundamental investment restrictions:

         (i)      The Fund has elected to be classified as a diversified series of an open-end investment company.

         (ii)     The Fund will not borrow money, except as permitted under the
                  Investment Company Act of 1940, as amended, and as interpreted or modified by regulatory authority having jurisdiction, from time to time.

         (iii)    The Fund will not issue senior securities, except as permitted under the Investment Company Act of 1940, as amended, and as interpreted or modified by regulatory authority having
                  jurisdiction, from time to time.

         (iv)     The Fund will not engage in the business of underwriting
                  securities issued by others, except to the extent that the
                  Fund may be deemed to be an underwriter in connection with the disposition of portfolio securities.

         (v)      The Fund will not purchase or sell real estate (which term does not include securities of companies that deal in real estate or mortgages or investments secured by real estate or

                                       21

                  interests therein), except that the Fund may hold and sell real estate acquired as a result of the Fund's ownership of securities.

         (vi)     The Fund will not purchase physical commodities or contracts relating to physical commodities, although the Fund may invest in commodities futures contracts and options thereon to the extent permitted by the Prospectus and this SAI.

         (vii)    The Fund will not make loans to other persons, except (a)
                  loans of portfolio securities, and (b) to the extent that
                  entry into repurchase agreements and the purchase of debt
                  instruments or interests in indebtedness in accordance with the Fund's investment objective and policies may be deemed to be loans.

         (viii)   The Fund will not concentrate its investments in a particular industry, as the term "concentrate" is interpreted in
                  connection with the 1940 Act, as interpreted or modified by regulatory authority having jurisdiction, from time to time.

ADDITIONAL RESTRICTIONS FOR IVY INTERNATIONAL VALUE FUND

         Ivy International Value Fund has adopted the following additional restrictions, which are not fundamental and which may be changed without shareholder approval, to the extent permitted by applicable law, regulation or regulatory policy.

         Under these restrictions, the Fund may not:

         (i)      invest in oil, gas or other mineral leases or exploration or development programs;

         (ii)     invest in companies for the purpose of exercising control of management;

         (iii)    invest more than 5% of its total assets in warrants, valued at the lower of cost or market, or more than 2% of its total
                  assets in warrants, so valued, which are not listed on either the New York or American Stock Exchanges;

         (iv)     sell securities short, except for short sales "against the box;"

         (v)      borrow amounts in excess of 10% of its total assets, taken at the lower of cost or market value, and then only from banks as a temporary measure for emergency purposes.

         (vi)     purchase from or sell to any of its officers or trustees, or firms of which any of them are members or which they control, any securities (other than capital stock of the Fund), but

                                       22

                  such persons or firms may act as brokers for the Fund for
                  customary commissions to the extent permitted by the 1940 Act;

         (vii)    purchase securities on margin, except such short-term credits as are necessary for the clearance of transactions, but the
                  Fund may make margin deposits in connection with transactions in options, futures and options on futures; or

         (viii)   purchase the securities of any other open-end investment
                  company, except as part of a plan of merger or consolidations, and except that the Fund may purchase shares of other
                  investment companies subject to such restrictions as may be imposed by the 1940 Act and rules thereunder.

         Ivy International Value Fund will continue to interpret fundamental investment restriction (v) above to prohibit investment in real estate limited partnership interests; this restriction shall not, however, prohibit investment in readily marketable securities of companies that invest in real estate or interests therein, including real estate investment trusts.

         Under the Investment Company Act of 1940, the Fund is permitted, subject to its investment restrictions, to borrow money only from banks. The
Trust has no current intention of borrowing amounts in excess of 5% of the
Fund's assets.

IVY PACIFIC OPPORTUNITIES FUND

         The Fund's principal investment objective is long-term capital growth.
Consideration of current income is secondary to this principal objective. Under normal circumstances the Fund invests at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in the equity securities
(including common stock, preferred stock and securities convertible into common stock) of companies such as those whose securities are traded mainly on markets in the Pacific region, which for purposes of this SAI is defined to include
Australia, Bangladesh, Brunai, China, Hong Kong, India, Indonesia, Malaysia, New
Zealand, Pakistan, the Philippines, Singapore, Sri Lanka, South Korea, Taiwan,
Thailand and Vietnam. Securities of Pacific region issuers include: (a)
securities of companies organized under the laws of a Pacific region country or whose principal securities trading market is in the Pacific region; (b)
securities that are issued or guaranteed by the government of a Pacific region country, its agencies or instrumentalities, political subdivisions or the country's central bank; (c) securities of a company, wherever organized, where at least 50% of the company's non-current assets, capitalization, gross revenue or profit in any one of the two most recent fiscal years represents (directly or indirectly through subsidiaries) assets or activities located in the Pacific region; and (d) any of the preceding types of securities in the form of depository shares.

         The Fund may participate in markets throughout the Pacific region, and it is expected that the Fund will be invested at all times in at least three
Pacific region countries. Although it is permitted to, the Fund does not currently anticipate investing in Japan. As a fundamental policy, the Fund does not concentrate its investments in any particular industry.

         The Fund may invest up to 35% of its assets in investment-grade debt securities (i.e., those rated in the four highest rating categories used by
Moody's or S&P of government or corporate issuers in emerging market countries,

                                       23

equity securities and investment-grade debt securities of issuers in developed countries (including the United States), warrants, and cash or cash equivalents, such as bank obligations (including certificates of deposit and bankers'
acceptances), commercial paper, short-term notes and repurchase agreements. For temporary defensive purposes, the Fund may invest without limit in such instruments. The Fund may also invest up to 5% of its net assets in zero coupon bonds, and in debt securities rated Ba or below by Moody's or BB or below by
S&P, or if unrated, are considered by IMI to be of comparable quality (commonly referred to as "high yield" or "junk" bonds). The Fund will not invest in debt securities rated less than C by either Moody's or S&P.

         For temporary or emergency purposes, the Fund may borrow from banks in accordance with the provisions of the 1940 Act, but may not purchase securities at any time during which the value of the Fund's outstanding loans exceeds 10%
of the value of the Fund's total assets. The Fund may invest in sponsored or unsponsored American Depository Receipts ("ADRs"), Global Depository Receipts
("GDRs"), American Depository Shares ("ADSs), and Global Depository Shares
("GDSs), warrants, and securities issued on a "when-issued" or firm commitment basis, and may engage in foreign currency exchange transactions and enter into forward foreign currency contracts. The Fund may also invest in other investment companies in accordance with the provisions of the 1940 Act, and up to 15% of its net assets in illiquid securities.

         The Fund may purchase put and call options on securities and stock indices, provided the premium paid for such options does not exceed 5% of the
Fund's net assets. The Fund may also sell covered put options with respect to up to 10% of the value of its net assets, and may write covered call options so long as not more than 25% of the Fund's net assets are subject to being purchased upon the exercise of the calls. The Fund may write or buy straddles or spreads. For hedging purposes only, the Fund may engage in transactions in stock index and foreign currency futures contracts, provided that the Fund's equivalent exposure in such contracts does not exceed 15% of its total assets.

INVESTMENT RESTRICTIONS FOR IVY PACIFIC OPPORTUNITIES FUND

         Ivy Pacific Opportunities Fund's investment objectives as set forth in the "Summary" section of the Prospectus, together with the investment restrictions set forth below, are fundamental policies of the Fund and may not be changed without the approval of a majority (as defined in the 1940 Act) of the outstanding voting shares of the Fund. The Fund has adopted the following fundamental investment restrictions:

         (i)      The Fund has elected to be classified as a diversified series of an open-end investment company.

         (ii)     The Fund will not borrow money, except as permitted under the
                  Investment Company Act of 1940, as amended, and as interpreted or modified by regulatory authority having jurisdiction, from time to time.

         (iii)    The Fund will not issue senior securities, except as permitted under the Investment Company Act of 1940, as amended, and as interpreted or modified by regulatory authority having
                  jurisdiction, from time to time.

                                       24

         (iv)     The Fund will not engage in the business of underwriting
                  securities issued by others, except to the extent that the
                  Fund may be deemed to be an underwriter in connection with the disposition of portfolio securities.

         (v)      The Fund will not purchase or sell real estate (which term does not include securities of companies that deal in real estate or mortgages or investments secured by real estate or interests therein), except that the Fund may hold and sell real estate acquired as a result of the Fund's ownership of securities.

         (vi)     The Fund will not purchase physical commodities or contracts relating to physical commodities, although the Fund may invest in commodities futures contracts and options thereon to the extent permitted by the Prospectus and this SAI.

         (vii)    The Fund will not make loans to other persons, except (a)
                  loans of portfolio securities, and (b) to the extent that
                  entry into repurchase agreements and the purchase of debt
                  instruments or interests in indebtedness in accordance with the Fund's investment objective and policies may be deemed to be loans.

         (viii)   The Fund will not concentrate its investments in a particular industry, as the term "concentrate" is interpreted in
                  connection with the Investment Company Act of 1940, as
                  amended, and as interpreted or modified by regulatory
                  authority having jurisdiction, from time to time.

ADDITIONAL RESTRICTIONS FOR IVY PACIFIC OPPORTUNITIES FUND

         Ivy Pacific Opportunities Fund has adopted the following additional restrictions, which are not fundamental and which may be changed without shareholder approval, to the extent permitted by applicable law, regulation or regulatory policy. Under these restrictions, the Fund may not:

         (i)      invest in oil, gas or other mineral leases or exploration or development programs;

         (ii)     invest in companies for the purpose of exercising control of management;

         (iii)    invest more than 5% of its total assets in warrants, valued at the lower of cost or market, or more than 2% of its total
                  assets in warrants, so valued, which are not listed on either the New York or American Stock Exchanges;

         (iv)     purchase securities of other investment companies, except in connection with a merger, consolidation or sale of assets, and except that it may purchase shares of other investment
                  companies subject to such restrictions as may be imposed by the Investment Company Act of 1940 and rules thereunder;

                                       25

         (v)      invest more than 15% of its net assets taken at market value at the time of the investment in "illiquid securities."
                  Illiquid securities may include securities subject to legal or contractual restrictions on resale (including private
                  placements), repurchase agreements maturing in more than seven days, certain options traded over the counter that the Fund has purchased, securities being used to cover certain options that the Fund has written, securities for which market
                  quotations are not readily available, or other securities
                  which legally or in IMI's opinion, subject to the Board's
                  supervision, may be deemed illiquid, but shall not include any instrument that, due to the existence of a trading market, to the Fund's compliance with certain conditions intended to
                  provide liquidity, or to other factors, is liquid;

         (vi)     borrow money, except for temporary purposes. The Fund may not purchase securities at any time during which the value of the
                  Fund's outstanding loans exceeds 10% of the value of the
                  Fund's total assets;

         (vii)    purchase securities on margin, except such short-term credits as are necessary for the clearance of transactions, but the
                  Fund may make margin deposits in connection with transactions in options, futures and options on futures;

         (viii)   participate on a joint or a joint and several basis in any trading account in securities. The "bunching" of orders of the
                  Fund and of other accounts under the investment management of the Fund's investment advisor for the sale or purchase of
                  portfolio securities shall not be considered participation in a joint securities trading account;

         (ix)     sell securities short, except for short sales "against the box"; or

         (x)      purchase from or sell to any of its officers or trustees, or firms of which any of them are members or which they control, any securities (other than capital stock of the Fund), but such persons or firms may act as brokers for the Fund for
                  customary commissions to the extent permitted by the
                  Investment Company Act of 1940.

                               RISK CONSIDERATIONS

EQUITY SECURITIES

         Equity securities can be issued by companies to raise cash; all equity securities represent a proportionate ownership interest in a company. As a result, the value of equity securities rises and falls with a company's success or failure. The market value of equity securities can fluctuate significantly, with smaller companies being particularly susceptible to price swings.
Transaction costs in smaller company stocks may also be higher than those of larger companies.

                                       26

CONVERTIBLE SECURITIES

         The convertible securities in which each Fund may invest include corporate bonds, notes, debentures, preferred stock and other securities that may be converted or exchanged at a stated or determinable exchange ratio into underlying shares of common stock. Investments in convertible securities can provide income through interest and dividend payments as well as an opportunity for capital appreciation by virtue of their conversion or exchange features.
Because convertible securities can be converted into equity securities, their values will normally vary in some proportion with those of the underlying equity securities. Convertible securities usually provide a higher yield than the underlying equity, however, so that the price decline of a convertible security may sometimes be less substantial than that of the underlying equity security.
The exchange ratio for any particular convertible security may be adjusted from time to time due to stock splits, dividends, spin-offs, other corporate distributions or scheduled changes in the exchange ratio. Convertible debt securities and convertible preferred stocks, until converted, have general characteristics similar to both debt and equity securities. Although to a lesser extent than with debt securities generally, the market value of convertible securities tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline. In addition, because of the conversion or exchange feature, the market value of convertible securities typically changes as the market value of the underlying common stock changes, and, therefore, also tends to follow movements in the general market for equity securities. When the market price of the underlying common stock increases, the price of a convertible security tends to rise as a reflection of the value of the underlying common stock, although typically not as much as the price of the underlying common stock. While no securities investments are without risk, investments in convertible securities generally entail less risk than investments in common stock of the same issuer.

         As debt securities, convertible securities are investments that provide for a stream of income. Like all debt securities, there can be no assurance of income or principal payments because the issuers of the convertible securities may default on their obligations. Convertible securities generally offer lower yields than non-convertible securities of similar quality because of their conversion or exchange features.

         Convertible securities generally are subordinated to other similar but non-convertible securities of the same issuer, although convertible bonds, as corporate debt obligations, are senior in right of payment to all equity securities, and convertible preferred stock is senior to common stock, of the same issuer. However, convertible bonds and convertible preferred stock typically have lower coupon rates than similar non-convertible securities.
Convertible securities may be issued as fixed income obligations that pay current income.

SMALL COMPANIES

         Investing in smaller company stocks involves certain special considerations and risks that are not usually associated with investing in larger, more established companies. For example, the securities of small or new companies may be subject to more abrupt or erratic market movements because they

                                       27

tend to be thinly traded and are subject to a greater degree to changes in the issuer's earnings and prospects. Small companies also tend to have limited product lines, markets or financial resources. Transaction costs in smaller company stocks also may be higher than those of larger companies.

INITIAL PUBLIC OFFERINGS

         Securities issued through an initial public offering (IPO) can experience an immediate drop in value if the demand for the securities does not continue to support the offering price. Information about the issuers of IPO securities is also difficult to acquire since they are new to the market and may not have lengthy operating histories. A Fund may engage in short-term trading in connection with its IPO investments, which could produce higher trading costs and adverse tax consequences. The number of securities issued in an IPO is limited, so it is likely that IPO securities will represent a smaller component of a Fund's portfolio as the Fund's assets increase (and thus have a more limited effect on the Fund's performance).

NATURAL RESOURCES AND PHYSICAL COMMODITIES

         Since Ivy Global Natural Resources Fund normally invests a substantial portion of its assets in securities of companies engaged in natural resources activities, that Fund may be subject to greater risks and market fluctuations than funds with more diversified portfolios. The value of the Fund's securities will fluctuate in response to market conditions generally, and will be particularly sensitive to the markets for those natural resources in which a particular issuer is involved. The values of natural resources may also fluctuate directly with respect to real and perceived inflationary trends and various political developments. In selecting the Fund's portfolio of investments, MFC will consider each company's ability to create new products, secure any necessary regulatory approvals, and generate sufficient customer demand. A company's failure to perform well in any one of these areas, however, could cause its stock to decline sharply.

         Natural resource industries throughout the world may be subject to greater political, environmental and other governmental regulation than many other industries. Changes in governmental policies and the need for regulatory approvals may have an adverse effect on the products and services of natural resources companies. For example, the exploration, development and distribution of coal, oil and gas in the United States are subject to significant Federal and state regulation, which may affect rates of return on such investments and the kinds of services that may be offered to companies in those industries. In addition, many natural resource companies have been subject to significant costs associated with compliance with environmental and other safety regulations. Such regulations may also hamper the development of new technologies. The direction, type or effect of any future regulations affecting natural resource industries are virtually impossible to predict.

         Ivy Global Natural Resources Fund's investments in precious metals
(such as gold) and other physical commodities are considered speculative and subject to special risk considerations, including substantial price fluctuations over short periods of time. On the other hand, investments in precious metals coins or bullion could help to moderate fluctuations in the value of the Fund's portfolio, since the prices of precious metals have at times tended not to fluctuate as widely as shares of issuers engaged in the mining of precious metals. Because precious metals and other commodities do not generate investment income, however, the return on such investments will be derived solely from the appreciation and depreciation on such investments. The Fund may also incur storage and other costs relating to its investments in precious metals and other

                                       28

commodities, which may, under certain circumstances, exceed custodial and brokerage costs associated with investments in other types of securities. When the Fund purchases a precious metal, MFC currently intends that it will only be in a form that is readily marketable. Under current U.S. tax law, the Fund may not receive more than 10% of its yearly income from gains resulting from selling precious metals or any other physical commodity. Accordingly, the Fund may be required to hold its precious metals or sell them at a loss, or to sell its portfolio securities at a gain, when for investment reasons it would not otherwise do so.

DEBT SECURITIES

         IN GENERAL. Investment in debt securities involves both interest rate and credit risk. Generally, the value of debt instruments rises and falls inversely with fluctuations in interest rates. As interest rates decline, the value of debt securities generally increases. Conversely, rising interest rates tend to cause the value of debt securities to decrease. Bonds with longer maturities generally are more volatile than bonds with shorter maturities. The market value of debt securities also varies according to the relative financial condition of the issuer. In general, lower-quality bonds offer higher yields due to the increased risk that the issuer will be unable to meet its obligations on interest or principal payments at the time called for by the debt instrument.

         INVESTMENT-GRADE DEBT SECURITIES. Bonds rated Aaa by Moody's and AAA by
S&P are judged to be of the best quality (i.e., capacity to pay interest and repay principal is extremely strong). Bonds rated Aa/AA are considered to be of high quality (i.e., capacity to pay interest and repay principal is very strong and differs from the highest rated issues only to a small degree). Bonds rated A are viewed as having many favorable investment attributes, but elements may be present that suggest a susceptibility to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.
Bonds rated Baa/BBB (considered by Moody's to be "medium grade" obligations) are considered to have an adequate capacity to pay interest and repay principal, but certain protective elements may be lacking (i.e., such bonds lack outstanding investment characteristics and have some speculative characteristics). Each Fund may invest in debt securities that are given an investment-grade rating by
Moody's or S&P, and may also invest in unrated debt securities that are considered by IMI to be of comparable quality.

         LOW-RATED DEBT SECURITIES. Securities rated lower than Baa by Moody's or BBB by S&P, and comparable unrated securities (commonly referred to as "high yield" or "junk" bonds), including many emerging markets bonds, are considered to be predominantly speculative with respect to the issuer's continuing ability to meet principal and interest payments. The lower the ratings of corporate debt securities, the more their risks render them like equity securities. Such securities carry a high degree of risk (including the possibility of default or bankruptcy of the issuers of such securities), and generally involve greater volatility of price and risk of principal and income (and may be less liquid)
than securities in the higher rating categories. (See Appendix A for a more complete description of the ratings assigned by Moody's and S&P and their respective characteristics.)

                                       29

         Lower rated and unrated securities are especially subject to adverse changes in general economic conditions and to changes in the financial condition of their issuers. Economic downturns may disrupt the high yield market and impair the ability of issuers to repay principal and interest. Also, an increase in interest rates would likely have an adverse impact on the value of such obligations. During an economic downturn or period of rising interest rates, highly leveraged issuers may experience financial stress which could adversely affect their ability to service their principal and interest payment obligations. Prices and yields of high yield securities will fluctuate over time and, during periods of economic uncertainty, volatility of high yield securities may adversely affect a Fund's net asset value. In addition, investments in high yield zero coupon or pay-in-kind bonds, rather than income-bearing high yield securities, may be more speculative and may be subject to greater fluctuations in value due to changes in interest rates.

         Changes in interest rates may have a less direct or dominant impact on high yield bonds than on higher quality issues of similar maturities. However, the price of high yield bonds can change significantly or suddenly due to a host of factors including changes in interest rates, fundamental credit quality, market psychology, government regulations, U.S. economic growth and, at times, stock market activity. High yield bonds may contain redemption or call provisions. If an issuer exercises these provisions in a declining interest rate market, a Fund may have to replace the security with a lower yielding security.

         The trading market for high yield securities may be thin to the extent that there is no established retail secondary market or because of a decline in the value of such securities. A thin trading market may limit the ability of each Fund to accurately value high yield securities in the Fund's portfolio, could adversely affect the price at which a Fund could sell such securities, and cause large fluctuations in the daily net asset value of a Fund's shares.
Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the value and liquidity of low-rated debt securities, especially in a thinly traded market. When secondary markets for high yield securities become relatively less liquid, it may be more difficult to value the securities, requiring additional research and elements of judgment. These securities may also involve special registration responsibilities, liabilities and costs, and liquidity and valuation difficulties.

         Credit quality in the high yield securities market can change suddenly and unexpectedly, and even recently issued credit ratings may not fully reflect the actual risks posed by a particular high yield security. For these reasons, it is the policy of IMI not to rely exclusively on ratings issued by established credit rating agencies, but to supplement such ratings with its own independent and on-going review of credit quality. The achievement of each Fund's investment objectives by investment in such securities may be more dependent on IMI's credit analysis than is the case for higher quality bonds. Should the rating of a portfolio security be downgraded, IMI will determine whether it is in the best interest of each Fund to retain or dispose of such security. However, should any individual bond held by any Fund be downgraded below a rating of C, IMI currently intends to dispose of such bond based on then existing market conditions.

         Prices for high yield securities may be affected by legislative and regulatory developments. For example, Federal rules require savings and loan institutions to gradually reduce their holdings of this type of security. Also,

                                       30

Congress has from time to time considered legislation that would restrict or eliminate the corporate tax deduction for interest payments in these securities and regulate corporate restructurings. Such legislation may significantly depress the prices of outstanding securities of this type.

         U.S. GOVERNMENT SECURITIES. U.S. Government securities are obligations of, or guaranteed by, the U.S. Government, its agencies or instrumentalities.
Securities guaranteed by the U.S. Government include: (1) direct obligations of the U.S. Treasury (such as Treasury bills, notes, and bonds) and (2) Federal agency obligations guaranteed as to principal and interest by the U.S. Treasury
(such as GNMA certificates, which are mortgage-backed securities). When such securities are held to maturity, the payment of principal and interest is unconditionally guaranteed by the U.S. Government, and thus they are of the highest possible credit quality. U.S. Government securities that are not held to maturity are subject to variations in market value due to fluctuations in interest rates.

         Mortgage-backed securities are securities representing part ownership of a pool of mortgage loans. For example, GNMA certificates are such securities in which the timely payment of principal and interest is guaranteed by the full faith and credit of the U.S. Government. Although the mortgage loans in the pool will have maturities of up to 30 years, the actual average life of the loans typically will be substantially less because the mortgages will be subject to principal amortization and may be prepaid prior to maturity. Prepayment rates vary widely and may be affected by changes in market interest rates. In periods of falling interest rates, the rate of prepayment tends to increase, thereby shortening the actual average life of the security. Conversely, rising interest rates tend to decrease the rate of prepayments, thereby lengthening the actual average life of the security (and increasing the security's price volatility).
Accordingly, it is not possible to predict accurately the average life of a particular pool. Reinvestment of prepayment may occur at higher or lower rates than the original yield on the certificates. Due to the prepayment feature and the need to reinvest prepayments of principal at current rates, mortgage-backed securities can be less effective than typical bonds of similar maturities at
"locking in" yields during periods of declining interest rates, and may involve significantly greater price and yield volatility than traditional debt securities. Such securities may appreciate or decline in market value during periods of declining or rising interest rates, respectively.

         Securities issued by U.S. Government instrumentalities and certain
Federal agencies are neither direct obligations of nor guaranteed by the U.S.
Treasury; however, they involve Federal sponsorship in one way or another. Some are backed by specific types of collateral, some are supported by the issuer's right to borrow from the Treasury, some are supported by the discretionary authority of the Treasury to purchase certain obligations of the issuer, others are supported only by the credit of the issuing government agency or instrumentality. These agencies and instrumentalities include, but are not limited to, Federal Land Banks, Farmers Home Administration, Central Bank for
Cooperatives, Federal Intermediate Credit Banks, Federal Home Loan Banks,
Federal National Mortgage Association, Federal Home Loan Mortgage Association,
and Student Loan Marketing Association.

         ZERO COUPON BONDS. Zero coupon bonds are debt obligations issued without any requirement for the periodic payment of interest. Zero coupon bonds are issued at a significant discount from face value. The discount approximates the total amount of interest the bonds would accrue and compound over the period

                                       31

until maturity at a rate of interest reflecting the market rate at the time of issuance. If a Fund holds zero coupon bonds in its portfolio, it would recognize income currently for Federal income tax purposes in the amount of the unpaid, accrued interest and generally would be required to distribute dividends representing such income to shareholders currently, even though funds representing such income would not have been received by the Fund. Cash to pay dividends representing unpaid, accrued interest may be obtained from, for example, sales proceeds of portfolio securities and Fund shares and from loan proceeds. The potential sale of portfolio securities to pay cash distributions from income earned on zero coupon bonds may result in a Fund being forced to sell portfolio securities at a time when it might otherwise choose not to sell these securities and when the Fund might incur a capital loss on such sales.
Because interest on zero coupon obligations is not distributed to each Fund on a current basis, but is in effect compounded, the value of the securities of this type is subject to greater fluctuations in response to changing interest rates than the value of debt obligations which distribute income regularly.

         FIRM COMMITMENT AGREEMENTS AND "WHEN-ISSUED" SECURITIES. New issues of certain debt securities are often offered on a "when-issued" basis, meaning the payment obligation and the interest rate are fixed at the time the buyer enters into the commitment, but delivery and payment for the securities normally take place after the date of the commitment to purchase. Firm commitment agreements call for the purchase of securities at an agreed-upon price on a specified future date. Certain of the Funds use such investment techniques in order to secure what is considered to be an advantageous price and yield to a Fund and not for purposes of leveraging the Fund's assets. In either instance, a Fund will maintain in a segregated account with its Custodian, cash or liquid securities equal (on a daily marked-to-market basis) to the amount of its commitment to purchase the underlying securities.

ILLIQUID SECURITIES

         Each Fund may purchase securities other than in the open market. While such purchases may often offer attractive opportunities for investment not otherwise available on the open market, the securities so purchased are often
"restricted securities" or "not readily marketable" (i.e., they cannot be sold to the public without registration under the Securities Act of 1933, as amended
(the "1933 Act"), or the availability of an exemption from registration (such as
Rule 144A) or because they are subject to other legal or contractual delays in or restrictions on resale). This investment practice, therefore, could have the effect of increasing the level of illiquidity of each Fund. It is each Fund's policy that illiquid securities (including repurchase agreements of more than seven days duration, certain restricted securities, and other securities which are not readily marketable) may not constitute, at the time of purchase, more than 15% of the value of the Fund's net assets. The Trust's Board of Trustees has approved guidelines for use by IMI in determining whether a security is illiquid.

         Generally speaking, restricted securities may be sold (i) only to qualified institutional buyers; (ii) in a privately negotiated transaction to a limited number of purchasers; (iii) in limited quantities after they have been held for a specified period of time and other conditions are met pursuant to an exemption from registration; or (iv) in a public offering for which a registration statement is in effect under the 1933 Act. Issuers of restricted securities may not be subject to the disclosure and other investor protection

                                       32

requirements that would be applicable if their securities were publicly traded.
If adverse market conditions were to develop during the period between a Fund's decision to sell a restricted or illiquid security and the point at which the
Fund is permitted or able to sell such security, the Fund might obtain a price less favorable than the price that prevailed when it decided to sell. Where a registration statement is required for the resale of restricted securities, a
Fund may be required to bear all or part of the registration expenses. Each Fund may be deemed to be an "underwriter" for purposes of the 1933 Act when selling restricted securities to the public and, if so, could be liable to purchasers of such securities if the registration statement prepared by the issuer is materially inaccurate or misleading.

         Since it is not possible to predict with assurance that the market for securities eligible for resale under Rule 144A will continue to be liquid, IMI will monitor such restricted securities subject to the supervision of the Board of Trustees. Among the factors IMI may consider in reaching liquidity decisions relating to Rule 144A securities are: (1) the frequency of trades and quotes for the security; (2) the number of dealers wishing to purchase or sell the security and the number of other potential purchasers; (3) dealer undertakings to make a market in the security; and (4) the nature of the security and the nature of the market for the security (i.e., the time needed to dispose of the security, the method of soliciting offers, and the mechanics of the transfer).

FOREIGN SECURITIES

         The securities of foreign issuers in which each Fund may invest include
non-U.S. dollar-denominated debt securities, Euro dollar securities, sponsored and unsponsored American Depository Receipts ("ADRs"), Global Depository
Receipts ("GDRs") and related depository instruments, American Depository Shares
("ADSs"), Global Depository Shares ("GDSs"), and debt securities issued, assumed or guaranteed by foreign governments or political subdivisions or instrumentalities thereof. Shareholders should consider carefully the substantial risks involved in investing in securities issued by companies and governments of foreign nations, which are in addition to the usual risks inherent in each Fund's domestic investments.

         Although IMI intends to invest each Fund's assets only in nations that are generally considered to have relatively stable and friendly governments, there is the possibility of expropriation, nationalization, repatriation or confiscatory taxation, taxation on income earned in a foreign country and other foreign taxes, foreign exchange controls (which may include suspension of the ability to transfer currency from a given country), default on foreign government securities, political or social instability or diplomatic developments which could affect investments in securities of issuers in those nations. In addition, in many countries there is less publicly available information about issuers than is available for U.S. companies. Moreover, foreign companies are not generally subject to uniform accounting, auditing and financial reporting standards, and auditing practices and requirements may not be comparable to those applicable to U.S. companies. In many foreign countries, there is less governmental supervision and regulation of business and industry practices, stock exchanges, brokers, and listed companies than in the United
States. Foreign securities transactions may also be subject to higher brokerage costs than domestic securities transactions. The foreign securities markets of many of the countries in which each Fund may invest may also be smaller, less liquid and subject to greater price volatility than those in the United States.
In addition, each Fund may encounter difficulties or be unable to pursue legal remedies and obtain judgment in foreign courts.

                                       33

         Foreign bond markets have different clearance and settlement procedures and in certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. Delays in settlement could result in temporary periods when assets of a Fund are uninvested and no return is earned thereon.
The inability of a Fund to make intended security purchases due to settlement problems could cause the Fund to miss attractive investment opportunities.
Further, the inability to dispose of portfolio securities due to settlement problems could result either in losses to a Fund because of subsequent declines in the value of the portfolio security or, if the Fund has entered into a contract to sell the security, in possible liability to the purchaser. It may be more difficult for each Fund's agents to keep currently informed about corporate actions such as stock dividends or other matters that may affect the prices of portfolio securities. Communications between the United States and foreign countries may be less reliable than within the United States, thus increasing the risk of delayed settlements of portfolio transactions or loss of certificates for portfolio securities. Moreover, individual foreign economies may differ favorably or unfavorably from the United States economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position. IMI seeks to mitigate the risks to each Fund associated with the foregoing considerations through investment variation and continuous professional management.

DEPOSITORY RECEIPTS

         ADRs, GDRs, ADSs, GDSs and related securities are depository instruments, the issuance of which is typically administered by a U.S. or foreign bank or trust company. These instruments evidence ownership of underlying securities issued by a U.S. or foreign corporation. ADRs are publicly traded on exchanges or over-the-counter ("OTC") in the United States.
Unsponsored programs are organized independently and without the cooperation of the issuer of the underlying securities. As a result, information concerning the issuer may not be as current or as readily available as in the case of sponsored depository instruments, and their prices may be more volatile than if they were sponsored by the issuers of the underlying securities.

EMERGING MARKETS

         Each Fund could have significant investments in securities traded in emerging markets. Investors should recognize that investing in such countries involves special considerations, in addition to those set forth above, that are not typically associated with investing in United States securities and that may affect each Fund's performance favorably or unfavorably.

         In recent years, many emerging market countries around the world have undergone political changes that have reduced government's role in economic and personal affairs and have stimulated investment and growth. Historically, there is a strong direct correlation between economic growth and stock market returns.
While this is no guarantee of future performance, IMI believes that investment opportunities (particularly in the energy, environmental services, natural resources, basic materials, power, telecommunications and transportation industries) may result within the evolving economies of emerging market countries from which each Fund and its shareholders will benefit.

                                       34

         Investments in companies domiciled in developing countries may be subject to potentially higher risks than investments in developed countries.
Such risks include (i) less social, political and economic stability; (ii) a small market for securities and/or a low or nonexistent volume of trading, which result in a lack of liquidity and in greater price volatility; (iii) certain national policies that may restrict each Fund's investment opportunities, including restrictions on investment in issuers or industries deemed sensitive to national interests; (iv) foreign taxation; (v) the absence of developed structures governing private or foreign investment or allowing for judicial redress for injury to private property; (vi) the absence, until relatively recently in certain Eastern European countries, of a capital market structure or market-oriented economy; (vii) the possibility that recent favorable economic developments in Eastern Europe may be slowed or reversed by unanticipated political or social events in such countries; and (viii) the possibility that currency devaluations could adversely affect the value of each Fund's investments. Further, many emerging markets have experienced and continue to experience high rates of inflation.

         Despite the dissolution of the Soviet Union, the Communist Party may continue to exercise a significant role in certain Eastern European countries.
To the extent of the Communist Party's influence, investments in such countries will involve risks of nationalization, expropriation and confiscatory taxation.
The communist governments of a number of Eastern European countries expropriated large amounts of private property in the past, in many cases without adequate compensation, and there can be no assurance that such expropriation will not occur in the future. In the event of such expropriation, each Fund could lose a substantial portion of any investments it has made in the affected countries.
Further, few (if any) accounting standards exist in Eastern European countries.
Finally, even though certain Eastern European currencies may be convertible into
U.S. dollars, the conversion rates may be artificial in relation to the actual market values and may be adverse to each Fund's net asset value.

         Certain Eastern European countries that do not have well-established trading markets are characterized by an absence of developed legal structures governing private and foreign investments and private property. In addition, certain countries require governmental approval prior to investments by foreign persons, or limit the amount of investment by foreign persons in a particular company, or limit the investment of foreign persons to only a specific class of securities of a company that may have less advantageous terms than securities of the company available for purchase by nationals.

         Authoritarian governments in certain Eastern European countries may require that a governmental or quasi-governmental authority act as custodian of each Fund's assets invested in such country. To the extent such governmental or quasi-governmental authorities do not satisfy the requirements of the 1940 Act, with respect to the custody of each Fund's cash and securities, each Fund's investment in such countries may be limited or may be required to be effected through intermediaries. The risk of loss through governmental confiscation may be increased in such countries.

SECURITIES ISSUED IN PACIFIC REGION COUNTRIES

         Certain Pacific region countries in which Ivy Pacific Opportunities
Fund is likely to invest are developing countries, and may be in the initial stages of their industrialization cycle. The economic structures of developing

                                       35

countries generally are less diverse and mature than in the United States, and their political systems may be relatively unstable. Historically, markets of developing countries have been more volatile than the markets of developed countries, yet such markets often have provided higher rates of return to investors.

         Investing in securities of issuers in Pacific region countries involves certain considerations not typically associated with investing in securities issued in the United States or in other developed countries, including (i)
restrictions on foreign investment and on repatriation of capital invested in
Asian countries, (ii) currency fluctuations, (iii) the cost of converting foreign currency into United States dollars, (iv) potential price volatility and lesser liquidity of shares traded on Pacific region securities markets and (v)
political and economic risks, including the risk of nationalization or expropriation of assets and the risk of war.

         Certain Pacific region countries may be more vulnerable to the ebb and flow of international trade and to trade barriers and other protectionist or retaliatory measures. Investments in countries that have recently opened their capital markets and that appear to have relaxed their central planning requirement, as well as in countries that have privatized some of their state-owned industries, should be regarded as speculative.

         The settlement period of securities transactions in foreign markets in general may be longer than in domestic markets, and such delays may be of particular concern in developing countries. For example, the possibility of political upheaval and the dependence on foreign economic assistance may be greater in developing countries than in developed countries, either one of which may increase settlement delays.

         Securities exchanges, issuers and broker-dealers in some Pacific region countries are subject to less regulatory scrutiny than in the United States. In addition, due to the limited size of the markets for Pacific region securities, the prices for such securities may be more vulnerable to adverse publicity, investors' perceptions or traders' positions or strategies, which could cause a decrease not only in the value but also in the liquidity of a Fund's investments.

FOREIGN SOVEREIGN DEBT OBLIGATIONS

         Investment in sovereign debt can involve a high degree of risk. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A governmental entity's willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity's policy towards the International Monetary Fund, and the political constraints to which a governmental entity may be subject.
Governmental entities may also be dependent on expected disbursements from foreign governments, multilateral agencies and others abroad to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entity's implementation of economic reforms and/or economic performance and the timely service of such debtor's obligations. Failure to implement such reforms, achieve such levels of economic performance or repay

                                       36

principal or interest when due may result in the cancellation of such third parties' commitments to lend funds to the governmental entity, which may further impair such debtor's ability or willingness to service its debts in a timely manner. Consequently, governmental entities may default on their sovereign debt.
Holders of sovereign debt may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. There is no bankruptcy proceeding by which sovereign debt on which governmental entities have defaulted may be collected in whole or in part.

BRADY BONDS

         Ivy European Opportunities Fund may invest in Brady Bonds, which are securities created through the exchange of existing commercial bank loans to public and private entities in certain emerging markets for new bonds in connection with debt restructurings under a debt restructuring plan introduced by former U.S. Secretary of the Treasury, Nicholas F. Brady (the "Brady Plan").
Brady Plan debt restructurings have been implemented to date in Argentina,
Brazil, Bulgaria, Costa Rica, the Dominican Republic, Ecuador, Jordan, Mexico,
Nigeria, Peru, the Philippines, Poland, Uruguay, and Venezuela.

         Brady Bonds have been issued only recently, and for that reason do not have a long payment history. Brady Bonds may be collateralized or uncollateralized, are issued in various currencies (but primarily the U.S.
dollar) and are actively traded in over-the-counter secondary markets.
Dollar-denominated, collateralized Brady Bonds, which may be fixed-rate bonds or floating-rate bonds, are generally collateralized in full as to principal by
U.S. Treasury zero coupon bonds having the same maturity as the cash or securities in an amount that, in the case of fixed rate bonds, is equal to at least one year of rolling interest payments or, in the case of floating rate bonds, initially is equal to at least one year's rolling interest payments based on the applicable interest rate at that time and is adjusted at regular intervals thereafter.

         Brady Bonds are often viewed as having three or four valuation components: the collateralized repayment of principal at final maturity; the collateralized interest payments; the uncollateralized interest payments; and
any uncollateralized repayment of principal at maturity (these uncollateralized amounts constitute the "residual risk"). In light of the residual risk of Brady
Bonds and the history of defaults of countries issuing Brady Bonds, with respect to commercial bank loans by public and private entities, investments in Brady
Bonds may be viewed as speculative.

FOREIGN CURRENCIES

         Investment in foreign securities usually will involve currencies of foreign countries. Moreover, each Fund may temporarily hold funds in bank deposits in foreign currencies during the completion of investment programs and may purchase forward foreign currency contracts. Because of these factors, the value of the assets of each Fund as measured in U.S. dollars may be affected favorably or unfavorably by changes in foreign currency exchange rates and exchange control regulations, and each Fund may incur costs in connection with conversions between various currencies. Although each Fund's custodian values the Fund's assets daily in terms of U.S. dollars, each Fund does not intend to convert its holdings of foreign currencies into U.S. dollars on a daily basis.
Each Fund will do so from time to time, however, and investors should be aware

                                       37

of the costs of currency conversion. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference
(the "spread") between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to a Fund at one rate, while offering a lesser rate of exchange should the Fund desire to resell that currency to the dealer. Each Fund will conduct its foreign currency exchange transactions either on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market, or through entering into forward contracts to purchase or sell foreign currencies.

         Because each Fund normally will be invested in both U.S. and foreign securities markets, changes in each Fund's share price may have a low correlation with movements in U.S. markets. Each Fund's share price will reflect the movements of the different stock and bond markets in which it is invested
(both U.S. and foreign), and of the currencies in which the investments are denominated. Thus, the strength or weakness of the U.S. dollar against foreign currencies may account for part of each Fund's investment performance. U.S. and foreign securities markets do not always move in step with each other, and the total returns from different markets may vary significantly. Currencies in which each Fund's assets are denominated may be devalued against the U.S. dollar, resulting in a loss to each Fund.

FOREIGN CURRENCY EXCHANGE TRANSACTIONS

         Each Fund may enter into forward foreign currency contracts in order to protect against uncertainty in the level of future foreign exchange rates in the purchase and sale of securities. A forward contract is an obligation to purchase or sell a specific currency for an agreed price at a future date (usually less than a year), and typically is individually negotiated and privately traded by currency traders and their customers. A forward contract generally has no deposit requirement, and no commissions are charged at any stage for trades.
Although foreign exchange dealers do not charge a fee for commissions, they do realize a profit based on the difference between the price at which they are buying and selling various currencies. Although these contracts are intended to minimize the risk of loss due to a decline in the value of the hedged currencies, at the same time, they tend to limit any potential gain which might result should the value of such currencies increase.

         While each Fund may enter into forward contracts to reduce currency exchange risks, changes in currency exchange rates may result in poorer overall performance for each Fund than if it had not engaged in such transactions.
Moreover, there may be an imperfect correlation between a Fund's portfolio holdings of securities denominated in a particular currency and forward contracts entered into by that Fund. An imperfect correlation of this type may prevent a Fund from achieving the intended hedge or expose the Fund to the risk of currency exchange loss.

         Each Fund may purchase currency forwards and combine such purchases with sufficient cash or short-term securities to create unleveraged substitutes for investments in foreign markets when deemed advantageous. Each Fund may also combine the foregoing with bond futures or interest rate futures contracts to create the economic equivalent of an unhedged foreign bond position.

                                       38

         Each Fund may also cross-hedge currencies by entering into transactions to purchase or sell one or more currencies that are expected to decline in value relative to other currencies to which that Fund has or in which the Fund expects to have portfolio exposure.

         Currency transactions are subject to risks different from those of other portfolio transactions. Because currency control is of great importance to the issuing governments and influences economic planning and policy, purchases and sales of currency and related instruments can be negatively affected by government exchange controls, blockages, and manipulations or exchange restrictions imposed by governments. These can result in losses to a Fund if it is unable to deliver or receive currency or funds in settlement of obligations and could also cause hedges it has entered into to be rendered useless, resulting in full currency exposure as well as incurring transactions costs.
Buyers and sellers of currency futures are subject to the same risks that apply to the use of futures generally. Further, settlement of a currency futures contract for the purchase of most currencies must occur at a bank based in the issuing nation. Trading options on currency futures is relatively new, and the ability to establish and close out positions on such options is subject to the maintenance of a liquid market which may not always be available. Currency exchange rates may fluctuate based on factors extrinsic to that country's economy.

OTHER INVESTMENT COMPANIES

         Each Fund may invest up to 10% of its total assets in the shares of other investment companies. As a shareholder of an investment company, a Fund would bear its ratable shares of the fund's expenses (which often include an asset-based management fee). Each Fund could also lose money by investing in other investment companies, since the value of their respective investments and the income they generate will vary daily based on prevailing market conditions.

REPURCHASE AGREEMENTS

         Repurchase agreements are contracts under which a Fund buys a money market instrument and obtains a simultaneous commitment from the seller to repurchase the instrument at a specified time and at an agreed-upon yield. Under guidelines approved by the Board, each Fund is permitted to enter into repurchase agreements only if the repurchase agreements are at least fully collateralized with U.S. Government securities or other securities that IMI has approved for use as collateral for repurchase agreements and the collateral must be marked-to-market daily. Each Fund will enter into repurchase agreements only with banks and broker-dealers deemed to be creditworthy by IMI under the above-referenced guidelines. In the unlikely event of failure of the executing bank or broker-dealer, a Fund could experience some delay in obtaining direct ownership of the underlying collateral and might incur a loss if the value of the security should decline, as well as costs in disposing of the security.

BANKING INDUSTRY AND SAVINGS AND LOAN OBLIGATIONS

         Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return. Bankers' acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are "accepted" by a bank (meaning, in effect, that the bank

                                       39

unconditionally agrees to pay the face value of the instrument at maturity). In addition to investing in certificates of deposit and bankers' acceptances, each
Fund may invest in time deposits in banks or savings and loan associations. Time deposits are generally similar to certificates of deposit, but are uncertificated. Each Fund's investments in certificates of deposit, time deposits, and bankers' acceptance are limited to obligations of (i) banks having total assets in excess of $1 billion, (ii) U.S. banks which do not meet the $1 billion asset requirement, if the principal amount of such obligation is fully insured by the Federal Deposit Insurance Corporation (the "FDIC"), (iii) savings and loan association which have total assets in excess of $1 billion and which are members of the FDIC, and (iv) foreign banks if the obligation is, in IMI's opinion, of an investment quality comparable to other debt securities which may be purchased by a Fund. Each Fund's investments in certificates of deposit of savings associations are limited to obligations of Federal and state-chartered institutions whose total assets exceed $1 billion and whose deposits are insured by the FDIC.

COMMERCIAL PAPER

         Commercial paper represents short-term unsecured promissory notes issued in bearer form by bank holding companies, corporations and finance companies. Each Fund may invest in commercial paper that is rated Prime-1 by
Moody's or A-1 by S&P or, if not rated by Moody's or S&P, is issued by companies having an outstanding debt issue rated Aaa or Aa by Moody's or AAA or AA by S&P.

BORROWING

         Borrowing may exaggerate the effect on each Fund's net asset value of any increase or decrease in the value of the Fund's portfolio securities. Money borrowed will be subject to interest costs (which may include commitment fees and/or the cost of maintaining minimum average balances). Although the principal of each Fund's borrowings will be fixed, each Fund's assets may change in value during the time a borrowing is outstanding, thus increasing exposure to capital risk.

WARRANTS

         The holder of a warrant has the right, until the warrant expires, to purchase a given number of shares of a particular issuer at a specified price.
Such investments can provide a greater potential for profit or loss than an equivalent investment in the underlying security. However, prices of warrants do not necessarily move in a tandem with the prices of the underlying securities, and are, therefore, considered speculative investments. Warrants pay no dividends and confer no rights other than a purchase option. Thus, if a warrant held by any Fund were not exercised by the date of its expiration, the Fund would lose the entire purchase price of the warrant.

REAL ESTATE INVESTMENT TRUSTS (REITs)

         A REIT is a corporation, trust or association that invests in real estate mortgages or equities for the benefit of its investors. REITs are dependent upon management skill, may not be diversified and are subject to the risks of financing projects. Such entities are also subject to heavy cash flow dependency, defaults by borrowers, self-liquidation and the possibility of

                                       40

failing to qualify for tax-free pass-through of income under the Internal
Revenue Code of 1986, as amended (the "Code"), and to maintain exemption from the 1940 Act. By investing in REITs indirectly through certain Funds, a shareholder will bear not only his or her proportionate share of the expenses of each Fund, but also, indirectly, similar expenses of the REITs.

OPTIONS TRANSACTIONS

         IN GENERAL. A call option is a short-term contract (having a duration of less than one year) pursuant to which the purchaser, in return for the premium paid, has the right to buy the security underlying the option at the specified exercise price at any time during the term of the option. The writer of the call option, who receives the premium, has the obligation, upon exercise of the option, to deliver the underlying security against payment of the exercise price. A put option is a similar contract pursuant to which the purchaser, in return for the premium paid, has the right to sell the security underlying the option at the specified exercise price at any time during the term of the option. The writer of the put option, who receives the premium, has the obligation, upon exercise of the option, to buy the underlying security at the exercise price. The premium paid by the purchaser of an option will reflect, among other things, the relationship of the exercise price to the market price and volatility of the underlying security, the time remaining to expiration of the option, supply and demand, and interest rates.

         If the writer of a U.S. exchange-traded option wishes to terminate the obligation, the writer may effect a "closing purchase transaction." This is accomplished by buying an option of the same series as the option previously written. The effect of the purchase is that the writer's position will be canceled by the Options Clearing Corporation. However, a writer may not effect a closing purchase transaction after it has been notified of the exercise of an option. Likewise, an investor who is the holder of an option may liquidate his or her position by effecting a "closing sale transaction." This is accomplished by selling an option of the same series as the option previously purchased.
There is no guarantee that either a closing purchase or a closing sale transaction can be effected at any particular time or at any acceptable price.
If any call or put option is not exercised or sold, it will become worthless on its expiration date. Closing purchase transactions are not available for OTC transactions. In order to terminate an obligations in an OTC transaction, a Fund would need to negotiate directly with the counterparty.

         Each Fund will realize a gain (or a loss) on a closing purchase transaction with respect to a call or a put previously written by that Fund if the premium, plus commission costs, paid by the Fund to purchase the call or the put is less (or greater) than the premium, less commission costs, received by the Fund on the sale of the call or the put. A gain also will be realized if a call or a put that a Fund has written lapses unexercised, because the Fund would

                                       41

retain the premium. Any such gains (or losses) are considered short-term capital gains (or losses) for Federal income tax purposes. Net short-term capital gains, when distributed by each Fund, are taxable as ordinary income. See "Taxation."

         Each Fund will realize a gain (or a loss) on a closing sale transaction with respect to a call or a put previously purchased by that Fund if the premium, less commission costs, received by the Fund on the sale of the call or the put is greater (or less) than the premium, plus commission costs, paid by the Fund to purchase the call or the put. If a put or a call expires unexercised, it will become worthless on the expiration date, and the Fund will realize a loss in the amount of the premium paid, plus commission costs. Any such gain or loss will be long-term or short-term gain or loss, depending upon the Fund's holding period for the option.

         Exchange-traded options generally have standardized terms and are issued by a regulated clearing organization (such as the Options Clearing
Corporation), which, in effect, guarantees the completion of every exchange-traded option transaction. In contrast, the terms of OTC options are negotiated by each Fund and its counterparty (usually a securities dealer or a financial institution) with no clearing organization guarantee. When a Fund purchases an OTC option, it relies on the party from whom it has purchased the option (the "counterparty") to make delivery of the instrument underlying the option. If the counterparty fails to do so, the Fund will lose any premium paid for the option, as well as any expected benefit of the transaction. Accordingly,
IMI will assess the creditworthiness of each counterparty to determine the likelihood that the terms of the OTC option will be satisfied.

         WRITING OPTIONS ON INDIVIDUAL SECURITIES. Each Fund may write (sell)
covered call options on each Fund's securities in an attempt to realize a greater current return than would be realized on the securities alone. Each Fund may also write covered call options to hedge a possible stock or bond market decline (only to the extent of the premium paid to the Fund for the options). In view of the investment objectives of each Fund, each Fund generally would write call options only in circumstances where the investment advisor to the Fund does not anticipate significant appreciation of the underlying security in the near future or has otherwise determined to dispose of the security.

         A "covered" call option means generally that so long as a Fund is obligated as the writer of a call option, that Fund will (i) own the underlying securities subject to the option, or (ii) have the right to acquire the underlying securities through immediate conversion or exchange of convertible preferred stocks or convertible debt securities owned by the Fund. Although a
Fund receives premium income from these activities, any appreciation realized on an underlying security will be limited by the terms of the call option. Each
Fund may purchase call options on individual securities only to effect a
"closing purchase transaction."

         As the writer of a call option, a Fund receives a premium for undertaking the obligation to sell the underlying security at a fixed price during the option period, if the option is exercised. So long as a Fund remains obligated as a writer of a call option, it forgoes the opportunity to profit from increases in the market price of the underlying security above the exercise price of the option, except insofar as the premium represents such a profit (and retains the risk of loss should the value of the underlying security decline).

         PURCHASING OPTIONS ON INDIVIDUAL SECURITIES. Each Fund may purchase a put option on an underlying security owned by that Fund as a defensive technique in order to protect against an anticipated decline in the value of the security.
Each Fund, as the holder of the put option, may sell the underlying security at the exercise price regardless of any decline in its market price. In order for a put option to be profitable, the market price of the underlying security must decline sufficiently below the exercise price to cover the premium and transaction costs that a Fund must pay. These costs will reduce any profit the
Fund might have realized had it sold the underlying security instead of buying

                                       42

the put option. The premium paid for the put option would reduce any capital gain otherwise available for distribution when the security is eventually sold.
The purchase of put options will not be used by any Fund for leverage purposes.

         Each Fund may also purchase a put option on an underlying security that it owns and at the same time write a call option on the same security with the same exercise price and expiration date. Depending on whether the underlying security appreciates or depreciates in value, the Fund would sell the underlying security for the exercise price either upon exercise of the call option written by it or by exercising the put option held by it. A Fund would enter into such transactions in order to profit from the difference between the premium received by the Fund for the writing of the call option and the premium paid by the Fund for the purchase of the put option, thereby increasing the Fund's current return. Each Fund may write (sell) put options on individual securities only to effect a "closing sale transaction."

         RISKS OF OPTIONS TRANSACTIONS. The purchase and writing of options involves certain risks. During the option period, the covered call writer has, in return for the premium on the option, given up the opportunity to profit from a price increase in the underlying securities above the exercise price, but, as long as its obligation as a writer continues, has retained the risk of loss should the price of the underlying security decline. The writer of a U.S. option has no control over the time when it may be required to fulfill its obligation as a writer of the option. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying securities (or cash in the case of an index option) at the exercise price. If a put or call option purchased by a Fund is not sold when it has remaining value, and if the market price of the underlying security (or index), in the case of a put, remains equal to or greater than the exercise price or, in the case of a call, remains less than or equal to the exercise price, the Fund will lose its entire investment in the option. Also, where a put or call option on a particular security (or index) is purchased to hedge against price movements in a related security (or securities), the price of the put or call option may move more or less than the price of the related security (or securities). In this regard, there are differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objective.

         There can be no assurance that a liquid market will exist when a Fund seeks to close out an option position. Furthermore, if trading restrictions or suspensions are imposed on the options markets, a Fund may be unable to close out a position. Finally, trading could be interrupted, for example, because of supply and demand imbalances arising from a lack of either buyers or sellers, or the options exchange could suspend trading after the price has risen or fallen more than the maximum amount specified by the exchange. Closing transactions can be made for OTC options only by negotiating directly with the counterparty or by a transaction in the secondary market, if any such market exists. Transfer of an
OTC option is usually prohibited absent the consent of the original counterparty. There is no assurance that a Fund will be able to close out an OTC option position at a favorable price prior to its expiration. An OTC counterparty may fail to deliver or to pay, as the case may be. In the event of insolvency of the counterparty, a Fund might be unable to close out an OTC option position at any time prior to its expiration. Although a Fund may be able to offset to some extent any adverse effects of being unable to liquidate an option position, a Fund may experience losses in some cases as a result of such inability.

                                       43

         When conducted outside the U.S., options transactions may not be regulated as rigorously as in the U.S., may not involve a clearing mechanism and related guarantees, and are subject to the risk of governmental actions affecting trading in, or the prices of, foreign securities, currencies and other instruments. The value of such positions also could be adversely affected by:
(i) other complex foreign political, legal and economic factors, (ii) lesser availability than in the U.S. of data on which to make trading decisions, (iii)
delays in each Fund's ability to act upon economic events occurring in foreign markets during non-business hours in the U.S., (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the
U.S., and (v) lower trading volume and liquidity.

         Each Fund's options activities also may have an impact upon the level of its portfolio turnover and brokerage commissions. See "Portfolio Turnover."

         Each Fund's success in using options techniques depends, among other things, on IMI's ability to predict accurately the direction and volatility of price movements in the options and securities markets, and to select the proper type, timing of use and duration of options.

FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS

         IN GENERAL. Each Fund may enter into futures contracts and options on futures contracts for hedging purposes. A futures contract provides for the future sale by one party and purchase by another party of a specified quantity of a commodity at a specified price and time. When a purchase or sale of a futures contract is made by a Fund, that Fund is required to deposit with its custodian (or broker, if legally permitted) a specified amount of cash or liquid securities ("initial margin"). The margin required for a futures contract is set by the exchange on which the contract is traded and may be modified during the term of the contract. The initial margin is in the nature of a performance bond or good faith deposit on the futures contract which is returned to the Fund upon termination of the contract, assuming all contractual obligations have been satisfied. A futures contract held by a Fund is valued daily at the official settlement price of the exchange on which it is traded. Each day the Fund pays or receives cash, called "variation margin," equal to the daily change in value of the futures contract. This process is known as "marking to market." Variation margin does not represent a borrowing or loan by a Fund but is instead a settlement between the Fund and the broker of the amount one would owe the other if the futures contract expired. In computing daily net asset value, each Fund will mark-to-market its open futures position.

         Each Fund is also required to deposit and maintain margin with respect to put and call options on futures contracts written by it. Such margin deposits will vary depending on the nature of the underlying futures contract (and the related initial margin requirements), the current market value of the option, and other futures positions held by the Fund.

         Although some futures contracts call for making or taking delivery of the underlying securities, generally these obligations are closed out prior to delivery of offsetting purchases or sales of matching futures contracts (same exchange, underlying security or index, and delivery month). If an offsetting purchase price is less than the original sale price, each Fund generally realizes a capital gain, or if it is more, the Fund generally realizes a capital

                                       44

loss. Conversely, if an offsetting sale price is more than the original purchase price, each Fund generally realizes a capital gain, or if it is less, the Fund generally realizes a capital loss. The transaction costs must also be included in these calculations.

         When purchasing a futures contract, each Fund will maintain with its
Custodian (and mark-to-market on a daily basis) cash or liquid securities that, when added to the amounts deposited with a futures commission merchant ("FCM")
as margin, are equal to the market value of the futures contract. Alternatively, each Fund may "cover" its position by purchasing a put option on the same futures contract with a strike price as high as or higher than the price of the contract held by the Fund, or, if lower, may cover the difference with cash or short-term securities.

         When selling a futures contract, each Fund will maintain with its
Custodian in a segregated account (and mark-to-market on a daily basis) cash or liquid securities that, when added to the amounts deposited with an FCM as margin, are equal to the market value of the instruments underlying the contract. Alternatively, each Fund may "cover" its position by owning the instruments underlying the contract (or, in the case of an index futures contract, a portfolio with a volatility substantially similar to that of the index on which the futures contract is based), or by holding a call option permitting the Fund to purchase the same futures contract at a price no higher than the price of the contract written by the Fund (or at a higher price if the difference is maintained in liquid assets with the Fund's custodian).

         When selling a call option on a futures contract, each Fund will maintain with its Custodian in a segregated account (and mark-to-market on a daily basis) cash or liquid securities that, when added to the amounts deposited with an FCM as margin, equal the total market value of the futures contract underlying the call option. Alternatively, a Fund may cover its position by entering into a long position in the same futures contract at a price no higher than the strike price of the call option, by owning the instruments underlying the futures contract, or by holding a separate call option permitting the Fund to purchase the same futures contract at a price not higher than the strike price of the call option sold by the Fund, or covering the difference if the price is higher.

         When selling a put option on a futures contract, each Fund will maintain with its Custodian (and mark-to-market on a daily basis) cash or liquid securities that equal the purchase price of the futures contract less any margin on deposit. Alternatively, a Fund may cover the position either by entering into a short position in the same futures contract, or by owning a separate put option permitting it to sell the same futures contract so long as the strike price of the purchased put option is the same or higher than the strike price of the put option sold by the Fund, or, if lower, the Fund may hold securities to cover the difference.

         FOREIGN CURRENCY FUTURES CONTRACTS AND RELATED OPTIONS. Each Fund may
engage in foreign currency futures contracts and related options transactions for hedging purposes. A foreign currency futures contract provides for the future sale by one party and purchase by another party of a specified quantity of a foreign currency at a specified price and time.

         An option on a foreign currency futures contract gives the holder the right, in return for the premium paid, to assume a long position (call) or short position (put) in a futures contract at a specified exercise price at any time

                                       45

during the period of the option. Upon the exercise of a call option, the holder acquires a long position in the futures contract and the writer is assigned the opposite short position. In the case of a put option, the opposite is true.

         Each Fund may purchase call and put options on foreign currencies as a hedge against changes in the value of the U.S. dollar (or another currency) in relation to a foreign currency in which portfolio securities of the Fund may be denominated. A call option on a foreign currency gives the buyer the right to buy, and a put option the right to sell, a certain amount of foreign currency at a specified price during a fixed period of time. Each Fund may invest in options on foreign currency which are either listed on a domestic securities exchange or traded on a recognized foreign exchange.

         In those situations where foreign currency options may not be readily purchased (or where such options may be deemed illiquid) in the currency in which the hedge is desired, the hedge may be obtained by purchasing an option on a "surrogate" currency, i.e., a currency where there is tangible evidence of a direct correlation in the trading value of the two currencies. A surrogate currency's exchange rate movements parallel that of the primary currency.
Surrogate currencies are used to hedge an illiquid currency risk, when no liquid hedge instruments exist in world currency markets for the primary currency.

         Each Fund will only enter into futures contracts and futures options which are standardized and traded on a U.S. or foreign exchange, board of trade, or similar entity or quoted on an automated quotation system. Each Fund will not enter into a futures contract or purchase an option thereon if, immediately thereafter, the aggregate initial margin deposits for futures contracts held by the Fund plus premiums paid by it for open futures option positions, less the amount by which any such positions are "in-the-money," would exceed 5% of the liquidation value of the Fund's portfolio (or the Fund's net asset value), after taking into account unrealized profits and unrealized losses on any such contracts the Fund has entered into. A call option is "in-the-money" if the value of the futures contract that is the subject of the option exceeds the exercise price. A put option is "in-the-money" if the exercise price exceeds the value of the futures contract that is the subject of the option. For additional information about margin deposits required with respect to futures contracts and options thereon, see "Futures Contracts and Options on Futures Contracts."

         RISKS ASSOCIATED WITH FUTURES AND RELATED OPTIONS. There can be no
guarantee that there will be a correlation between price movements in the hedging vehicle and in a Fund's portfolio securities being hedged. In addition, there are significant differences between the securities and futures markets that could result in an imperfect correlation between the markets, causing a given hedge not to achieve its objectives. The degree of imperfection of correlation depends on circumstances such as variations in speculative market demand for futures and futures options on securities, including technical influences in futures trading and futures options, and differences between the financial instruments being hedged and the instruments underlying the standard contracts available for trading in such respects as interest rate levels, maturities, and creditworthiness of issuers. A decision as to whether, when and how to hedge involves the exercise of skill and judgment, and even a well-conceived hedge may be unsuccessful to some degree because of market behavior or unexpected interest rate trends.

                                       46

         Futures exchanges may limit the amount of fluctuation permitted in certain futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day's settlement price at the end of the current trading session. Once the daily limit has been reached in a futures contract subject to the limit, no more trades may be made on that day at a price beyond that limit. The daily limit governs only price movements during a particular trading day and therefore does not limit potential losses because the limit may work to prevent the liquidation of unfavorable positions. For example, futures prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of positions and subjecting some holders of futures contracts to substantial losses.

         There can be no assurance that a liquid market will exist at a time when a Fund seeks to close out a futures or a futures option position, and the
Fund would remain obligated to meet margin requirements until the position is closed. In addition, there can be no assurance that an active secondary market will continue to exist.

         Currency futures contracts and options thereon may be traded on foreign exchanges. Such transactions may not be regulated as effectively as similar transactions in the United States; may not involve a clearing mechanism and related guarantees; and are subject to the risk of governmental actions affecting trading in, or the prices of, foreign securities. The value of such position also could be adversely affected by (i) other complex foreign political, legal and economic factors, (ii) lesser availability than in the
United States of data on which to make trading decisions, (iii) delays in a
Fund's ability to act upon economic events occurring in foreign markets during non business hours in the United States, (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the
United States, and (v) lesser trading volume.

SECURITIES INDEX FUTURES CONTRACTS

         Each Fund (except Ivy Global Natural Resources Fund) may enter into securities index futures contracts as an efficient means of regulating the
Fund's exposure to the equity markets. Each Fund will not engage in transactions in futures contracts for speculation, but only as a hedge against changes resulting from market conditions in the values of securities held in the Fund's portfolio or which it intends to purchase. An index futures contract is a contract to buy or sell units of an index at a specified future date at a price agreed upon when the contract is made. Entering into a contract to buy units of an index is commonly referred to as purchasing a contract or holding a long position in the index. Entering into a contract to sell units of an index is commonly referred to as selling a contract or holding a short position. The value of a unit is the current value of the stock index. For example, the S&P
500 Index is composed of 500 selected common stocks, most of which are listed on the New York Stock Exchange (the "Exchange"). The S&P 500 Index assigns relative weightings to the 500 common stocks included in the Index, and the Index fluctuates with changes in the market values of the shares of those common stocks. In the case of the S&P 500 Index, contracts are to buy or sell 500 units. Thus, if the value of the S&P 500 Index were $150, one contract would be worth $75,000 (500 units x $150). The index futures contract specifies that no

                                       47

delivery of the actual securities making up the index will take place. Instead, settlement in cash must occur upon the termination of the contract, with the settlement being the difference between the contract price and the actual level of the stock index at the expiration of the contract. For example, if a Fund enters into a futures contract to buy 500 units of the S&P 500 Index at a specified future date at a contract price of $150 and the S&P 500 Index is at
$154 on that future date, the Fund will gain $2,000 (500 units x gain of $4). If a Fund enters into a futures contract to sell 500 units of the stock index at a specified future date at a contract price of $150 and the S&P 500 Index is at
$154 on that future date, the Fund will lose $2,000 (500 units x loss of $4).

         Each Fund's success in using hedging techniques depends, among other things, on IMI's ability to predict correctly the direction and volatility of price movements in the futures and options markets as well as in the securities markets and to select the proper type, time and duration of hedges. The skills necessary for successful use of hedges are different from those used in the selection of individual stocks.

         Each Fund's ability to hedge effectively all or a portion of its securities through transactions in index futures (and therefore the extent of its gain or loss on such transactions) depends on the degree to which price movements in the underlying index correlate with price movements in the Fund's securities. Inasmuch as such securities will not duplicate the components of an index, the correlation probably will not be perfect. Consequently, each Fund will bear the risk that the prices of the securities being hedged will not move in the same amount as the hedging instrument. This risk will increase as the composition of the Fund's portfolio diverges from the composition of the hedging instrument.

         Although each Fund intends to establish positions in these instruments only when there appears to be an active market, there is no assurance that a liquid market will exist at a time when a Fund seeks to close a particular option or futures position. Trading could be interrupted, for example, because of supply and demand imbalances arising from a lack of either buyers or sellers.
In addition, the futures exchanges may suspend trading after the price has risen or fallen more than the maximum amount specified by the exchange. In some cases, a Fund may experience losses as a result of its inability to close out a position, and it may have to liquidate other investments to meet its cash needs.

         Although some index futures contracts call for making or taking delivery of the underlying securities, generally these obligations are closed out prior to delivery by offsetting purchases or sales of matching futures contracts (same exchange, underlying security or index, and delivery month). If an offsetting purchase price is less than the original sale price, a Fund generally realizes a capital gain, or if it is more, the Fund generally realizes a capital loss. Conversely, if an offsetting sale price is more than the original purchase price, a Fund generally realizes a capital gain, or if it is less, the Fund generally realizes a capital loss. The transaction costs must also be included in these calculations.

         Each Fund will only enter into index futures contracts or futures options that are standardized and traded on a U.S. or foreign exchange or board of trade, or similar entity, or quoted on an automated quotation system. Each
Fund will use futures contracts and related options only for "bona fide hedging"
purposes, as such term is defined in applicable regulations of the CFTC.

                                       48

         When purchasing an index futures contract, each Fund will maintain with its Custodian (and mark-to-market on a daily basis) cash or liquid securities that, when added to the amounts deposited with an FCM as margin, are equal to the market value of the futures contract. Alternatively, a Fund may "cover" its position by purchasing a put option on the same futures contract with a strike price as high as or higher than the price of the contract held by the Fund.

         When selling an index futures contract, each Fund will maintain with its Custodian (and mark-to-market on a daily basis) cash or liquid securities that, when added to the amounts deposited with an FCM as margin, are equal to the market value of the instruments underlying the contract. Alternatively, a
Fund may "cover" its position by owning the instruments underlying the contract
(or, in the case of an index futures contract, a portfolio with a volatility substantially similar to that of the index on which the futures contract is based), or by holding a call option permitting the Fund to purchase the same futures contract at a price no higher than the price of the contract written by the Fund (or at a higher price if the difference is maintained in cash or liquid assets in a segregated account with the Fund's custodian).

COMBINED TRANSACTIONS

         Each Fund may enter into multiple transactions, including multiple options transactions, multiple futures transactions and multiple currency transactions (including forward currency contracts) and some combination of futures, options, and currency transactions ("component" transactions), instead of a single transaction, as part of a single or combined strategy when, in the opinion of IMI, it is in the best interests of the Fund to do so. A combined transaction will usually contain elements of risk that are present in each of its component transactions. Although combined transactions are normally entered into based on IMI's judgment that the combined strategies will reduce risk or otherwise more effectively achieve the desired portfolio management goal, it is possible that the combination will instead increase such risks or hinder achievement of the management objective.

LENDING OF PORTFOLIO SECURITIES

         To enhance the return on its portfolio, each Fund has entered into a securities lending program that is operated by a securities lending agent. Under the program, a Fund may lend securities in its portfolio (subject to a limit of
33 1/3% of the Fund's total assets) to certain securities firms and financial institutions, provided that each loan is secured by collateral having a market value at least equal to 100% of the market value of the loaned securities, either in the form of cash (including U.S. dollar and non-U.S. dollar currency)
or securities issued or fully guaranteed by the United States government or any agency or instrumentality thereof. Pursuant to an agreement with the Fund, the lending agent will indemnify the Fund against borrower default. Each loan is terminable on demand, and the Fund will receive any interest or dividends paid on the loaned securities. The Fund may use or invest any cash collateral at its own risk and for its own benefit. The Fund will pay the borrower a predetermined fee or rebate for each loan of securities. Under the program, the Fund may terminate a loan at any time in order to exercise voting rights with respect to a material event affecting the issuer of loaned securities. The risks in lending portfolio securities, as with other extensions of credit, consist of, among other things, the possibility of loss to the Fund due to: (i) the delay or default by a borrower of its obligation to return the loaned securities or (ii)
a loss of rights in the collateral should a borrower fail financially.

                                       49

                               PORTFOLIO TURNOVER

Each Fund purchases securities that are believed by IMI to have above average potential for capital appreciation. Securities are disposed of in situations where it is believed that potential for such appreciation has lessened or that other securities have a greater potential. Therefore, each Fund may purchase and sell securities without regard to the length of time the security is to be, or has been, held. A change in securities held by a Fund is known as "portfolio turnover" and may involve the payment by the Fund of dealer markup or underwriting commission and other transaction costs on the sale of securities, as well as on the reinvestment of the proceeds in other securities. Each Fund's portfolio turnover rate is calculated by dividing the lesser of purchases or sales of portfolio securities for the most recently completed fiscal year by the monthly average of the value of the portfolio securities owned by the Fund during that year. For purposes of determining each Fund's portfolio turnover rate, all securities whose maturities at the time of acquisition were one year or less are excluded. The portfolio turnover rate for Ivy Developing Markets
Fund was significantly lower in 2001 than it was in 2000 because 2000 experienced an infusion of assets as a result of the merger of Ivy South America
Fund into Ivy Developing Markets Fund and portfolio trading activity in 2000 was heavy as compared to 2001, due in part, to realign the merged portfolio. The portfolio turnover rate for Ivy Global Science and Technology Fund was significantly higher in 2001 than it was in 2000 because of the decrease in assets compounded by the increase in portfolio trading activity in 2001 compared to 2000.

                              TRUSTEES AND OFFICERS

         Each Fund's Board of Trustees (the "Board") is responsible for the overall management of the Fund, including general supervision and review of the
Fund's investment activities. The Board, in turn, elects the officers who are responsible for administering each Fund's day-to-day operations.

                                       50

         The non-Independent Trustees (as defined below) and Executive Officers of the Trust, their business addresses and principal occupations during the past five years are:

----------------------- -------------- ----------- ------------------------------------------ ----------- ------------
        Name,           Position(s)     Term of                    Principal                                 Other
       Address,         Held           Office and                Occupation(s)                Number of   Directorships
       And Age          with           Length of                 During Past 5                Portfolios    Held by
                        Fund           Time                          Years                    in Fund       Trustee
                                       Served (1)                                             Complex
                                                                                              Overseen
                                                                                              by Trustee
----------------------- -------------- ----------- ------------------------------------------ ----------- ------------

James W. Broadfoot (2)  Trustee         6 years    President and Chief Investment Officer         16          __
925 South Federal Hwy.  and                        -- US Equities of IMI; Director, Senior
Suite 600               President                  Vice President of Mackenzie Investment
Boca Raton, FL 33432    of Ivy                     Management Inc.;  Director of Ivy
Age:  59                Fund                       Mackenzie Distributors, Inc.; Director
                                                   of Ivy Mackenzie Services Corp.
----------------------- -------------- ----------- ------------------------------------------ ----------- ------------
Keith J. Carlson (2)                    8 years    Director, Chairman and Senior Vice             16          __
925 South Federal Hwy.  Trustee                    President of IMI; Director, President
Suite 600               and                        and Chief Executive Officer of Mackenzie
Boca Raton, FL 33432    Chairman                   Investment Management Inc. and Ivy
Age:  45                of Ivy                     Mackenzie Distributors, Inc.; Director,
                        Fund                       President and Chairman of Ivy Mackenzie
                                                   Services Corp.
----------------------- -------------- ----------- ------------------------------------------ ----------- ------------
Paula Wolfe                             4 years    Compliance Manager of Mackenzie                16          __
925 South Federal Hwy.  Secretary                  Investment Management Inc.; Assistant
Suite 600                                          Secretary of Ivy Fund ; Secretary of Ivy
Boca Raton, FL 33432                               Mackenzie Distributors, Inc.; Secretary
Age: 40                                            of Ivy Mackenzie Services Corp.
----------------------- -------------- ----------- ------------------------------------------ ----------- ------------
Beverly J. Yanowitch                     1 year    Vice President, Chief Financial Officer        16          __
925 South Federal Hwy.  Treasurer                  and Treasurer of Mackenzie Investment
Suite 600               of Ivy                     Management, Inc.; Vice Present and
Boca Raton, FL 33432      Fund                     Treasurer of IMI; Senior Vice President
Age:  52                                           and Treasurer of Ivy Mackenzie
                                                   Distributors, Inc. and Ivy Mackenzie
                                                   Services Corp.
----------------------- -------------- ----------- ------------------------------------------ ----------- ------------

(1)  Each Trustee and Officer serves an indefinite term, until he or she sooner dies, resigns, is removed, or becomes disqualified.

(2)  Deemed to be an "interested person" of the Trust, as defined in the 1940
     Act, by virtue of his or her employment by MIMI or IMI.

                                       51

         The Trustees who are not "interested persons" of the Trust within the meaning of Section 2(a)(19) of the 1940 Act ("Independent Trustees"), their business addresses and principal occupations during the past five years are:

--------------------------- -------------- ----------- ------------------------------------------ ----------- ------------
          Name,              Position(s)    Term of                    Principal                  Number of      Other
         Address,             Held with    Office and                Occupation(s)                Portfolios  Directorships
         And Age                Fund       Length of                 During Past 5                in Fund       Held by
                                           Time                          Years                    Complex       Trustee
                                           Served (1)                                             Overseen
                                                                                                  by Trustee
--------------------------- -------------- ----------- ------------------------------------------ ----------- ------------

John S. Anderegg, Jr.       Trustee        35 years    Chairman Emeritus, Dynamics Research       16               --
c/o Dynamics Research                                  Corp.; (Defense Contractor)
Corp.
60 Concord Street
Wilmington, MA 01810
Age:   78
--------------------------- -------------- ----------- ------------------------------------------ ----------- ------------
Stanley Channick            Trustee        27 years    Chairman, Scott Management Company;        16               --
20234 Valley Forge Circle                              President, The Channick Group; President
King of Prussia, PA 19406                              and CEO, The Whitestone Corporation
Age:   78                                              (Retired) (2)
--------------------------- -------------- ----------- ------------------------------------------ ----------- ------------
Dr. Roy J. Glauber          Trustee        41 years    Professor of Physics, Harvard University   16               --
Lyman Laboratory of
Physics
Harvard University
Cambridge, MA 02138
Age:  76
--------------------------- -------------- ----------- ------------------------------------------ ----------- ------------
Joseph G. Rosenthal         Trustee        10 years    Chartered Accountant. Rosenthal &          16               --
925 South Federal Highway                              Katkauskas (Accountants)
Suite 600
Boca Raton, FL 33432
Age:  67
--------------------------- -------------- ----------- ------------------------------------------ ----------- ------------
Richard N. Silverman        Trustee        29 years    President, Van Leer USA (Retired) (3);     16          Trustee of
925 South Federal Highway                              President, Hysil (Retired) (4)                           Boston
Suite 600                                                                                                       Ballet,
Boca Raton, FL 33432                                                                                            Member
Age:  78                                                                                                      Charitable
                                                                                                              Foundation
                                                                                                               Board and
                                                                                                                Newton
                                                                                                               Wellesley
                                                                                                               Hospital
--------------------------- -------------- ----------- ------------------------------------------ ----------- ------------
James Brendan Swan          Trustee        10 years    President, Airspray International Inc.     16               --
925 South Federal Highway                              (5)
Suite 600
Boca Raton, FL 33432
Age:  71
--------------------------- -------------- ----------- ------------------------------------------ ----------- ------------
Edward M. Tighe             Trustee        3 years     Chairmand and CEO of JBE Technology        16           Director
925 South Federal Highway                              Group, Inc. (6) President of Global                        of
Suite 600                                              Mutual Fund Services Inc.; President &                 Hansberger
Boca Raton, FL  33432                                  CEO of Global Technology                               Institutional
Age:  59                                                                                                        Funds &
                                                                                                                Global
                                                                                                              Funds Ltd.
--------------------------- -------------- ----------- ------------------------------------------ ----------- ------------

(1)  Each Trustee and Officer serves an indefinite term, until he or she sooner dies, resigns, is removed, or becomes disqualified.

(2)  Scott Management Co., The Channick Group and The Whitestone Corporation are
     consultants to insurance companies and agencies in the area of mass marketing and worksite payroll deduction marketing.

(3)  Manufacturer of packing materials.

(4)  Gift wrapping business.

(5)  Manufacturer of aerosol dispensing systems.

(6)  Telecommunications and computer network consulting.

         The Board has an Audit Committee, an Investment Review Committee, a
Valuation Committee, and a Corporate Governance Committee. The function of the
Audit Committee is to assist the Board in fulfilling its responsibilities to shareholders of the Fund relating to accounting and reporting, internal controls and the adequacy of auditing relative thereto. The Audit Committee currently consists of Joseph G. Rosenthal, Edward M. Tighe and J. Brendan Swan. During the
last year, the Audit Committee held 4 meetings.

                                       52

         The function of the Investment Review Committee is to consider the
Fund's investment processes, policies and risks, and the overall performance of the Fund. The Investment Review Committee currently consists of Edward M. Tighe,
James W. Broadfoot, Keith J. Carlson, Stanley Channick, Joseph G. Rosenthal and
Richard N. Silverman. During the last year, the Investment Review Committee held
4 meetings.

         The function of the Valuation Committee is to consider the valuation of portfolio securities which may be difficult to price. The Valuation Committee currently consists of Roy J. Glauber, John S. Anderegg, Jr. and James W.
Broadfoot. During the last year, the Valuation Committee held 4 meetings.

         The function of the Corporate Governance Committee is to consider the responsibilities and actions of the Board of Trustees. The Corporate Governance
Committee currently consists of Stanley Channick, Joseph G. Rosenthal, J.
Brendan Swan, Keith J. Carlson and Richard N. Silverman. During the last year, the Corporate Governance Committee held 4 meetings.

                               COMPENSATION TABLE

                                    IVY FUND
                      (FISCAL YEAR ENDED DECEMBER 31, 2001)

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                                                                 TOTAL COMPENSATION
                                AGGREGATE        PENSION OR RETIREMENT     ESTIMATED ANNUAL      FROM TRUST AND FUND
                            COMPENSATION FROM     BENEFITS ACCRUED AS        BENEFITS UPON         COMPLEX PAID TO
     NAME, POSITION               TRUST          PART OF FUND EXPENSES        RETIREMENT              TRUSTEES*
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

 John S. Anderegg, Jr.
       (Trustee)                 $25,000                  N/A                     N/A                  $25,000
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
   James W. Broadfoot
(Trustee and President)            $0                     N/A                     N/A                    $0
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
    Keith J. Carlson
 (Trustee and Chairman)            $0                     N/A                     N/A                   $0
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
    Stanley Channick
       (Trustee)                 $25,000                  N/A                     N/A                  $25,000
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
     Roy J. Glauber
       (Trustee)                 $25,000                  N/A                     N/A                  $25,000
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
  Joseph G. Rosenthal
       (Trustee)                 $25,000                  N/A                     N/A                  $25,000
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
  Richard N. Silverman
       (Trustee)                 $25,000                  N/A                     N/A                  $25,000
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
    J. Brendan Swan
       (Trustee)                 $25,000                  N/A                     N/A                  $25,000
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
    Edward M. Tighe
       (Trustee)                 $25,000                  N/A                     N/A                  $25,000
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
      Paula Wolfe
 (Assistant Secretary)             $0                     N/A                     N/A                    $0
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
  Beverly J. Yanowitch
      (Treasurer)                  $0                     N/A                     N/A                    $0
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

* The Fund complex consists of Ivy Fund.

                                       53

         As of April 4, 2002, the Officers and Trustees of the Trust as a group owned beneficially or of record less than 1% of the outstanding Class A, Class
B, Class C, Class I and Advisor Class shares of each of the sixteen Ivy funds that are series of the Trust, except that the Officers and Trustees of the Trust as a group owned 1.97%, 4.34%, 18.71% and 8.87% of Ivy Cundill Global Value
Fund, Ivy Global Science & Technology Fund, Ivy Growth Fund and Ivy US Emerging
Growth Fund Advisor Class shares, respectively.

         The following table sets forth the dollar range of shares of the Fund held directly or indirectly by the Trustees:

                                          DOLLAR RANGE OF
                        DOLLAR RANGE OF         EQUITY                             DOLLAR RANGE OF
                           EQUITY         SECURITIES IN                         EQUITY SECURITIES      DOLLAR RANGE OF
                         SECURITIES IN       IVY EUROPEAN      DOLLAR RANGE OF      IN IVY GLOBAL      EQUITY SECURITIES IN
                         IVY DEVELOPING     OPPORTUNITIES     EQUITY SECURITIES   NATURAL RESOURCES    IVY GLOBAL SCIENCE &
NAME OF TRUSTEE           MARKET FUND            FUND         IN IVY GLOBAL FUND         FUND             TECHNOLOGY FUND
---------------          --------------      ------------     ------------------  -----------------   -------------------

John S. Anderegg, Jr         $     --           $     --            $     --            $     --              $     --
James W. Broadfoot                 --             62,182                  --                  --                    --
Keith J. Carlson                   --                 --                  --                  --                    --
Stanley Channick                   --                 --                  --                  --                    --
Dr. Roy J. Glauber                 --            277,673                  --                  --                 6,407
Joseph G. Rosenthal                --                 --                  --                  --                    --
Richard N. Silverman            7,205             82,444                  --                  --                 7,512
J. Brendan Swan                    --                 --                  --                  --                    --
Edward M. Tighe                    --                 --                  --                  --                    --

                                       54

                                               DOLLAR RANGE OF
                     DOLLAR RANGE OF EQUITY   EQUITY SECURITIES     DOLLAR RANGE OF
                       SECURITIES IN IVY          IN IVY           EQUITY SECURITIES    AGGREGATE DOLLAR RANGE IN ALL FUNDS
                      INTERNATIONAL SMALL       INTERNATIONAL        IN IVY PACIFIC      OVERSEEN BY THE TRUSTEE IN THE IVY
NAME OF TRUSTEE         COMPANIES FUND          VALUE FUND        OPPORTUNITIES FUND                FUND FAMILY
---------------    ------------------------  -------------------  --------------------  -----------------------------------

John S. Anderegg, Jr       $      --              $      --              $     --                   $144,781
James W. Broadfoot                --                     --                    --                    404,680
Keith J. Carlson                  --                     --                    --                        140
Stanley Channick                  --                     --                    --                     55,485
Dr. Roy J. Glauber                --                     --                    --                    371,607
Joseph G. Rosenthal               --                     --                    --                         --
Richard N. Silverman              --                     --                 7,940                    158,140
J. Brendan Swan                   --                     --                    --                         --
Edward M. Tighe                   --                     --                    --                     21,306

         PERSONAL INVESTMENTS BY EMPLOYEES OF IMI, IMDI, HENDERSON, MFC AND THE
TRUST. IMI, IMDI and the Trust have adopted a Code of Ethics and Business
Conduct Policy, MFC has adopted a Business Conduct Policy for Officers,
Directors and Access Persons and Henderson has incorporated a code of ethics into its Compliance and Procedures Manual (the "Codes of Ethics") which are each designed to identify and address certain conflicts of interest between personal investment activities and the interests of investment advisory clients such as each Fund, in compliance with Rule 17j-1 under the 1940 Act. The Codes of Ethics permit personnel of IMI, IMDI, Henderson, MFC and the Trust subject to the Codes of Ethics to engage in personal securities transactions, including with respect to securities held by one or more Funds, subject to certain requirements and restrictions.

                         PRINCIPAL HOLDERS OF SECURITIES

                                 SHARE OWNERSHIP

         To the knowledge of the Trust as of April 4, 2002, no shareholder owned beneficially or of record 5% or more of any Fund's outstanding shares of any class, with the following exceptions:

                  CLASS A

Of the outstanding Class A shares of:

         IVY CUNDILL GLOBAL VALUE FUND, Raymond James & Assoc Inc CSDN Kyle M
Payne IRA, 221 Sylvan Glen Drive, South Bend, IN 46615, owned of record
2,762.486 shares (8.08%), and John M Elkowitz Jr., 41 Smith Road, Denville, NJ
07834, owned of record 2598.811 shares (7.60%), and William L. Tepas Sep IRA, 48
Oakview Dr., Amherst, NY 14221, owned of record 2,479.669 (7.25%), and Katherine

                                       55

E. Sayre, Separate Property, PO Box 2224, Canyon Lake, TX 78130, owned of record
2,444.495 shares (7.15%), and Evelyn Dolins,Cust FBO: Sarah Laura Dolins
UGMA/PA, 6 Jean Lo Way, York, PA 17402, owned of record 1,803.413 shares
(5.27%), Jeanette C Arnone, 14 Lions Street, East Strousberg, PA 18301, owned of record 1,709.474 shares (5.00%);

         IVY EUROPEAN OPPORTUNITIES FUND, Merrill Lynch Pierce Fenner & Smith
For the sole benefit of its customers, Attn: Fund Administration, 4800 Deer Lake
Dr. E, 3rd FL, Jacksonville, FL 32246, owned of record 303,064.982 shares
(14.05%), and Charles Schwab & Co. Inc. Reinvest Account, Attn: Mutual Fund
Dept., 101 Montgomery Street, San Francisco, CA 94104, owned of record
162,633.605 shares (7.54%);

         IVY GLOBAL NATURAL RESOURCES FUND, Carn & Co. #93030213 Wacker Salaried
SVGS Plan Act42300001285000000 Attn: Mutual Funds Star , P.O. Box 96211
Washington, DC 20090-6211,owned of record 67,907.258 shares (5.53%), and Charles
Schwab & Co. Inc. Reinvest Account, Attn: Mutual Fund Dept., 101 Montgomery
Street, San Francisco, CA 94104, owned of record 194,730.641 shares (15.86%), and Merrill Lynch Pierce Fenner & Smith For the sole benefit of its customers,
Attn: Fund Administration, 4800 Deer Lake Dr. E, 3rd FL, Jacksonville, FL 32246,
owned of record 77,836.226 shares (6.34%), and Deutsche Bank Securities Inc.
FBO: 235-73733-11, PO Box 1346, Baltimore, MD 21203, VA 21203, owned of record
75,131.480 shares (6.12%);

         IVY GLOBAL SCIENCE & TECHNOLOGY FUND, Donaldson Lufkin Jenrette
Securities Corporation Inc., P.O. Box 2052, Jersey City, NJ 07303-9998, owned of record 46,068.538 shares (5.04%),BBH & Co, Cust FBO: Lifetime Achievement Fund,
525 Washington Blvd, Jersey City, NJ 07310, owned of record 56,657.224 shares
(6.20%), and Securities Trust Co. as Trustee FBO: Local 104 Supplemental Pension
Plan, 2390 East Camelback Road Ste. 240, Phoenix, AZ 85016, owned of record
48,831.395 shares (5.34%);

         IVY INTERNATIONAL FUND, Merrill Lynch Pierce Fenner & Smith For the
sole benefit of its customers, Attn: Fund Administration, 4800 Deer Lake Dr. E,
3rd Floor, Jacksonville, FL 32246, owned of record 2,594,179.817 (26.85%), and
Charles Schwab & Co. Inc. Reinvest Account, Attn: Mutual Fund Dept., 101
Montgomery Street, San Francisco, CA 94104, owned of record 1,275,845.774 shares
(13.20%);

         IVY INTERNATIONAL SMALL COMPANIES FUND, Merrill Lynch Pierce Fenner &
Smith For the sole benefit of its customers, Attn: Fund Administration, 4800
Deer Lake Dr. E, 3rd FL, Jacksonville, FL 32246, owned of record 43,468.854 shares (11.02%);

         IVY INTERNATIONAL VALUE FUND, Merrill Lynch Pierce Fenner & Smith For
the sole benefit of its customers, Attn: Fund Administration, 4800 Deer Lake Dr.
E, 3rd FL, Jacksonville, FL 32246 owned of record 487,739.415 shares (38.73%);

         IVY PACIFIC OPPORTUNITIES FUND, Merrill Lynch Pierce Fenner & Smith For
the sole benefit of its customers, Attn: Fund Administration, 4800 Deer Lake Dr.
E, 3rd FL, Jacksonville, FL 32246, owned of record 76,218.797 shares (8.30%);
and

         IVY US EMERGING GROWTH FUND, F & Co. Inc. Cust FBO 401 K Plan, Attn:
Cathy Laich ADM, 300 River Place - Suite 4000, Detroit, MI 48207, owned of record 158,123.679 shares (7.75%).

                                       56

CLASS B

Of the outstanding Class B shares of:

         IVY BOND FUND, Merrill Lynch Pierce Fenner & Smith For the sole benefit of its customers, Attn: Fund Administration, 4800 Deer Lake Dr. E, 3rd FL,
Jacksonville, FL 32246, owned of record 1,065,008.211 shares (47.74%);

         IVY CUNDILL GLOBAL VALUE FUND, Raymond James & Assoc Inc FAO: Katherine
P. Ralston & James W. Ralston JT/WROS, 609 Hwy 466, Lady Lake, FL 32159, owned of record 835.491 shares (24.27%), Catherine Kawula, 1900 West Alpha Court,
Lecanto, FL 34461-8435, owned of record 639.631 shares (18.58%), IBT Cust Ira
Fbo: Phyllis W Monahan, 15 B Swan Cedar Glen West, Manchester, NJ 08759, owned of record 453.697 shares (13.18%), Lawrence J Mccarthy, 14 Sarian Drive, Nepune,
NJ 07753, owned of record 448.060 shares (13.02%), Phyllis Monahan, Cedar Glenn
West, 15 B Swan, Manchester, NJ 08759, owned of records 428.207 shares (12.44%),
Dorothy V Hosonitz, 223 Goodmans Crossing, Clark, NJ 07066-2754, owned of record
323.276 shares (9.39%), IBT Cust IRA FBO: Candace Pignatello, 162 Newark Ave,
Bloomfield, NJ 07003, owned of record 312.929 shares (9.09%);

         IVY DEVELOPING MARKETS FUND, Merrill Lynch Pierce Fenner & Smith For
the sole benefit of its customers, Attn: Fund Administration, 4800 Deer Lake Dr.
E, 3rd FL, Jacksonville, FL 32246, owned of record 98,627.609 shares (26.97%);

         IVY EUROPEAN OPPORTUNITIES FUND, Merrill Lynch Pierce Fenner & Smith
For the sole benefit of its customers, Attn: Fund Administration, 4800 Deer Lake
Dr. E, 3rd FL, Jacksonville, FL 32246, owned of record 583,670.050 shares
(25.48%);

         IVY GLOBAL FUND, Merrill Lynch Pierce Fenner & Smith For the sole benefit of its customers, Attn: Fund Administration, 4800 Deer Lake Dr. E, 3rd
FL, Jacksonville, FL 32246, owned of record 51,540.966 shares (18.67%);

         IVY GLOBAL NATURAL RESOURCES FUND, Merrill Lynch Pierce Fenner & Smith
For the sole benefit of its customers, Attn: Fund Administration, 4800 Deer Lake
Dr. E, 3rd FL, Jacksonville, FL 32246, owned of record 68,342.843 shares
(11.37%) and Rede & Co, 4380 SW Macadam Suite 450, Portland, OR 97201, owned of record 42,666.000 shares (7.10%);

         IVY GLOBAL SCIENCE & TECHNOLOGY FUND, Merrill Lynch Pierce Fenner &
Smith Inc. Mutual Fund Operations - Service Team, 4800 Deer Lake Dr. E, 3rd FL,
Jacksonville, FL 32246, owned of record 87,925.353 shares (10.74%);

         IVY GROWTH FUND, Merrill Lynch Pierce Fenner & Smith For the sole benefit of its customers, Attn: Fund Administration, 4800 Deer Lake Dr. E, 3rd
FL, Jacksonville, FL 32246, owned of record 73,155.436 shares (15.56%);

         IVY INTERNATIONAL FUND, Merrill Lynch Pierce Fenner & Smith For the
sole benefit of its customers, Attn: Fund Administration, 4800 Deer Lake Dr. E,
3rd FL, Jacksonville, FL 32246, owned of record 2,577,317.424 shares (42.60%);

                                       57

         IVY INTERNATIONAL SMALL COMPANIES FUND, Merrill Lynch Pierce Fenner &
Smith For the sole benefit of its customers, Attn: Fund Administration, 4800
Deer Lake Dr. E, 3rd FL, Jacksonville, FL 32246, owned of record 109,860.158 shares (31.02%);

         IVY INTERNATIONAL VALUE FUND, Merrill Lynch Pierce Fenner & Smith For
the sole benefit of its customers, Attn: Fund Administration, 4800 Deer Lake Dr.
E, 3rd FL, Jacksonville, FL 32246, owned of record 2,723,623.738 shares
(56.89%);

         IVY PACIFIC OPPORTUNITIES FUND, Merrill Lynch Pierce Fenner & Smith For
the sole benefit of its customers, Attn: Fund Administration, 4800 Deer Lake Dr.
E, 3rd FL, Jacksonville, FL 32246, owned of record 126,191.785 shares (23.07%);

         IVY US BLUE CHIP FUND, Merrill Lynch Pierce Fenner & Smith For the sole benefit of its customers, Attn: Fund Administration, 4800 Deer Lake Dr. E, 3rd
FL, Jacksonville, FL 32246, owned of record 322,620.577 shares (15.95%); and

         IVY US EMERGING GROWTH FUND, Merrill Lynch Pierce Fenner & Smith For
the sole benefit of its customers, Attn: Fund Administration, 4800 Deer Lake Dr.
E, 3rd FL, Jacksonville, FL 32246, owned of record 256,476.943 shares (20.44%).

CLASS C

Of the outstanding Class C shares of:

         IVY BOND FUND, Merrill Lynch Pierce Fenner & Smith For the sole benefit of its customers, Attn: Fund Administration, 4800 Deer Lake Dr. E, 3rd FL,
Jacksonville, FL 32246, owned of record 146,700.086 shares (62.45%);

         IVY DEVELOPING MARKETS FUND, Merrill Lynch Pierce Fenner & Smith For
the sole benefit of its customers, Attn: Fund Administration, 4800 Deer Lake Dr.
E., 3rd FL, Jacksonville, FL 32246, owned of record 31,175.141 shares (32.28%), and Donaldson Lufkin Jenrette Securities Corp Inc, PO Box 2052, Jersey City, NJ
07303-9998, owed of record 7,301.270 shares (7.56%);

         IVY EUROPEAN OPPORTUNITIES FUND, Merrill Lynch Pierce Fenner & Smith
For the sole benefit of its customers, Attn: Fund Administration, 4800 Deer Lake
Dr. E., 3rd FL, Jacksonville, FL 32246, owned of record 728,807.904 shares
(42.93%);

         IVY GLOBAL FUND, Merrill Lynch Pierce Fenner & Smith For the sole benefit of its customers, Attn: Fund Administration, 4800 Deer Lake Dr. E., 3rd
FL, Jacksonville, FL 32246, owned of record 4,365.729 shares (25.71%), IBT CUST
403(B) FBO Mattie A Allen, 755 Selma PL., San Diego, CA 92114-1711, owned of record 2,891.025 shares (17.03%), Salomon Smith Barney Inc., 00157417165, 333
West 34th St. - 3rd Floor, New York, NY 10001, owned of record 2,256.265 shares
(13.29%), Salomon Smith Barney Inc., 00141860273, 333 West 34th St 3rd "Floor.,
New York, NY 10001, owned of record 1,256.132 shares (7.39%), Salomon Smith
Barney Inc., 00121066732, 333 West 34th St. - 3rd Floor, New York, NY 10001,
owned of record 1,177.856 shares (6.93%), and Smith Barney Inc. 00107866133, 388
Greenwich Street, New York, NY 10013, owned of record shares 1,041.015 (6.13%),
Smith Barney Inc., 00112701249, 388 Greenwich Street, New York, NY 10013, owned of record 982.067 shares (5.78%);

                                       58

         IVY GLOBAL NATURAL RESOURCES FUND, Salomon Smith Barney Inc.,
00150805236, 333 West 34th St 3rd Fl., New York, NY 10001, owned of record
12,049.188 shares (5.02%), Merrill Lynch Pierce Fenner & Smith For the sole benefit of its customers, Attn: Fund Administration, 4800 Deer Lake Dr. E., 3rd
FL, Jacksonville, FL 32246, owned of record 29,288.072 shares (12.20%), US
Bandcorp Piper Jaffray A/C #5882-0411, U S Bancorp Center, 800 Nicollet Mall,
Minneapolis, MN 55402 owned of record 15,698.587 shares (6.54%);

         IVY GLOBAL SCIENCE & TECHNOLOGY FUND, Merrill Lynch Pierce Fenner &
Smith Inc. Mutual Fund Operations - Service Team, 4800 Deer Lake Dr. E, 3rd FL,
Jacksonville, FL 32246, owned of record 32,904.764 shares (15.82%);

         IVY GROWTH FUND, Merrill Lynch Pierce Fenner & Smith For the sole benefit of its customers, Attn: Fund Administration, 4800 Deer Lake Dr. E., 3rd
FL, Jacksonville, FL 32246, owned of record 2,359.140 shares (9.02%), First
Presbyterian Church of McAlester, a Non Profit Corporation, PO Box 1550, 222 E
Washington, McAlester, OK 74502-1550, owned of record 3,806.649 shares (14.56%),
Mary Ann Ash & Robert R. Ash JT -Ten, 1119 Rundle Street, Scranton, PA 18504,
owned of record 2,302.853 shares (8.81%), Salomon Smith Barney Inc.
#00121013039, 333 West 34th Street 3rd Floor, New York, NY 10001, owned of record 1,743.389 shares (6.67%), Fiduciary Trust Co. of NH Cust 403(B) FBO: Jack
L. Ewen, 278 Southside Drive, Oneonta, NY 13820, owned of record 1,630.943 shares (6.24%), Fiduciary Trust Co of NH Cust IRA FBO: Roland Wise, 45 Fordham,
Buffalo, NY 14216, owned of record 1,629.655 shares (6.23%);

         IVY INTERNATIONAL FUND, Merrill Lynch Pierce Fenner & Smith For the
sole benefit of its customers, Attn: Fund Administration, 4800 Deer Lake Dr. E.,
3rd FL, Jacksonville, FL 32246, owned of record 723,518.558 shares (62.10%);

         IVY INTERNATIONAL SMALL COMPANIES FUND, Merrill Lynch Pierce Fenner &
Smith For the sole benefit of its customers, Attn: Fund Administration, 4800
Deer Lake Dr. E., 3rd FL, Jacksonville, FL 32246, owned of record 162,385.988 shares (63.89%);

         IVY INTERNATIONAL VALUE FUND, Merrill Lynch Pierce Fenner & Smith For
the sole benefit of its customers, Attn: Fund Administration, 4800 Deer Lake Dr.
E., 3rd FL, Jacksonville, FL 32246, owned of record 976,744.805 shares (59.95%);

         IVY MONEY MARKET FUND, Robert J Laws & Katherine A Laws JT ten, PO Box
723, Ramona, CA 92065, owned of record 43,871.340 shares (11.84%), First Trust
Corp Cust IRA FBO: Suzanne Helen Anderson U/A/D 10-31-95 #135129-0001, PO Box
173301, Denver, CO 80217-3301, owned of record 35,317.650 shares (9.53%), IBT
Cust IRA FBO: Betty J. Carson, 1987 Higgins Lane, El Centro, CA 92243, owned of record 27,781.690 shares (7.50%), Kenneth S. Hansen, 302 Lakeshore Dr, Lakeside,
IA 50588-7660, owned of record 24,316.970 shares (6.56%), and Anthony L. Bassano
& Marie E. Bassano Ttees of the Anthony & Marie Bassano Trust U/A/D 05-25-99,
8934 Bari Court, Port Richey, FL 34668, owned of record 18,780.970 shares
(5.07%);

                                       59

         IVY PACIFIC OPPORTUNITIES FUND, Merrill Lynch Pierce Fenner & Smith for
the sole benefit of its customers, Attn: Fund Administration, 4800 Deer Lake Dr
E., 3rd FL, Jacksonville, FL 32246, owned of record 25,760.540 shares (21.47%);

         IVY US BLUE CHIP FUND, Merrill Lynch Pierce Fenner & Smith For the sole benefit of its customers, Attn: Fund Administration, 4800 Deer Lake Dr. E., 3rd
FL, Jacksonville, FL 32246, owned of record 35,609.358 shares (31.31%); and

         IVY US EMERGING GROWTH FUND, Merrill Lynch Pierce Fenner & Smith For
the sole benefit of its customers, Attn: Fund Administration, 4800 Deer Lake Dr.
E., 3rd FL, Jacksonville, FL 32246, owned of record 52,859.279 shares (29.60%), and First Clearing Corp, A/C 3109-0705, Robert Feinberg and Harriet Feinberg
JTWROS, 1824 Byberry Road, Bensalem, PA 19020-4455, owned of record 9,162.445 shares (5.13%).

CLASS I

Of the outstanding Class I shares of:

         IVY EUROPEAN OPPORTUNITIES FUND, NFSC FEBO # RAS-469041 NFSC/FMTC IRA
FBO Charles Peavy, 2025 Eagle Nest Bluff, Lawrenceville, GA 30244, owned of record 642.383 shares (100%); and

         IVY INTERNATIONAL FUND, Harleysville Mutual Ins Co/Equity, 355 Maple
Ave, Harleysville, PA 19438, owned of record 284,051.014 shares (35.68%),
Vanguard Fiduciary Trust Company FBO Ivy Funds, PO Box 2900, Valley Forge, PA
19482, owned of record 197,455.576 shares (24.80%), Liz Claiborne Foundation,
One Claiborne Ave, N Bergen, NJ 07047, owned of record 102,444.806 shares
(12.86), David & Co, PO Box 188, Murfreesboro, TN 37133-0188, owned of record
89,730.410 shares (11.27%), Lynspen and Company , P.O. Box 830804, Birmingham,
AL 35283, owned of record 43,905.578 Shares (5.51%).

ADVISOR CLASS

Of the outstanding Advisor Class shares of:

         IVY BOND FUND, NFSC FEBO # 279-055662 C/James Ferris/Bro, B Yanowitch/J
Broadfoot TTES U/A 01/01/98, 925 South Federal Highway, Suite 600, Boca Raton,
FL 33432-6143, owned of record 14,093.040 shares (61.31%), LPL Financial
Services, 9785 Towne Centre Drive, San Diego, CA 92121-1968, owned of record
8,890.147 shares (38.68%);

         IVY CUNDILL GLOBAL VALUE FUND, Mackenzie Investment Mgmt Inc., Attn:
Bev Yanowitch, 925 South Federal Highway, Suite 600, Boca Raton, FL 33432, owned of record 57,756.571 shares (56.61%), Peter Cundill Holdings Ltd., 1100 Melville
St., Ste. 200, Vancouver BC V6E 4A6, owned of record 37,266.358 shares (36.52%);

         IVY PACIFIC OPPORTUNITIES FUND, Merrill Lynch Pierce Fenner & Smith For
the sole benefit of its customers, Attn: Fund Administration, 4800 Deer Lake Dr.
E., 3rd FL, Jacksonville, FL 32246, owned of record 518.000 shares (8.94%),
Donaldson Lufkin Jenrette Securities Corporation Inc, PO Box 2052, Jersey City,

                                       60

NJ 07303-9998 owned of record 4,512.894 shares (77.93%), and Donaldson Lufkin
Jenrette Securities Corporation Inc, PO Box 2052, Jersey City, NJ 07303-9998
owned of record 748.503 shares (12.92%);

         IVY DEVELOPING MARKETS FUND, NFSC FEBO # 279-055662 C/James Ferris/Bro,
B Yanowitch/J Broadfoot TTES U/A 01/01/98, 925 South Federal Highway, Suite 600,
Boca Raton, FL 33432-6143, owned of record 8,970.050 shares (98.36%);

         IVY EUROPEAN OPPORTUNITIES FUND, Merrill Lynch Pierce Fenner & Smith
For the sole benefit of its customers, Attn: Fund Administration, 4800 Deer Lake
Dr. E., 3rd FL, Jacksonville, FL 32246, owned of record 325,841.346 shares
(51.60%), Donaldson Lufkin Jenrette Securities Corporation Inc, PO Box 2052,
Jersey City, NJ 07303-9998 owned of record 75,318.881 shares (11.92%); and
Donaldson Lufkin Jenrette Securities Corporation Inc, PO Box 2052, Jersey City,
NJ 07303-9998 owned of record 62,497.356 shares (9.89%);

         IVY GLOBAL FUND, NFSC FEBO # 279-055662 C/James Ferris/Bro, B
Yanowitch/J Broadfoot TTES U/A 01/01/98 925 South Federal Highway, Suite 600,
Boca Raton, FL 33432-6143, owned of record 6,680.157 shares (61.83%), and
Merrill Lynch Pierce Fenner & Smith For the sole benefit of its customers, Attn:
Fund Administration, 4800 Deer Lake Dr E., 3rd FL, Jacksonville, FL 32246, owned of record 3,768.327 shares (34.88%);

         IVY GLOBAL NATURAL RESOURCES FUND, FTC & Co Account #00055 Datalynx ,
PO Box 173736, Denver, Co 80217-3736, owned of record 122,047.343 (27.25%), FTC
& Co Attn Datalynx #118, PO Box 173736, Denver, Co 80217-3736, owned of record
96,748.874 (21.60%), FTC & Co Attn Datalynx #464, PO Box 173736, Denver, Co
80217-3736, owned of record 80,663.486 (18.01%), FTC & Co Attn Datalynx #00315,
PO Box 173736, Denver, Co 80217-3736, owned of record 51,401.961 (11.47%), and
FTC & Co Attn Datalynx #00328, PO Box 173736, Denver, Co 80217-3736, owned of record 51,256.969 (11.44%);

         IVY GLOBAL SCIENCE & TECHNOLOGY FUND, NFSC FEBO # 279-055662 C/James
Ferris/Bro, B Yanowitch/J Broadfoot TTES U/A 01/01/98, 925 South Federal
Highway, Suite 600, Boca Raton, FL 33432-6143 owned of record 13,236.316 shares
(53.55%), and Robert Chapin & Michelle Broadfoot TTEE Of The Nella Manes Trust
U/A/D 04-09-92, 117 Thatch Palm Cove, Boca Raton, FL 33432, owned of record
3,321.388 shares (13.43%);

         IVY GROWTH FUND, NFSC FEBO # 279-055662 C/James Ferris/Bro, B
Yanowitch/J Broadfoot TTES U/A 01/01/98, 925 South Federal Highway, Suite 600,
Boca Raton, FL 33432-6143, owned of record 17,040.218 shares (39.12%) and
Merrill Lynch Pierce Fenner & Smith For the sole benefit of its customers, Attn:
Fund Administration, 4800 Deer Lake Dr. E., 3rd FL, Jacksonville, FL 32246,
owned of record 17,322.097 shares (39.77%), and James Broadfoot, 117 Thatch Palm
Cove, Boca Raton, Fl 33432, owned of record 8,150.114 shares (18.71%);

         IVY INTERNATIONAL FUND, Merrill Lynch Pierce Fenner & Smith For the
sole benefit of its customers, Attn: Fund Administration, 4800 Deer Lake Dr. E.,
3rd FL, Jacksonville, FL 32246, owned of record 249.377 shares (100%);

         IVY INTERNATIONAL GROWTH FUND, Mackenzie Investment Mgmt Inc., Attn:
Bev Yanowitch, 925 South Federal Highway, Suite 600, Boca Raton, FL 33432, owned of record 51,214.386 shares (99.88%);

                                       61

         IVY INTERNATIONAL SMALL COMPANIES FUND, Merrill Lynch Pierce Fenner &
Smith For the sole benefit of its customers, Attn: Fund Administration, 4800
Deer Lake Dr. E., 3rd FL, Jacksonville, FL 32246, owned of record 94,687.863 shares (93.04%); NFSC FEBO # 279-055662, C/James Ferris/Bro, B Yanowitch/J
Broadfoot TTES U/A 01/01/98, 925 South Federal Highway, Suite 600, Boca Raton,
FL 33432-6143, owned of record 6,190.702 shares (6.08%),

         IVY INTERNATIONAL VALUE FUND, Charles Schwab & Co Inc., Reinvest
Account, Attn: Mutual Fund Dept, 101 Montgomery Street, San Francisco, CA 94104,
owned of record 1,535.769 shares (5.98%), Merrill Lynch Pierce Fenner & Smith
For the sole benefit of its customers, Attn: Fund Administration, 4800 Deer Lake
Dr E., 3rd FL, Jacksonville, FL 32246, owned of record 1,792.768 shares (6.98%),
NFSC FEBO # 279-055662, C/James Ferris/Bro, B Yanowitch/J Broadfoot TTES U/A
01/01/98, 925 South Federal Highway, Suite 600, Boca Raton, FL 33432-6143, owned of record 7,001.558 shares (27.26%), Donaldson Lufkin Jenrette Securities
Corporation Inc., PO Box 2052, Jersey City, NJ 07303-2052, owned of record
2,062.330 shares (8.03%), LPL Financial Services A/C #3383-3796, 9785 Towne
Centre Drive, San Diego, CA 92121-1968, owned of record 2,503.224 shares
(9.74%), LPL Financial Services A/C #1572-6093, 9785 Towne Centre Drive, San
Diego, CA 92121-1968, owned of record 3,218.761 shares (12.53%), LPL Financial
Services A/C #1982-6979, 9785 Towne Centre Drive, San Diego, CA 92121-1968,
owned of record 1,900.057 shares (7.39%), and LPL Financial Services A/C
#7105-6816, 9785 Towne Centre Drive, San Diego, CA 92121-1968, owned of record
1,310.281 shares (5.10%);

         IVY US BLUE CHIP FUND, Mackenzie Investment Management Inc., Attn: Bev
Yanowitch, 925 South Federal Highway, Suite 600, Boca Raton, FL 33432, owned of record 51,179.697 shares (54.41%), NFSC FEBO # 279-055662 C/James Ferris/Bro, B
Yanowitch/J Broadfoot TTES U/A 01/01/98, 925 South Federal Highway, Suite 600,
Boca Raton, FL 33432-6143, owned of record 38,299.532 shares (40.72%); and

         IVY US EMERGING GROWTH FUND, NFSC FEBO # 279-055662 C/James Ferris/Bro,
B Yanowitch/J Broadfoot TTES U/A 01/01/98, 925 South Federal Highway, Suite 600,
Boca Raton, FL 33432-6143, owned of record 26,549.906 shares (56.61%), Charles
Schwab & Co. Inc. Reinvest Account, Attn: Mutual Fund Dept., 101 Montgomery
Street, San Francisco, CA 94104, owned of record 4,850.696 shares (10.34%), and
James W Broadfoot, 117 Thatch Palm Cove, Boca Raton, FL 33432, owned of record
2,393.086 shares (5.10%).

                     INVESTMENT ADVISORY AND OTHER SERVICES

BUSINESS MANAGEMENT AND INVESTMENT ADVISORY SERVICES

         IMI provides both business management and investment advisory services to the Funds, with the exception of Ivy Global Natural Resources Fund, for which
IMI acts solely as manager. IMI is a wholly-owned subsidiary of Mackenzie
Investment Management Inc. ("MIMI"), 925 South Federal Highway, Suite 600, Boca
Raton, Florida 33432. MIMI, a Delaware corporation, has approximately 15% of its

                                       62

outstanding common stock listed for trading on the Toronto Stock Exchange
("TSE"). IMI is an indirect subsidiary of Mackenzie Financial Corporation
("MFC"), 150 Bloor Street West, Suite 400, Toronto, Ontario, Canada M5S3B5. MFC
is a wholly-owned Subsidiary of Investors Group Inc. ("IGI"), One Canada Centre,
447 Portage Avenue, Winnipeg, Manitoba, Canada R3C3B6. MFC is a corporation organized under the laws of Ontario. MFC is registered in Ontario as a mutual fund dealer and provides investment advisory services for Ivy Global Natural
Resources Fund. IMI also currently acts as manager and investment advisor to the other series of Ivy Fund.

         Henderson Investment Management Limited ("Henderson"), 4 Broadgate,
London, England EC2M 2DA, serves as subadvisor to Ivy European Opportunities
Fund and Ivy International Small Companies Fund. For its services, Henderson receives a fee from IMI that is equal, on an annual basis, to 0.22% of each
Fund's average net assets. Henderson is a wholly owned subsidiary of Henderson plc, located at the same address as Henderson. Henderson plc is a wholly owned subsidiary of AMP Limited, an Australian life insurance and financial services company located at AMP Building, 24th Floor, 33 Alfred Street, Sydney, New South
Wales 2000 Australia.

         From February 1, 1999 to November 6, 2000, Henderson served as subadvisor with respect to 50% of the net assets of Ivy International Small
Companies Fund. Since November 7, 2000, Henderson has served as subadvisor with respect to 100% of the net assets of Ivy International Small Companies Fund. For its services, Henderson receives a fee from IMI that is equal, on an annual basis, to 0.22% of that portion of the Fund's assets that Henderson manages.

         Ivy Global Natural Resources Fund pays IMI a monthly fee for providing business management services at an annual rate of 0.50% of the Fund's average net assets. For investment advisory services, Ivy Global Natural Resources Fund pays MFC, through IMI, a monthly fee at an annual rate of 0.50% of its average net assets.

         During the fiscal years ended December 31, 1999, 2000 and 2001, Ivy
Global Natural Resources Fund paid IMI fees of $35,984, $42,385 and $62,113, respectively. During the fiscal years ended December 31, 1999, 2000 and 2001,
IMI reimbursed Fund expenses in the amount of $170,530, $190,682 and $181,477, respectively. During the fiscal years ended December 31, 1999, 2000 and 2001, the Fund paid MFC fees of $35,984, $42,385 and $62,113, respectively.

                                       63

         Ivy European Opportunities Fund pays IMI a monthly fee for providing business management and investment advisory services at an annual rate of 1.00%
of the first $250 million I-n average net assets, 0.85% on the next $250 million in average net assets, and 0.75% on average net assets over $500 million.

         Each other Fund pays IMI a monthly fee for providing business management and investment advisory services at an annual rate of 1.00% of the
Fund's average net assets.

         During the fiscal years ended December 31, 1999, 2000 and 2001, Ivy
Developing Markets Fund paid IMI fees of $152,772, $147,842 and $69,023, respectively. During the fiscal years ended December 31, 1999, 2000 and 2001,
IMI reimbursed Fund expenses of $149,367, $204,372 and $148,768, respectively.

         During the period from commencement (May 3, 1999) through December 31,
1999 and the fiscal years ended December 31, 2000, Ivy European Opportunities
Fund paid IMI fees of $27,735, $1,937,417 and $1,325,025, respectively. During the same periods, IMI reimbursed Fund expenses in the amount of $107,722, $0 and
$19,587, respectively. During the same periods, IMI paid subadvisory fees to
Henderson in the amount of $14,286, $361,694 and $291,013, respectively.

         During the fiscal years ended December 31, 1999, 2000 and 2001, Ivy
Global Fund paid IMI fees of $202,715, $163,977 and $97,794, respectively.
During the same periods, IMI reimbursed Fund expenses in the amount of $120,751,
$153,851 and $202,092, respectively.

         During the fiscal years ended December 31, 1999, 2000 and 2001, Ivy
Global Science & Technology Fund paid IMI fees of $466,093, $1,119,519 and
$415,731, respectively. During the same periods, IMI reimbursed Fund expenses in the amount of $0, $0 and $106,670, respectively.

         During the fiscal years ended December 31, 1999, 2000 and 2001, Ivy
International Small Companies Fund paid IMI fees of $28,729, $109,655, and
$172,723, respectively. During the same periods, IMI reimbursed Fund expenses in the amount of $178,983, $167,518 and $156,893, respectively. During the period from February 1, 2000 to December 31, 2000 and the fiscal years ended December
31, 2000 and 2001, IMI paid subadvisory fees to Henderson in the amount of
$5,451, $14,394 and $37,923, respectively.

         During the fiscal years ended December 31, 1999, 2000 and 2001, Ivy
International Value Fund paid IMI fees of $1,533,107, $1,496,637 and $965,448, respectively. During the same periods, IMI reimbursed Fund expenses in the amount of $226,984, $274,726 and $369,480, respectively.

         During the fiscal years ended December 31, 1999, 2000 and 2001, Ivy
Pacific Opportunities Fund paid IMI fees of $191,792, $183,267 and $131,439, respectively. During the fiscal years ended December 31, 1999, 2000 and 2001,
IMI reimbursed Fund expenses of $125,910, $172,025 and $178,508, respectively.

         Under the Agreements, the Trust pays the following expenses: (1) the fees and expenses of the Trust's Independent Trustees; (2) the salaries and expenses of any of the Trust's officers or employees who are not affiliated with
IMI; (3) interest expenses; (4) taxes and governmental fees, including any original issue taxes or transfer taxes applicable to the sale or delivery of shares or certificates therefor; (5) brokerage commissions and other expenses incurred in acquiring or disposing of portfolio securities; (6) the expenses of registering and qualifying shares for sale with the SEC and with various state securities commissions; (7) accounting and legal costs; (8) insurance premiums;
(9) fees and expenses of the Trust's Custodian and Transfer Agent and any related services; (10) expenses of obtaining quotations of portfolio securities and of pricing shares; (11) expenses of maintaining the Trust's legal existence and of shareholders' meetings; (12) expenses of preparation and distribution to existing shareholders of periodic reports, proxy materials and prospectuses; and
(13) fees and expenses of membership in industry organizations.

                                       64

         With respect to all Funds, IMI currently limits each Fund's total operating expenses (excluding Rule 12b-1 fees, interest, taxes, brokerage commissions, litigation, class-specific expenses, indemnification expenses, and extraordinary expenses) to an annual rate of 1.95% (1.50% in the case of Ivy
International Value Fund) of that Fund's average net assets, which may lower each Fund's expenses and increase its yield.

         The Agreements may be terminated with respect to a Fund at any time, without payment of any penalty, by the vote of a majority of the Board, or by a vote of a majority of the outstanding voting securities of a Fund (as defined in the 1940 Act), on 60 days' written notice to IMI, or by IMI on 60 days' written notice to the Trust. Each Agreement provides that it will terminate automatically in the event of its assignment (as defined in the 1940 Act).

         In approving the investment advisory agreement, the Board considered a number of factors, including: (1) fee and performance information of each Fund relative to funds with similar objectives; (2) the profitability to IMI, and to
MFC in the case of Ivy Global Natural Resources Fund, from its relationship with each Fund, both individually and from all of the series of the Trust, as applicable; (3) the manner in which expenses are allocated among all series of the Trust and their different classes of shares; (4) the performance and expenses of each Fund relative to comparable funds; (5) the nature and quality of the services historically provided by IMI, and MFC in the case of Ivy Global
Natural Resources Fund, including information regarding advisory services and compliance records; (6) the professional qualifications of the personnel providing advisory services to each Fund; and (7) management's soft dollar practices and the use of soft dollars in connection with the Funds, as described under "Brokerage Allocation," below.

         Based upon their review and consideration of the factors described above, and such other factors and information it considered relevant, the Board recognized that IMI, and MFC in the case of Ivy Global Natural Resources Fund, is deemed to owe a fiduciary duty to each Fund and approved the investment advisory agreement.

         In approving the subadvisory agreement, the Board considered (1) the fees paid by Ivy European Opportunities Fund and Ivy International Small
Companies Fund and the terms of the business management and investment advisory agreement between the Funds and IMI and the subadvisory agreement between IMI and Henderson; (2) the services that IMI performs under the management agreement and the investment advisory services that Henderson performs for the Funds under the subadvisory agreement; and (3) that IMI continues to be ultimately responsible for Henderson's compliance with each Fund's investment objective and policies and applicable securities laws, and is also responsible for the selection of the subadviser and monitoring its performance, as well as the overall success or failure of each Fund.

         Based upon their review and consideration of the factors described above, and such other factors and information it considered relevant, the Board recognized that Henderson is deemed to owe a fiduciary duty to each Fund and approved the subadvisory agreement.

                                       65

DISTRIBUTION SERVICES

         IMDI, a wholly owned subsidiary of MIMI, serves as the exclusive distributor of each Fund's shares pursuant to an Amended and Restated
Distribution Agreement with the Trust dated March 16, 1999, as amended from time to time (the "Distribution Agreement"). IMDI distributes shares of each Fund through broker-dealers who are members of the National Association of Securities
Dealers, Inc. and who have executed dealer agreements with IMDI. IMDI distributes shares of each Fund on a continuous basis, but reserves the right to suspend or discontinue distribution on that basis. IMDI is not obligated to sell any specific amount of Fund shares.

         Each Fund has authorized IMDI to accept on its behalf purchase and redemption orders. IMDI is also authorized to designate other intermediaries to accept purchase and redemption orders on each Fund's behalf. Each Fund will be deemed to have received a purchase or redemption order when an authorized intermediary or, if applicable, an intermediary's authorized designee, accepts the order. Client orders will be priced at each Fund's net asset value next computed after an authorized intermediary or the intermediary's authorized designee accepts them.

         Pursuant to the Distribution Agreement, IMDI is entitled to deduct a commission on all Class A Fund shares sold equal to the difference, if any, between the public offering price, as set forth in each Fund's then-current prospectus, and the net asset value on which such price is based. Out of that commission, IMDI may reallow to dealers such concession as IMDI may determine from time to time. In addition, IMDI is entitled to deduct a CDSC on the redemption of Class A shares sold without an initial sales charge and Class B and Class C shares, in accordance with, and in the manner set forth in, the
Prospectus.

         Under the Distribution Agreement, each Fund bears, among other expenses, the expenses of registering and qualifying its shares for sale under
Federal and state securities laws and preparing and distributing to existing shareholders periodic reports, proxy materials and prospectuses.

         During the fiscal years ended December 31, 1999, 2000, and 2001, IMDI received from sales of Class A shares of Ivy Developing Markets Fund $15,886,
$4,060 and $1,571, respectively, in sales commissions, of which $2,205, $498 and
$247, respectively, was retained after dealer allowances. During the fiscal year ended December 31, 2001, IMI on behalf of IMDI received $12,592 in CDSCs on redemptions of Class B shares of Ivy Developing Markets Fund. During the fiscal year ended December 31, 2001, IMI on behalf of IMDI received $139 in CDSCs on redemptions of Class C shares of Ivy Developing Markets Fund.

         During the fiscal years ended December 31, 2000 and 2001, IMDI received from sales of Class A shares of Ivy European Opportunities Fund $2,617,198 and
$47,617, respectively in sales commissions, of which $301,849 and $7,323, respectively, was retained after dealer allowances. During the fiscal year ended
December 31, 2001, IMI on behalf of IMDI received $142,123 in CDSCs on redemptions of Class B shares of Ivy European Opportunities Fund. During the fiscal year ended December 31, 2001, IMI on behalf of IMDI received $89,504 in
CDSCs on redemptions of Class C shares of Ivy European Opportunities Fund.

                                       66

         During the fiscal years ended December 31, 1999, 2000, and 2001, IMDI received from sales of Class A shares of Ivy Global Fund $8,985, $7,354 and
$2,842, respectively, in sales commissions, of which $1,782, $1,131 and $452, respectively, was retained after dealer allowances. During the fiscal year ended
December 31, 2001, IMI on behalf of IMDI received $9,085 in CDSCs on redemptions of Class B shares of Ivy Global Fund. During the fiscal year ended December 31,
2001, IMI on behalf of IMDI received $8 in CDSCs on redemptions of Class C shares of Ivy Global Fund.

         During the fiscal years ended December 31, 1999, 2000, and 2001, IMDI received from sales of Class A shares of Ivy Global Natural Resources Fund
$5,378, $7,913 and $57,517, respectively, in sales commissions, of which $596,
$858 and $8,048, respectively, was retained after dealer allowances. During the fiscal year ended December 31, 2000, IMI on behalf of IMDI received $7,107 in
CDSCs on redemptions of Class B shares of Ivy Global Natural Resources Fund.
During the fiscal year ended December 31, 2001, IMI on behalf of IMDI received
$23,425 in CDSCs on redemptions of Class C shares of Ivy Global Natural
Resources Fund.

         During the fiscal years ended December 31, 1999, 2000, and 2001, IMDI received from sales of Class A shares of Ivy Global Science & Technology Fund
$117,902, $404,324 and $71,362, respectively, in sales commissions, of which
$14,767, $54,216 and $10,413, respectively, was retained after dealer allowances. During the fiscal year ended December 31, 2001, IMI on behalf of
IMDI received $23,360 in CDSCs on redemptions of Class B shares of Ivy Global
Science & Technology Fund. During the fiscal year ended December 31, 2001, IMI on behalf of IMDI received $4,974 in CDSCs on redemptions of Class C shares of
Ivy Global Science & Technology Fund.

         During the fiscal years ended December 31, 1999, 2000, and 2001, IMDI received from sales of Class A shares of Ivy International Small Companies Fund
$2,271, $140,497 and $12,188, respectively, in sales commissions, of which $268,
$17,200 and $2,017, respectively, was retained after dealer allowances. During the fiscal year ended December 31, 2001, IMI on behalf of IMDI received $9,996 in CDSCs on redemptions of Class B shares of Ivy International Small Companies
Fund. During the fiscal year ended December 31, 2001, IMI on behalf of IMDI received $4,352 in CDSCs on redemptions of Class C shares of Ivy International
Small Companies Fund.

         During the fiscal years ended December 31, 1999, 2000, and 2001, IMDI received from sales of Class A shares of Ivy International Value Fund $189,094,
$82,407 and $6,229, respectively, in sales commissions, of which $17,300, $3,791 and $883, respectively, was retained after dealer allowances. During the fiscal year ended December 31, 2001, IMI on behalf of IMDI received $115,406 in CDSCs on redemptions of Class B shares of Ivy International Value Fund. During the fiscal year ended December 31, 2001, IMI on behalf of IMDI received $48,813 in
CDSCs on redemptions of Class C shares of Ivy International Value Fund.

         During the fiscal years ended December 31, 1999, 2000, and 2001, IMDI received from sales of Class A shares of Ivy Pacific Opportunities Fund $24,061,
$25,351 and $4,599, respectively, in sales commissions, of which $3,501, $4,040 and $674, respectively, was retained after dealer allowances. During the fiscal

                                       67

year ended December 31, 2001, IMI on behalf of IMDI received $12,328 in CDSCs on redemptions of Class B shares of Ivy Pacific Opportunities Fund. During the fiscal year ended December 31, 2001, IMI on behalf of IMDI received $149 in
CDSCs on redemption of Class C shares of Ivy Pacific Opportunities Fund.

         The Distribution Agreement will continue in effect for successive one-year periods, provided that such continuance is specifically approved at least annually by the vote of a majority of the Independent Trustees, cast in person at a meeting called for that purpose and by the vote of either a majority of the entire Board or a majority of the outstanding voting securities of each
Fund. The Distribution Agreement may be terminated with respect to any Fund at any time, without payment of any penalty, by IMDI on 60 days' written notice to the Fund or by a Fund by vote of either a majority of the outstanding voting securities of the Fund or a majority of the Independent Trustees on 60 days'
written notice to IMDI. The Distribution Agreement shall terminate automatically in the event of its assignment.

PAYMENTS TO DEALERS: MIMI on behalf of IMDI currently intends to pay to dealers a sales commission of 4% of the sale price of Class B shares they have sold, and
MIMI or one of its subsidiaries will receive the entire amount of the CDSC paid by shareholders on the redemption of Class B shares to finance the 4% commission and related marketing expenses. With respect to Class C shares, MIMI on behalf of IMDI currently intends to pay to dealers a sales commission of 1% of the sale price of Class C shares that they have sold, a portion of which is to compensate the dealers for providing Class C shareholder account services during the first year of investment. MIMI or one of its subsidiaries will receive the entire amount of the CDSC paid by shareholders on the redemption of Class C shares to finance the 1% commission and related marketing expenses.

         RULE 18f-3 PLAN. On February 23, 1995, the SEC adopted Rule 18f-3 under the 1940 Act, which permits a registered open-end investment company to issue multiple classes of shares in accordance with a written plan approved by the investment company's board of directors/trustees and filed with the SEC. The
Board has adopted a Rule 18f-3 plan on behalf of each Fund. The key features of the Rule 18f-3 plan are as follows: (i) shares of each class of each Fund represent an equal pro rata interest in that Fund and generally have identical voting, dividend, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications, terms and conditions, except that each class bears certain class-specific expenses and has separate voting rights on certain matters that relate solely to that class or in which the interests of

                                       68

shareholders of one class differ from the interests of shareholders of another class; (ii) subject to certain limitations described in the Prospectus, shares of a particular class of each Fund may be exchanged for shares of the same class of another Ivy fund; and (iii) each Fund's Class B shares will convert automatically into Class A shares of that Fund after a period of eight years, based on the relative net asset value of such shares at the time of conversion.

         RULE 12B-1 DISTRIBUTION PLANS. The Trust has adopted on behalf of each
Fund, in accordance with Rule 12b-1 under the 1940 Act, separate Rule 12b-1 distribution plans pertaining to each Fund's Class A, Class B and Class C shares
(each, a "Plan"). In adopting each Plan, a majority of the Independent Trustees have concluded in accordance with the requirements of Rule 12b-1 that there is a reasonable likelihood that each Plan will benefit each Fund and its shareholders. The Trustees of the Trust believe that the Plans should result in greater sales and/or fewer redemptions of each Fund's shares, although it is impossible to know for certain the level of sales and redemptions of any Fund's shares in the absence of a Plan or under an alternative distribution arrangement.

         Under each Plan, each Fund pays IMDI a service fee, accrued daily and paid monthly, at the annual rate of up to 0.25% of the average daily net assets attributable to its Class A, Class B or Class C shares, as the case may be. This fee constitutes reimbursement to IMDI for fees paid by IMDI. The services for which service fees may be paid include, among other things, advising clients or customers regarding the purchase, sale or retention of shares of the Fund, answering routine inquiries concerning the Fund and assisting shareholders in changing options or enrolling in specific plans. Pursuant to each Plan, service fee payments made out of or charged against the assets attributable to the
Fund's Class A, Class B or Class C shares must be in reimbursement for services rendered for or on behalf of the affected class. The expenses not reimbursed in any one month may be reimbursed in a subsequent month. The Class A Plan does not provide for the payment of interest or carrying charges as distribution expenses.

         Under each Fund's Class B and Class C Plans, each Fund also pays IMDI a distribution fee, accrued daily and paid monthly, at the annual rate of 0.75% of the average daily net assets attributable to its Class B or Class C shares. This fee constitutes compensation to IMDI and is not dependent on IMDI's expenses incurred. IMDI may reallow to dealers all or a portion of the service and distribution fees as IMDI may determine from time to time. The distribution fee compensates IMDI for expenses incurred in connection with activities primarily intended to result in the sale of the Fund's Class B or Class C shares, including the printing of prospectuses and reports for persons other than existing shareholders and the preparation, printing and distribution of sales literature and advertising materials. Pursuant to each Class B and Class C Plan,
IMDI may include interest, carrying or other finance charges in its calculation of distribution expenses, if not prohibited from doing so pursuant to an order of or a regulation adopted by the SEC.

         Among other things, each Plan provides that (1) IMDI will submit to the
Board at least quarterly, and the Trustees will review, written reports regarding all amounts expended under the Plan and the purposes for which such expenditures were made; (2) each Plan will continue in effect only so long as such continuance is approved at least annually, and any material amendment thereto is approved, by the votes of a majority of the Board, including the
Independent Trustees, cast in person at a meeting called for that purpose; (3)
payments by each Fund under each Plan shall not be materially increased without the affirmative vote of the holders of a majority of the outstanding shares of the relevant class; and (4) while each Plan is in effect, the selection and nomination of Independent Trustees shall be committed to the discretion of the then current Independent Trustees.

         IMDI may make payments for distribution assistance and for administrative and accounting services from resources that may include the management fees paid by each Fund. IMDI also may make payments (such as the service fee payments described above) to unaffiliated broker-dealers, banks, investment advisors, financial institutions and other entities for services rendered in the distribution of each Fund's shares. To qualify for such payments, shares may be subject to a minimum holding period. However, no such payments will be made to any dealer or broker or other party if at the end of

                                       69

each year the amount of shares held does not exceed a minimum amount. The minimum holding period and minimum level of holdings will be determined from time to time by IMDI.

         A report of the amount expended pursuant to each Plan, and the purposes for which such expenditures were incurred, must be made to the Board for its review at least quarterly.

         The Class B Plan and underwriting agreement were amended effective
March 16, 1999 to permit IMDI to sell its right to receive distribution fees under the Class B Plan and CDSCs to third parties. MIMI on behalf of IMDI enters into such transactions to finance the payment of commissions to brokers at the time of sale and other distribution-related expenses. In connection with such amendments, the Trust has agreed that the distribution fee will not be terminated or modified (including a modification by change in the rules relating to the conversion of Class B shares into shares of another class) for any reason
(including a termination of the underwriting agreement) except:

         (i)      to the extent required by a change in the 1940 Act, the rules or regulations under the 1940 Act, or the Conduct Rules of the
                  NASD, in each case enacted, issued, or promulgated after March
                  16, 1999;

         (ii)     on a basis which does not alter the amount of the distribution payments to IMDI computed with reference to Class B shares the date of original issuance of which occurred on or before
                  December 31, 1998;

         (iii)    in connection with a Complete Termination (as defined in the
                  Class B Plan); or

         (iv)     on a basis determined by the Board of Trustees acting in good faith so long as (a) neither the Trust nor any successor trust or fund or any trust or fund acquiring a substantial portion of the assets of the Trust (collectively, the "Affected
                  Funds") nor the sponsors of the Affected Funds pay, directly or indirectly, as a fee, a trailer fee, or by way of
                  reimbursement, any fee, however denominated, to any person for personal services, account maintenance services or other
                  shareholder services rendered to the holder of Class B shares of the Affected Funds from and after the effective date of such modification or termination, and (b) the termination or modification of the distribution fee applies with equal effect to all outstanding Class B shares from time to time of all
                  Affected Funds regardless of the date of issuance thereof.

         In the amendments to the underwriting agreement, the Trust has also agreed that it will not take any action to waive or change any CDSC in respect of any Class B share the date of original issuance of which occurred on or before December 31, 1998, except as provided in the Trust's prospectus or statement of additional information, without the consent of IMDI and its transferees.

         During the fiscal year ended December 31, 2001, Ivy Developing Markets
Fund paid IMDI $7,061 pursuant to its Class A plan. During the fiscal year ended
December 31, 2001 Ivy Developing Markets Fund paid IMDI $31,620 pursuant to its

                                       70

Class B plan. During the fiscal year ended December 31, 2001, the Fund paid IMDI
$8,239 pursuant to its Class C plan.

         During the fiscal year ended December 31, 2001, MIMI or IMDI expended the following amounts in marketing Class A shares of Ivy Developing Markets
Fund: advertising, $20; printing and mailing of prospectuses to persons other than current shareholders, $2,796; compensation to underwriters $0; compensation to dealers, $2,638; compensation to sales personnel, $6,258; interest, carrying or other financing charges $0; seminars and meetings, $659; travel and entertainment, $1,004; general and administrative, $512; telephone, $155; and
occupancy and equipment rental, $1,040.

         During the fiscal year ended December 31, 2001, MIMI or IMDI expended the following amounts in marketing Class B shares of Ivy Developing Markets
Fund: advertising, $29; printing and mailing of prospectuses to persons other than current shareholders, $3,075; compensation to underwriters $0; compensation to dealers, $5,288; compensation to sales personnel, $6,839; interest, carrying or other financing charges $0; seminars and meetings, $1,322; travel and entertainment, $1,096; general and administrative, $613; telephone, $171; and
occupancy and equipment rental, $1,116.

         During the fiscal year ended December 31, 2001, MIMI or IMDI expended the following amounts in marketing Class C shares of Ivy Developing Markets
Fund: advertising, $0; printing and mailing of prospectuses to persons other than current shareholders, $869; compensation to underwriters $0; compensation to dealers, $549; compensation to sales personnel, $1,716; interest, carrying or other financing charges $0; seminars and meetings, $137; travel and entertainment, $280; general and administrative, $80; telephone, $43; and
occupancy and equipment rental, $299.

         During the fiscal year ended December 31, 2001, Ivy European
Opportunities Fund paid IMDI $104,539 pursuant to its Class A plan. During the fiscal year ended December 31, 2001 Ivy European Opportunities Fund paid IMDI
$432,930 pursuant to its Class B plan. During the fiscal year ended December 31,
2001, the Fund paid IMDI $339,094 pursuant to its Class C plan.

         During the fiscal year ended December 31, 2001, MIMI or IMDI expended the following amounts in marketing Class A shares of Ivy European Opportunities
Fund: advertising, $0; printing and mailing of prospectuses to persons other than current shareholders, $14,495; compensation to underwriters $0;
compensation to dealers, $36,963; compensation to sales personnel, $101,921;
interest, carrying or other financing charges $0; seminars and meetings, $9,241;
travel and entertainment, $16,165; general and administrative, $11,514;
telephone, $2,567; and occupancy and equipment rental, $16,080.

         During the fiscal year ended December 31, 2001, MIMI or IMDI expended the following amounts in marketing Class B shares of Ivy European Opportunities
Fund: advertising, $0; printing and mailing of prospectuses to persons other than current shareholders, $15,620; compensation to underwriters $0;
compensation to dealers, $395,843; compensation to sales personnel, $106,624;
interest, carrying or other financing charges $0; seminars and meetings,
$98,961; travel and entertainment, $16,832; general and administrative, $12,872;
telephone, $2,689; and occupancy and equipment rental, $16,667.

                                       71

         During the fiscal year ended December 31, 2001, MIMI or IMDI expended the following amounts in marketing Class C shares of Ivy European Opportunities
Fund: advertising, $34; printing and mailing of prospectuses to persons other than current shareholders, $10,513; compensation to underwriters $0;
compensation to dealers, $198,114; compensation to sales personnel, $80,937;
interest, carrying or other financing charges $0; seminars and meetings,
$49,528; travel and entertainment, $12,934; general and administrative, $7,832;
telephone, $2,029; and occupancy and equipment rental, $13,077.

         During the fiscal year ended December 31, 2001, Ivy Global Fund paid
IMDI $15,628 pursuant to its Class A plan. During the fiscal year ended December
31, 2001 Ivy Global Fund paid IMDI $32,503 pursuant to its Class B plan. During the fiscal year ended December 31, 2001, the Fund paid IMDI $1,494 pursuant to its Class C plan.

         During the fiscal year ended December 31, 2001, MIMI or IMDI expended the following amounts in marketing Class A shares of Ivy Global Fund:
advertising, $51; printing and mailing of prospectuses to persons other than current shareholders, $3,317; compensation to underwriters $0; compensation to dealers, $5,639; compensation to sales personnel, $14,098; interest, carrying or other financing charges $0; seminars and meetings, $1,410; travel and entertainment, $2,223; general and administrative, $1,639; telephone, $353; and
occupancy and equipment rental, $2,235.

         During the fiscal year ended December 31, 2001, MIMI or IMDI expended the following amounts in marketing Class B shares of Ivy Global Fund:
advertising, $19; printing and mailing of prospectuses to persons other than current shareholders, $1,787; compensation to underwriters $0; compensation to dealers, $3,986; compensation to sales personnel, $7,153; interest, carrying or other financing charges $0; seminars and meetings, $997; travel and entertainment, $1,137; general and administrative, $758; telephone, $180; and
occupancy and equipment rental, $1,142.

         During the fiscal year ended December 31, 2001, MIMI or IMDI expended the following amounts in marketing Class C shares of Ivy Global Fund:
advertising, $2; printing and mailing of prospectuses to persons other than current shareholders, $77; compensation to underwriters $0; compensation to dealers, $206; compensation to sales personnel, $347; interest, carrying or other financing charges $0; seminars and meetings, $51; travel and entertainment, $54; general and administrative, $47; telephone, $9; and
occupancy and equipment rental, $54.

         During the fiscal year ended December 31, 2001, Ivy Global Natural
Resources Fund paid IMDI $18,254 pursuant to its Class A plan. During the fiscal year ended December 31, 2001, Ivy Global Natural Resources Fund paid IMDI
$37,137 pursuant to its Class B plan. During the fiscal year ended December 31,
2001, the Fund paid IMDI $12,166 pursuant to its Class C plan.

         During the fiscal year ended December 31, 2001, MIMI or IMDI expended the following amounts in marketing Class A shares of Ivy Global Natural
Resources Fund: advertising, $26,828; printing and mailing of prospectuses to persons other than current shareholders, $10,814; compensation to underwriters
$0; compensation to dealers, $6,939; compensation to sales personnel, $17,948;

                                       72

interest, carrying or other financing charges $0; seminars and meetings, $1,735;
travel and entertainment, $2,754; general and administrative, $2,782; telephone,
$452; and occupancy and equipment rental, $2,740.

         During the fiscal year ended December 31, 2001, MIMI or IMDI expended the following amounts in marketing Class B shares of Ivy Global Natural
Resources Fund: advertising, $12,104; printing and mailing of prospectuses to persons other than current shareholders, $5,524; compensation to underwriters
$0; compensation to dealers, $8,030; compensation to sales personnel, $9,184;
interest, carrying or other financing charges $0; seminars and meetings, $2,008;
travel and entertainment, $1,408; general and administrative, $1,435; telephone,
$231; and occupancy and equipment rental, $1,402.

         During the fiscal year ended December 31, 2001, MIMI or IMDI expended the following amounts in marketing Class C shares of Ivy Global Natural
Resources Fund: advertising, $4,281; printing and mailing of prospectuses to persons other than current shareholders, $1,889; compensation to underwriters
$0; compensation to dealers, $16,498; compensation to sales personnel, $3,181;
interest, carrying or other financing charges $0; seminars and meetings, $4,124;
travel and entertainment, $482; general and administrative, $522; telephone,
$80; and occupancy and equipment rental, $489.

         During the fiscal year ended December 31, 2001, Ivy Global Science &
Technology Fund paid IMDI $47,804 pursuant to its Class A plan. During the fiscal year ended December 31, 2001 Ivy Global Science & Technology Fund paid
IMDI $169,819 pursuant to its Class B plan. During the fiscal year ended
December 31, 2001, the Fund paid IMDI $49,653 pursuant to its Class C plan.

         During the fiscal year ended December 31, 2001, MIMI or IMDI expended the following amounts in marketing Class A shares of Ivy Global Science &
Technology Fund: advertising, $0; printing and mailing of prospectuses to persons other than current shareholders, $6,290; compensation to underwriters
$0; compensation to dealers, $15,856; compensation to sales personnel, $39,474;
interest, carrying or other financing charges $0; seminars and meetings, $3,963;
travel and entertainment, $6,410; general and administrative, $2,352; telephone,
$979; and occupancy and equipment rental, $6,720.

         During the fiscal year ended December 31, 2001, MIMI or IMDI expended the following amounts in marketing Class B shares of Ivy Global Science &
Technology Fund: advertising, $0; printing and mailing of prospectuses to persons other than current shareholders, $5,571; compensation to underwriters
$0; compensation to dealers, $94,583; compensation to sales personnel, $35,182;
interest, carrying or other financing charges $0; seminars and meetings,
$23,646; travel and entertainment, $5,716; general and administrative, $2,053;
telephone, $872; and occupancy and equipment rental, $6,002.

         During the fiscal year ended December 31, 2001, MIMI or IMDI expended the following amounts in marketing Class C shares of Ivy Global Science &
Technology Fund: advertising, $0; printing and mailing of prospectuses to persons other than current shareholders, $1,429; compensation to underwriters
$0; compensation to dealers, $20,253; compensation to sales personnel, $9,615;

                                       73

interest, carrying or other financing charges $0; seminars and meetings, $5,064;
travel and entertainment, $1,604; general and administrative, $52; telephone,
$236; and occupancy and equipment rental, $1,744.

         During the fiscal year ended December 31, 2001, Ivy International Small
Companies Fund paid IMDI $15,933 pursuant to its Class A plan. During the fiscal year ended December 31, 2001, Ivy International Small Companies Fund paid IMDI
$46,573 pursuant to its Class B plan. During the fiscal year ended December 31,
2001, the Fund paid IMDI $33,872 pursuant to its Class C plan.

         During the fiscal year ended December 31, 2001, MIMI or IMDI expended the following amounts in marketing Class A shares of Ivy International Small
Companies Fund: advertising, $0; printing and mailing of prospectuses to persons other than current shareholders, $3,531; compensation to underwriters $0;
compensation to dealers, $5,520; compensation to sales personnel, $17,053;
interest, carrying or other financing charges $0; seminars and meetings, $1,380;
travel and entertainment, $2,660; general and administrative, $2,726; telephone,
$437; and occupancy and equipment rental, $2,477.

         During the fiscal year ended December 31, 2001, MIMI or IMDI expended the following amounts in marketing Class B shares of Ivy International Small
Companies Fund: advertising, $119; printing and mailing of prospectuses to persons other than current shareholders, $2,334; compensation to underwriters
$0; compensation to dealers, $20,354; compensation to sales personnel, $12,810;
interest, carrying or other financing charges $0; seminars and meetings, $5,088;
travel and entertainment, $1,988; general and administrative, $2,025; telephone,
$327; and occupancy and equipment rental, $1,890.

         During the fiscal year ended December 31, 2001, MIMI or IMDI expended the following amounts in marketing Class C shares of Ivy International Small
Companies Fund: advertising, $18; printing and mailing of prospectuses to persons other than current shareholders, $1,802; compensation to underwriters
$0; compensation to dealers, $24,950; compensation to sales personnel, $9,237;
interest, carrying or other financing charges $0; seminars and meetings, $6,238;
travel and entertainment, $1,436; general and administrative, $1,479; telephone,
$236; and occupancy and equipment rental, $1,353.

         During the fiscal year ended December 31, 2001, Ivy International Value
Fund paid IMDI $44,179 pursuant to its Class A plan. During the fiscal year ended December 31, 2001, Ivy International Value Fund paid IMDI $575,744 pursuant to its Class B plan. During the fiscal year ended December 31, 2001, the Fund paid IMDI $208,026 pursuant to its Class C plan.

         During the fiscal year ended December 31, 2001, MIMI or IMDI expended the following amounts in marketing Class A shares of Ivy International Value
Fund: advertising, $114; printing and mailing of prospectuses to persons other than current shareholders, $5,300; compensation to underwriters, $0;
compensation to dealers, $15,700; compensation to sales personnel, $39,199;
interest, carrying or other financing documents $0; seminars and meetings,
$3,925; $0 travel and entertainment, $6,204; general and administrative, $4,517;
telephone, $987; and occupancy and equipment rental, $6,179.

         During the fiscal year ended December 31, 2001, MIMI or IMDI expended the following amounts in marketing Class B shares of Ivy International Value
Fund: advertising, $454; printing and mailing of prospectuses to persons other than current shareholders, $17,716; compensation to underwriters $0;
compensation to dealers, $87,838; compensation to sales personnel, $129,372;
interest, carrying or other financing charges $0; seminars and meetings,
$21,960; travel and entertainment, $20,339; general and administrative, $16,168;
telephone, $3,258; and occupancy and equipment rental, $20,208.

                                       74

         During the fiscal year ended December 31, 2001, MIMI or IMDI expended the following amounts in marketing Class C shares of Ivy International Value
Fund: advertising, $87; printing and mailing of prospectuses to persons other than current shareholders, $6,131; compensation to underwriters $0; compensation to dealers, $47,727; compensation to sales personnel, $46,074; interest, carrying or other financing charges $0; seminars and meetings, $11,932; travel and entertainment, $7,282; general and administrative, $5,280; telephone,
$1,157; and occupancy and equipment rental, $7,299.

         During the fiscal year ended December 31, 2001, Ivy Pacific
Opportunities Fund paid IMDI $17,367 pursuant to its Class A plan. During the fiscal year ended December 31, 2001 Ivy Pacific Opportunities Fund paid IMDI
$50,033 pursuant to its Class B plan. During the fiscal year ended December 31,
2001, the Fund paid IMDI $11,412 pursuant to its Class C plan.

         During the fiscal year ended December 31, 2001, MIMI or IMDI expended the following amounts in marketing Class A shares of Ivy Pacific Opportunities
Fund: advertising, $43; printing and mailing of prospectuses to persons other than current shareholders, $3,168; compensation to underwriters $0; compensation to dealers, $6,203; compensation to sales personnel, $15,166; interest, carrying or other financing charges $0; seminars and meetings, $1,551; travel and entertainment, $2,411; general and administrative, $1,521; telephone, $380; and
occupancy and equipment rental, $2,456.

         During the fiscal year ended December 31, 2001, MIMI or IMDI expended the following amounts in marketing Class B shares of Ivy Pacific Opportunities
Fund: advertising, $44; printing and mailing of prospectuses to persons other than current shareholders, $2,349; compensation to underwriters $0; compensation to dealers, $15,011; compensation to sales personnel, $10,982; interest, carrying or other financing charges $0; seminars and meetings, $3,752; travel and entertainment, $1,742; general and administrative, $1,207; telephone, $276;
and occupancy and equipment rental, $1,748.

         During the fiscal year ended December 31, 2001, MIMI or IMDI expended the following amounts in marketing Class C shares of Ivy Pacific Opportunities
Fund: advertising, $2; printing and mailing of prospectuses to persons other than current shareholders, $521; compensation to underwriters $0; compensation to dealers, $2,118; compensation to sales personnel, $2,440; interest, carrying or other financing charges $0; seminars and meetings, $529; travel and entertainment, $391; general and administrative, $210; telephone, $60; and
occupancy and equipment rental, $401.

         Each Plan may be amended at any time with respect to the class of shares of the Fund to which the Plan relates by vote of the Trustees, including a majority of the Independent Trustees, cast in person at a meeting called for the purpose of considering such amendment. Each Plan may be terminated at any

                                       75

time with respect to the class of shares of the Fund to which the Plan relates, without payment of any penalty, by vote of a majority of the Independent
Trustees, or by vote of a majority of the outstanding voting securities of that class.

         If the Distribution Agreement or the Distribution Plans are terminated
(or not renewed) with respect to any of the Ivy funds (or class of shares thereof), each may continue in effect with respect to any other fund (or Class of shares thereof) as to which they have not been terminated (or have been renewed).

CUSTODIAN

         Pursuant to a Custodian Agreement with the Trust, Brown Brothers
Harriman & Co. (the "Custodian"), a private bank and member of the principal securities exchanges, located at 40 Water Street, Boston, Massachusetts 02109, maintains custody of the assets of each Fund held in the United States. Rules adopted under the 1940 Act permit the Trust to maintain its foreign securities and cash in the custody of certain eligible foreign banks and securities depositories. Pursuant to those rules, the Custodian has entered into subcustodial agreements for the holding of each Fund's foreign securities. With respect to each Fund, the Custodian may receive, as partial payment for its services to each Fund, a portion of the Trust's brokerage business, subject to its ability to provide best price and execution.

FUND ACCOUNTING SERVICES

         Pursuant to a Fund Accounting Services Agreement, MIMI provides certain accounting and pricing services for each Fund. As compensation for those services, each Fund pays MIMI a monthly fee plus out-of-pocket expenses as incurred. The monthly fee is based upon the net assets of the Fund at the preceding month end at the following rates: $1,250 when net assets are $10 million and under; $2,500 when net assets are over $10 million to $40 million;
$5,000 when net assets are over $40 million to $75 million; and $6,500 when net assets are over $75 million.

         During the fiscal year ended December 31, 2001, Ivy Developing Markets
Fund paid MIMI $21,247 under the agreement.

         During the fiscal year ended December 31, 2001, Ivy European
Opportunities Fund paid MIMI $114,180 under the agreement.

         During the fiscal year ended December 31, 2001, Ivy Global Fund paid
MIMI $27,521 under the agreement.

         During the fiscal year ended December 31, 2001, Ivy Global Natural
Resources Fund paid MIMI $31,713 under the agreement.

          During the fiscal year ended December 31, 2001, Ivy Global Science &
Technology Fund paid MIMI $60,681 under the agreement.

         During the fiscal year ended December 31, 2001, Ivy International Small
Companies Fund paid MIMI $37,413 under the agreement.

                                       76

         During the fiscal year ended December 31, 2001, Ivy International Value
Fund paid MIMI $104,458 under the agreement.

         During the fiscal year ended December 31, 2001, Ivy Pacific
Opportunities Fund paid MIMI $33,955 under the agreement.

TRANSFER AGENT AND DIVIDEND PAYING AGENT

         Pursuant to a Transfer Agency Services Agreement,PFPC Global Fund
Services, Inc. ("PFPC"), a Massachusetts corporation, located at 4400 Computer
Drive, Westborough, MA 01581 is the transfer agent for each Fund. Under the
Agreement, each Fund pays a monthly fee at an annual rate of $17.00 for each open Class A, Class B, Class C and Advisor Class account. Each Fund with Class I shares pays a monthly fee at an annual rate of $10.25 per open Class I account.
In addition, each Fund pays a monthly fee at an annual rate of $3.60 per account that is closed plus certain out-of-pocket expenses. Such fees and expenses for the fiscal year ended December 31, 2001 for Ivy Developing Markets Fund totaled
$45,994. Such fees and expenses for the fiscal year ended December 31, 2001 for
Ivy European Opportunities Fund totaled $484,781. Such fees and expenses for the fiscal year ended December 31, 2001 for Ivy Global Fund totaled $38,368. Such fees and expenses for the fiscal year ended December 31, 2001 for Ivy Global
Natural Resources Fund totaled $77,647. Such fees and expenses for the fiscal year ended December 31, 2001 for Ivy Global Science & Technology Fund totaled
$208,832. Such fees and expenses for the fiscal year ended December 31, 2001 for
Ivy International Small Companies Fund totaled $60,883. Such fees and expenses for the fiscal year ended December 31, 2001 for Ivy International Value Fund totaled $330,799. Such fees and expenses for the fiscal year ended December 31,
2001 for Ivy Pacific Opportunities Fund totaled $75,437. Certain broker-dealers that maintain shareholder accounts with each Fund through an omnibus account provide transfer agent and other shareholder-related services that would otherwise be provided by PFPC if the individual accounts that comprise the omnibus account were opened by their beneficial owners directly. PFPC pays such broker-dealers a per account fee for each open account within the omnibus account, or a fixed rate (e.g., 0.10%) fee, based on the average daily net asset value of the omnibus account (or a combination thereof).

ADMINISTRATOR

         Pursuant to an Administrative Services Agreement, MIMI provides certain administrative services to each Fund. As compensation for these services, each
Fund (except with respect to its Class I shares) pays MIMI a monthly fee at the annual rate of 0.10% of the Fund's average daily net assets. Each Fund with
Class I shares pays MIMI a monthly fee at the annual rate of 0.01% of its average daily net assets for the Class I shares. Such fees for the fiscal year

                                       77

ended December 31, 2001 for Ivy Developing Markets Fund totaled $6,902. Such fees for the fiscal year ended December 31, 2001 for Ivy European Opportunities
Fund totaled $132,508. Such fees for the fiscal year ended December 31, 2001 for
Ivy Global Fund totaled $9,779. Such fees for the fiscal year ended December 31,
2001 for Ivy Global Natural Resources Fund totaled $12,423. Such fees for the fiscal year ended December 31, 2001 for Ivy Global Science & Technology Fund
totaled $32,215. Such fees for the fiscal year ended December 31, 2001 for Ivy
International Small Companies Fund totaled $17,272. Such fees for the fiscal year ended December 31, 2001 for Ivy International Value Fund totaled $96,545.
Such fees for the fiscal year ended December 31, 2001 for Ivy Pacific
Opportunities Fund totaled $13,144.

         Outside of providing administrative services to the Trust, as described above, MIMI may also act on behalf of IMDI in paying commissions to broker-dealers with respect to sales of Class B and Class C shares of each Fund.

AUDITORS

         PricewaterhouseCoopers LLP, located at 200 E. Las Olas Blvd., Ste.
1700, Ft. Lauderdale, Florida, 33301, has been selected as independent certified public accountants for the Trust. The audit services performed by
PricewaterhouseCoopers LLP include audits of the annual financial statements of each of the funds of the Trust. Other services provided principally relate to filings with the SEC and the preparation of the Funds' tax returns.

                              BROKERAGE ALLOCATION

         Subject to the overall supervision of the President and the Board, IMI,
Henderson (for Ivy European Opportunities Fund and Ivy International Small
Companies Fund), or MFC (for Ivy Global Natural Resources Fund) (the
"Advisors"), place orders for the purchase and sale of each Fund's portfolio securities. Purchases and sales of securities on a securities exchange are effected through brokers who charge a commission for their services. Purchases and sales of debt securities are usually principal transactions and therefore, brokerage commissions are usually not required to be paid by the Funds for such purchases and sales (although the price paid generally includes undisclosed compensation to the dealer). The prices paid to underwriters of newly-issued securities usually include a concession paid by the issuer to the underwriter, and purchases of after-market securities from dealers normally reflect the spread between the bid and asked prices. In connection with OTC transactions, the Advisors attempt to deal directly with the principal market makers, except in those circumstances where the Advisors believe that a better price and execution are available elsewhere.

         The Advisors select broker-dealers to execute transactions and evaluate the reasonableness of commissions on the basis of quality, quantity, and the nature of the firms' professional services. Commissions to be charged and the rendering of investment services, including statistical, research, and counseling services by brokerage firms, are factors to be considered in the placing of brokerage business. The types of research services provided by brokers may include general economic and industry data, and information on securities of specific companies. Research services furnished by brokers through whom the Trust effects securities transactions may be used by the Advisors in

                                       78

servicing all of their accounts. In addition, not all of these services may be used by the Advisors in connection with the services they provide to the Funds or the Trust. The Advisors may consider sales of shares of Ivy funds as a factor in the selection of broker-dealers and may select broker-dealers who provide them with research services. The Advisors may choose broker-dealers that provide the Advisors with research services and may cause a client to pay such broker-dealers commissions which exceed those other broker-dealers may have charged, if the Advisors view the commissions as reasonable in relation to the value of the brokerage and/or research services. The Advisors will not, however, seek to execute brokerage transactions other than at the best price and execution, taking into account all relevant factors such as price, promptness of execution and other advantages to clients, including a determination that the commission paid is reasonable in relation to the value of the brokerage and/or research services.

         During the fiscal years ended December 31, 1999 and 2000, Ivy
Developing Markets Fund paid brokerage commissions of $70,916 and $85,023, respectively. For the fiscal year ended December 31, 2001, Ivy Developing
Markets Fund paid a total of $21,551 in brokerage commissions with respect to portfolio transactions aggregating $5,425,069. Of such amount, $0 in brokerage commissions with respect to portfolio transactions aggregating $0 was placed with broker-dealers who provided research services.

         During the period from commencement of operations (May 3, 1999) through
December 31, 1999 and the fiscal year ended December 31,2000, Ivy European
Opportunities Fund paid brokerage commissions of $36,908 and $963,629, respectively. For the fiscal year ended December 31, 2001, Ivy European
Opportunities Fund paid a total of $378,774 in brokerage commissions with respect to portfolio transactions aggregating $208,796,436. Of such amount,
$6,025 in brokerage commissions with respect to portfolio transactions aggregating $3,366,461 was placed with broker-dealers who provided research services.

         During the fiscal years ended December 31, 1999 and 2000, Ivy Global
Fund paid brokerage commissions of $83,384 and $79,124, respectively. For the fiscal year ended December 31, 2001, Ivy Global Fund paid a total of $30,347 in brokerage commissions with respect to portfolio transactions aggregating
$17,953,436. Of such amount, $9,044 in brokerage commissions with respect to portfolio transactions aggregating $6,445,582 was placed with broker-dealers who provided research services.

         During the fiscal years ended December 31, 1999 and 2000, Ivy Global
Natural Resources Fund paid brokerage commissions of $78,249 and $74,204, respectively. For the fiscal year ended December 31, 2001, Ivy Global Natural
Resources Fund paid a total of $122,750 in brokerage commissions with respect to portfolio transactions aggregating $43,730,449. Of such amount, $58,449 in brokerage commissions with respect to portfolio transactions aggregating
$25,883,170 was placed with broker-dealers who provided research services.

         During the fiscal years ended December 31, 1999 and 2000, Ivy Global
Science & Technology Fund paid brokerage commissions of $106,161 and $227,942, respectively. For the fiscal year ended December 31, 2001, Ivy Global Science &
Technology Fund paid a total of $251,805 in brokerage commissions with respect

                                       79

to portfolio transactions aggregating $108,431,244. Of such amount, $244,791 in brokerage commissions with respect to portfolio transactions aggregating
$101,479,003 was placed with broker-dealers who provided research services.

         During the fiscal years ended December 31, 1999 and 2000, Ivy
International Small Companies Fund paid brokerage commissions of $15,777 and
$89,221, respectively. For the fiscal year ended December 31, 2001, Ivy
International Small Companies Fund paid a total of $83,331 in brokerage commissions with respect to portfolio transactions aggregating $39,173,995. Of such amount, $428 in brokerage commissions with respect to portfolio transactions aggregating $229,261 was placed with broker-dealers who provided research services.

         During the fiscal years ended December 31, 1999 and 2000, Ivy
International Value Fund paid brokerage commissions of $224,332 and $356,738, respectively. For the fiscal year ended December 31, 2001, Ivy International
Value Fund paid a total of $224,446 in brokerage commissions with respect to portfolio transactions aggregating $100,129,817. Of such amount, $0 in brokerage commissions with respect to portfolio transactions aggregating $0 was placed with broker-dealers who provided research services.

         During the fiscal years ended December 31, 1999 and 2000, Ivy Pacific
Opportunities Fund paid brokerage commissions of $55,717 and $170,281, respectively. For the fiscal year ended December 31, 2001, Ivy Pacific
Opportunities Fund paid a total of $108,170 in brokerage commissions with respect to portfolio transactions aggregating $26,142,676. Of such amount, $0 in brokerage commissions with respect to portfolio transactions aggregating $0 was placed with broker-dealers who provided research services.

         Brokerage commissions vary from year to year in accordance with the extent to which a particular Fund is more or less actively traded.

         Each Fund may, under some circumstances, accept securities in lieu of cash as payment for Fund shares. Each Fund will accept securities only to increase its holdings in a portfolio security or to take a new portfolio position in a security that the Advisors deem to be a desirable investment for each Fund. While no minimum has been established, it is expected that each Fund will not accept securities having an aggregate value of less than $1 million.
The Trust may reject in whole or in part any or all offers to pay for any Fund shares with securities and may discontinue accepting securities as payment for any Fund shares at any time without notice. The Trust will value accepted securities in the manner and at the same time provided for valuing portfolio securities of each Fund, and each Fund's shares will be sold for net asset value determined at the same time the accepted securities are valued. The Trust will only accept securities delivered in proper form and will not accept securities subject to legal restrictions on transfer. The acceptance of securities by the
Trust must comply with the applicable laws of certain states.

                        CAPITALIZATION AND VOTING RIGHTS

         The capitalization of the Trust consists of an unlimited number of shares of beneficial interest (no par value per share). When issued, shares of

                                       80

each class of each Fund are fully paid, non-assessable, redeemable and fully transferable. No class of shares of any Fund has preemptive rights or subscription rights.

         The Declaration of Trust of the Trust permits the Trustees to create separate series or portfolios and to divide any series or portfolio into one or more classes. The Trustees have authorized sixteen series, each of which represents a fund. The Trustees have further authorized the issuance of Class A,
Class B, and Class C shares for Ivy Money Market Fund, and Class A, Class B,
Class C and Advisor Class shares for Ivy Bond Fund, Ivy Cundill Global Value
Fund, Ivy Developing Markets Fund, Ivy European Opportunities Fund, Ivy Global
Fund, Ivy Global Natural Resources Fund, Ivy Global Science & Technology Fund,
Ivy Growth Fund, Ivy International Fund, Ivy International Growth Fund, Ivy
International Small Companies Fund, Ivy International Value Fund, Ivy Pacific
Opportunities Fund, Ivy US Blue Chip Fund and Ivy US Emerging Growth Fund, as
well as Class I shares for Ivy Bond Fund, Ivy Cundill Global Value Fund, Ivy
European Opportunities Fund, Ivy Global Science & Technology Fund, Ivy
International Fund, Ivy International Growth Fund, Ivy International Small
Companies Fund, Ivy International Value Fund and Ivy US Blue Chip Fund. Under
the Declaration of Trust, the Trustees may terminate any Fund without shareholder approval. This might occur, for example, if a Fund does not reach or fails to maintain an economically viable size.

         Shareholders have the right to vote for the election of Trustees of the
Trust and on any and all matters on which they may be entitled to vote by law or by the provisions of the Trust's By-Laws. The Trust is not required to hold a regular annual meeting of shareholders, and it does not intend to do so. Shares of each class of each Fund entitle their holders to one vote per share (with proportionate voting for fractional shares). Shareholders of each Fund are entitled to vote alone on matters that only affect that Fund. All classes of shares of each Fund will vote together, except with respect to the distribution plan applicable to the Fund's Class A, Class B or Class C shares or when a class vote is required by the 1940 Act. On matters relating to all funds of the Trust, but affecting the funds differently, separate votes by the shareholders of each fund are required. Approval of an investment advisory agreement and a change in fundamental policies would be regarded as matters requiring separate voting by the shareholders of each fund of the Trust. If the Trustees determine that a matter does not affect the interests of a Fund, then the shareholders of that
Fund will not be entitled to vote on that matter. Matters that affect the Trust in general, such as ratification of the selection of independent certified public accountants, will be voted upon collectively by the shareholders of all funds of the Trust.

         As used in this SAI and the Prospectus, the phrase "majority vote of the outstanding shares" of a Fund means the vote of the lesser of: (1) 67% of the shares of that Fund (or of the Trust) present at a meeting if the holders of more than 50% of the outstanding shares are present in person or by proxy; or
(2) more than 50% of the outstanding shares of that Fund (or of the Trust).

         With respect to the submission to shareholder vote of a matter requiring separate voting by a Fund, the matter shall have been effectively acted upon with respect to that Fund if a majority of the outstanding voting securities of the Fund votes for the approval of the matter, notwithstanding that: (1) the matter has not been approved by a majority of the outstanding voting securities of any other fund of the Trust; or (2) the matter has not been approved by a majority of the outstanding voting securities of the Trust.

                                       81

         The Declaration of Trust provides that the holders of not less than two-thirds of the outstanding shares of the Trust may remove a person serving as trustee either by declaration in writing or at a meeting called for such purpose. The Trustees are required to call a meeting for the purpose of considering the removal of a person serving as Trustee if requested in writing to do so by the holders of not less than 10% of the outstanding shares of the
Trust. Shareholders will be assisted in communicating with other shareholders in connection with the removal of a Trustee as if Section 26(c) of the Act were applicable.

         The Trust's shares do not have cumulative voting rights and accordingly the holders of more than 50% of the outstanding shares could elect the entire
Board, in which case the holders of the remaining shares would not be able to elect any Trustees.

         Under Massachusetts law, the Trust's shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust.
However, the Declaration of Trust disclaims liability of the shareholders,
Trustees or officers of the Trust for acts or obligations of the Trust, which are binding only on the assets and property of the Trust, and requires that notice of the disclaimer be given in each contract or obligation entered into or executed by the Trust or its Trustees. The Declaration of Trust provides for indemnification out of Fund property for all loss and expense of any shareholder of any Fund held personally liable for the obligations of that Fund. The risk of a shareholder of the Trust incurring financial loss on account of shareholder liability is limited to circumstances in which the Trust itself would be unable to meet its obligations and, thus, should be considered remote. No series of the
Trust is liable for the obligations of any other series of the Trust.

                          SPECIAL RIGHTS AND PRIVILEGES

         The Trust offers, and (except as noted below) bears the cost of providing, to investors the following rights and privileges. The Trust reserves the right to amend or terminate any one or more of these rights and privileges.
Notice of amendments to or terminations of rights and privileges will be provided to shareholders in accordance with applicable law.

         Certain of the rights and privileges described below refer to funds, other than the Funds, whose shares are also distributed by IMDI. These funds are: Ivy Bond Fund, Ivy Cundill Global Value Fund, Ivy Growth Fund, Ivy
International Fund, Ivy International Growth Fund, Ivy Money Market Fund, Ivy US
Blue Chip Fund and Ivy US Emerging Growth Fund (the other eight series of the
Trust). Shareholders should obtain a current prospectus before exercising any right or privilege that may relate to these funds.

AUTOMATIC INVESTMENT METHOD

         The Automatic Investment Method, which enables a Fund shareholder to have specified amounts automatically drawn each month from his or her bank for investment in Fund shares, is available for all classes of shares, except Class
I. The minimum initial and subsequent investment under this method is $50 per month, $250 for Advisor Class shares (except in the case of a tax qualified

                                       82

retirement plan for which the minimum initial and subsequent investment is $25 per month). A shareholder may terminate the Automatic Investment Method at any time upon delivery to PFPC of telephone instructions or written notice. See
"Automatic Investment Method" in the Prospectus. To begin the plan, complete
Sections 8 and 9 of the Account Application.

EXCHANGE OF SHARES

         As described in the Prospectus, shareholders of each Fund have an exchange privilege with other Ivy funds. Before effecting an exchange, shareholders of a Fund should obtain and read the currently effective prospectus for the Ivy fund into which the exchange is to be made.

         A 2% redemption fee or short-term trading fee will be imposed on redemptions and exchanges of Class A shares of each Fund made within 30 days of purchase. In addition, a 2% redemption fee or short-term trading fee will be imposed on redemptions and exchanges of Class B, C and Advisor Class shares of
Ivy Developing Markets Fund and Ivy Pacific Opportunities Fund. These fees will be retained by the Fund. See "Redemptions" below.

         Advisor Class shareholders may exchange their outstanding Advisor Class shares for Advisor Class shares of another Ivy Fund on the basis of the relative net asset value per share. The minimum value of Advisor Class shares which may be exchanged into an Ivy fund in which shares are not already held is $10,000.
No exchange out of any Fund (other than by a complete exchange of all Fund shares) may be made if it would reduce the shareholder's interest in the Advisor
Class shares of that Fund to less than $10,000.

         Each exchange will be made on the basis of the relative net asset value per share of the Ivy funds involved in the exchange next computed following receipt by PFPC of telephone instructions by PFPC or a properly executed request. Exchanges, whether written or telephonic, must be received by PFPC by the close of regular trading on the Exchange (normally 4:00 p.m., eastern time)
to receive the price computed on the day of receipt. Exchange requests received after that time will receive the price next determined following receipt of the request. The exchange privilege may be modified or terminated at any time, upon at least 60 days' notice to the extent required by applicable law. See
"Redemptions" below.

         An exchange of shares between any of the Ivy funds will result in a taxable gain or loss. Generally, this will be a capital gain or loss (long-term or short-term, depending on the holding period of the shares) in the amount of the difference between the net asset value of the shares surrendered and the shareholder's tax basis for those shares. However, in certain circumstances, shareholders will be ineligible to take sales charges into account in computing taxable gain or loss on an exchange. See "Taxation."

         With limited exceptions, gain realized by a tax-deferred retirement plan will not be taxable to the plan and will not be taxed to the participant until distribution. Each investor should consult his or her tax advisor regarding the tax consequences of an exchange transaction.

         INITIAL SALES CHARGE SHARES. Generally, Class A shareholders may exchange their Class A shares ("outstanding Class A shares") for Class A shares of another Ivy fund ("new Class A Shares") on the basis of the relative net asset value per Class A share, plus an amount equal to the difference, if any, between the sales charge previously paid on the outstanding Class A shares and

                                       83

the sales charge payable at the time of the exchange on the new Class A shares.
(The additional sales charge will be waived for Class A shares that have been invested for a period of 12 months or longer.) Class A shareholders may also exchange their shares for shares of Ivy Money Market Fund (no initial sales charge will be assessed at the time of such an exchange). In certain short-term transactions, Class A shares of each Fund, and Class B, C and Advisor Class shares of Ivy Developing Markets Fund and Ivy Pacific Opportunities Fund, may be
subject to a fee upon redemption or exchange. See "REDEMPTIONS' below.

         Each Fund may, from time to time, waive the initial sales charge on its
Class A shares sold to clients of The Legend Group and United Planners Financial
Services of America, Inc. This privilege will apply on to Class A Shares of a
Fund that are purchased using all or a portion of the proceeds obtained by such clients through redemptions of shares of a mutual fund (other than one of the
Funds) on which a sales charge was paid (the "NAV transfer privilege").
Purchases eligible for the NAV transfer privilege must be made within 60 days of redemption from the other fund, and the Class A shares purchased are subject to a 1.00% CDSC on shares redeemed within the first year after purchase. The NAV transfer privilege also applies to Fund shares purchased directly by clients of such dealers as long as their accounts are linked to the dealer's master account. The normal service fee, as described in the "Initial Sales Charge
Alternative - Class A Shares" section of the Prospectus, will be paid to those dealers in connection with these purchases. IMDI may from time to time pay a special cash incentive to The Legend Group or United Planners Financial Services
of America, Inc. in connection with sales of shares of a Fund by its registered representatives under the NAV transfer privilege. Additional information on sales charge reductions or waivers may be obtained from IMDI at the address listed on the cover of this Statement of Additional Information.

CONTINGENT DEFERRED SALES CHARGE SHARES

         CLASS A: Class A shareholders may exchange their Class A shares that are subject to a contingent deferred sales charge ("CDSC"), as described in the
Prospectus ("outstanding Class A shares"), for Class A shares of another Ivy fund ("new Class A shares") on the basis of the relative net asset value per
Class A share, without the payment of any CDSC that would otherwise be due upon the redemption of the outstanding Class A shares. Class A shareholders of any
Fund exercising the exchange privilege will continue to be subject to that
Fund's CDSC period following an exchange if such period is longer than the CDSC period, if any, applicable to the new Class A shares.

         For purposes of computing the CDSC that may be payable upon the redemption of the new Class A shares, the holding period of the outstanding
Class A shares is "tacked" onto the holding period of the new Class A shares.

         CLASS B: Class B shareholders may exchange their Class B shares
("outstanding Class B shares") for Class B shares of another Ivy fund ("new
Class B shares") on the basis of the relative net asset value per Class B share, without the payment of any CDSC that would otherwise be due upon the redemption of the outstanding Class B shares. Class B shareholders of any Fund exercising the exchange privilege will continue to be subject to that Fund's CDSC schedule
(or period) following an exchange if such schedule is higher (or such period is longer) than the CDSC schedule (or period) applicable to the new Class B shares.

                                       84

         Class B shares of any Fund acquired through an exchange of Class B shares of another Ivy fund will be subject to that Fund's CDSC schedule (or period) if such schedule is higher (or such period is longer) than the CDSC schedule (or period) applicable to the Ivy fund from which the exchange was made.

         For purposes of both the conversion feature and computing the CDSC that may be payable upon the redemption of the new Class B shares (prior to conversion), the holding period of the outstanding Class B shares is "tacked"
onto the holding period of the new Class B shares.

         The following CDSC table applies to Class B shares of Ivy Bond Fund,
Ivy Cundill Global Value Fund, Ivy Developing Markets Fund, Ivy European
Opportunities Fund, Ivy Global Fund, Ivy Global Natural Resources Fund, Ivy
Global Science & Technology Fund, Ivy Growth Fund, Ivy International Fund, Ivy
International Growth Fund, Ivy International Small Companies Fund, Ivy
International Value Fund, Ivy Pacific Opportunities Fund, Ivy US Blue Chip Fund
and Ivy US Emerging Growth Fund.

                           CONTINGENT DEFERRED SALES CHARGE AS A PERCENTAGE
YEAR SINCE PURCHASE                OF  DOLLAR AMOUNT SUBJECT TO CHARGE
-------------------        ------------------------------------------------
First                                           5%
Second                                          4%
Third                                           3%
Fourth                                          3%
Fifth                                           2%
Sixth                                           1%
Seventh and thereafter                          0%

         CLASS C: Class C shareholders may exchange their Class C shares
("outstanding Class C shares") for Class C shares of another Ivy fund ("new
Class C shares") on the basis of the relative net asset value per Class C share, without the payment of any CDSC that would otherwise be due upon redemption.
(Class C shares are subject to a CDSC of 1.00% if redeemed within one year of the date of purchase.)

         CLASS I AND ADVISOR CLASS: Subject to the restrictions set forth in the following paragraph, Class I and Advisor Class shareholders may exchange their outstanding shares for the same class of shares of another Ivy Fund on the basis of the relative net asset value per share.

         ALL CLASSES: The minimum value of shares which may be exchanged into an
Ivy fund in which shares are not already held is $1,000 ($5,000,000 in the case of Class I shares; $10,000 in the case of Advisor Class). No exchange out of any
Fund (other than by a complete exchange of all Fund shares) may be made if it would reduce the shareholder's interest in the Fund to less than $1,000
($250,000 in the case of Class I shares; $10,00 in the case of Advisor Class).

                                       85

         Each exchange will be made on the basis of the relative net asset value per share of the Ivy funds involved in the exchange next computed following receipt by PFPC of telephone instructions by PFPC or a properly executed request. Exchanges, whether written or telephonic, must be received by PFPC by the close of regular trading on the Exchange (normally 4:00 p.m., eastern time)
to receive the price computed on the day of receipt. Exchange requests received after that time will receive the price next determined following receipt of the request. The exchange privilege may be modified or terminated at any time, upon at least 60 days' notice to the extent required by applicable law. See
"Redemptions."

         An exchange of shares between any of the Ivy funds will result in a taxable gain or loss. Generally, this will be a capital gain or loss (long-term or short-term, depending on the holding period of the shares) in the amount of the difference between the net asset value of the shares surrendered and the shareholder's tax basis for those shares. However, in certain circumstances, shareholders will be ineligible to take sales charges into account in computing taxable gain or loss on an exchange. See "Taxation."

         With limited exceptions, gain realized by a tax-deferred retirement plan will not be taxable to the plan and will not be taxed to the participant until distribution. Each investor should consult his or her tax advisor regarding the tax consequences of an exchange transaction.

LETTER OF INTENT

         Reduced sales charges apply to initial investments in Class A shares of any Fund made pursuant to a non-binding Letter of Intent. A Letter of Intent may be submitted by an individual, his or her spouse and children under the age of
21, or a trustee or other fiduciary of a single trust estate or single fiduciary account. See the Account Application in the Prospectus. Any investor may submit a Letter of Intent stating that he or she will invest, over a period of 13 months, at least $50,000 in Class A shares of a Fund. A Letter of Intent may be submitted at the time of an initial purchase of Class A shares of a Fund or within 90 days of the initial purchase, in which case the Letter of Intent will be back dated. A shareholder may include, as an accumulation credit, the value
(at the applicable offering price) of all Class A shares of Ivy Bond Fund, Ivy
Cundill Global Value Fund, Ivy Developing Markets Fund, Ivy European
Opportunities Fund, Ivy Global Fund, Ivy Global Natural Resources Fund, Ivy
Global Science & Technology Fund, Ivy Growth Fund, Ivy International Fund, Ivy
International Growth Fund, Ivy International Small Companies Fund, Ivy
International Value Fund, Ivy Pacific Opportunities Fund, Ivy US Blue Chip Fund
and Ivy US Emerging Growth Fund (and shares that have been exchanged into Ivy
Money Market Fund from any of the other funds in the Ivy Funds) held of record by him or her as of the date of his or her Letter of Intent. During the term of the Letter of Intent, the Transfer Agent will hold Class A shares representing
5% of the indicated amount (less any accumulation credit value) in escrow. The escrowed Class A shares will be released when the full indicated amount has been purchased. If the full indicated amount is not purchased during the term of the
Letter of Intent, the investor is required to pay IMDI an amount equal to the difference between the dollar amount of sales charge that he or she has paid and that which he or she would have paid on his or her aggregate purchases if the total of such purchases had been made at a single time. Such payment will be

                                       86

made by an automatic liquidation of Class A shares in the escrow account. A
Letter of Intent does not obligate the investor to buy or the Trust to sell the indicated amount of Class A shares, and the investor should read carefully all the provisions of such letter before signing.

RETIREMENT PLANS

         Shares may be purchased in connection with several types of tax-deferred retirement plans. Shares of more than one fund distributed by IMDI may be purchased in a single application establishing a single account under the plan, and shares held in such an account may be exchanged among the Ivy funds in accordance with the terms of the applicable plan and the exchange privilege available to all shareholders. Initial and subsequent purchase payments in connection with tax-deferred retirement plans must be at least $25 per participant.

         The following fees will be charged to individual shareholder accounts as described in the retirement prototype plan document:

         Retirement Plan New Account Fee              no fee
         Retirement Plan Annual Maintenance Fee       $10.00 per fund account

         For shareholders whose retirement accounts are diversified across several Ivy funds, the annual maintenance fee will be limited to not more than
$20.

         The following discussion describes the tax treatment of certain tax-deferred retirement plans under current Federal income tax law. State income tax consequences may vary. An individual considering the establishment of a retirement plan should consult with an attorney and/or an accountant with respect to the terms and tax aspects of the plan.

         INDIVIDUAL RETIREMENT ACCOUNTS: Shares of each Fund may be used as a funding medium for an Individual Retirement Account ("IRA"). Eligible
individuals may establish an IRA by adopting a model custodial account available from PFPC, who may impose a charge for establishing the account.

         An individual who has not reached age 70-1/2 and who receives compensation or earned income is eligible to contribute to an IRA, whether or not he or she is an active participant in a retirement plan. An individual who receives a distribution from another IRA, a qualified retirement plan, a qualified annuity plan or a tax-sheltered annuity or custodial account ("403(b)
plan") that qualifies for "rollover" treatment is also eligible to establish an
IRA by rolling over the distribution either directly or within 60 days after its receipt. Tax advice should be obtained in connection with planning a rollover contribution to an IRA.

         In general, for years 2002 through 2004, an eligible individual may contribute up to the lesser of $3,000 ($3,500 if 50 or older) or 100% of his or her compensation or earned income to an IRA each year. If a husband and wife are both employed, and both are under age 70-1/2, each may set up his or her own IRA within these limits. If both earn at least $3,000 ($3,500 if 50 or older) per year, the maximum potential contribution is $6,000 ($7,000 if 50 or older) per year for both. For years after 1996, the result is similar even if one spouse has no earned income; if the joint earned income of the spouses is at least
$6,000 ($7,000 if 50 or older), a contribution of up to $3,000 ($3,500 if 50 or older) may be made to each spouse's IRA. Rollover contributions are not subject to these limits.

                                       87

         An individual may deduct his or her annual contributions to an IRA in computing his or her Federal income tax within the limits described above, provided he or she (or his or her spouse, if they file a joint Federal income tax return) is not an active participant in a qualified retirement plan (such as a qualified corporate, sole proprietorship, or partnership pension, profit sharing, 401(k) or stock bonus plan), qualified annuity plan, 403(b) plan, simplified employee pension, or governmental plan. If he or she (or his or her spouse) is an active participant, whether the individual's contribution to an
IRA is fully deductible, partially deductible or not deductible depends on (i)
adjusted gross income and (ii) whether it is the individual or the individual's spouse who is an active participant, in the case of married individuals filing jointly. Contributions may be made up to the maximum permissible amount even if they are not deductible. Rollover contributions are not includable in income for
Federal income tax purposes and therefore are not deductible from it.

         Generally, earnings on an IRA are not subject to current Federal income tax until distributed. Distributions attributable to tax-deductible contributions and to IRA earnings are taxed as ordinary income. Distributions of non-deductible contributions are not subject to Federal income tax. In general, distributions from an IRA to an individual before he or she reaches age 59-1/2 are subject to a nondeductible penalty tax equal to 10% of the taxable amount of the distribution. The 10% penalty tax does not apply to amounts withdrawn from an IRA after the individual reaches age 59-1/2, becomes disabled or dies, or if withdrawn in the form of substantially equal payments over the life or life expectancy of the individual and his or her designated beneficiary, if any, or rolled over into another IRA, amounts withdrawn and used to pay for deductible medical expenses and amounts withdrawn by certain unemployed individuals not in excess of amounts paid for certain health insurance premiums, amounts used to pay certain qualified higher education expenses, and amounts used within 120 days of the date the distribution is received to pay for certain first-time homebuyer expenses. Distributions must begin to be withdrawn not later than
April 1 of the calendar year following the calendar year in which the individual reaches age 70-1/2. Failure to take certain minimum required distributions will result in the imposition of a 50% non-deductible penalty tax.

         ROTH IRAS: Shares of each Fund also may be used as a funding medium for a Roth Individual Retirement Account ("Roth IRA"). A Roth IRA is similar in numerous ways to the regular (traditional) IRA, described above. Some of the primary differences are as follows.

         A single individual earning below $95,000 can contribute up to $3,000
($3,500 if 50 or older) per year to a Roth IRA for years 2002 through 2004. The maximum contribution amount diminishes and gradually falls to zero for single filers with adjusted gross incomes ranging from $95,000 to $110,000. Married couples earning less than $150,000 combined, and filing jointly, can contribute a full $6,000 ($7,000 if 50 or older) per year ($3,000 per IRA) ($3,500 if 50 or older). The maximum contribution amount for married couples filing jointly phases out from $150,000 to $160,000. An individual whose adjusted gross income exceeds the maximum phase-out amount cannot contribute to a Roth IRA.

         An eligible individual can contribute money to a traditional IRA and a
Roth IRA as long as the total contribution to all IRAs does not exceed $3,000
($3,500 if 50 or older). Contributions to a Roth IRA are not deductible.
Contributions to a Roth IRA may be made even after the individual for whom the account is maintained has attained age 70 1/2.

                                       88

         No distributions are required to be taken prior to the death of the original account holder. If a Roth IRA has been established for a minimum of five years, distributions can be taken tax-free after reaching age 59 1/2, for a first-time home purchase ($10,000 maximum, one time use), or upon death or disability. All other distributions from a Roth IRA (other than the amount of nondeductible contributions) are taxable and subject to a 10% tax penalty unless an exception applies. Exceptions to the 10% penalty include: reaching age 59
1/2, death, disability, deductible medical expenses, the purchase of health insurance for certain unemployed individual and qualified higher education expenses.

         An individual with an income of less than $100,000 (who is not married filing separately) can roll his or her existing IRA into a Roth IRA. However, the individual must pay taxes on the taxable amount in his or her traditional
IRA. After 1998, all taxes on such a rollover will have to be paid in the tax year in which the rollover is made.

         QUALIFIED PLANS: For those self-employed individuals who wish to purchase shares of one or more Ivy funds through a qualified retirement plan, an
Agreement and a Retirement Plan are available from PFPC. The Retirement Plan may be adopted as a profit sharing plan or a money purchase pension plan. A profit sharing plan permits an annual contribution to be made in an amount determined each year by the self-employed individual within certain limits prescribed by law. A money purchase pension plan requires annual contributions at the level specified in the Agreement. There is no set-up fee for qualified plans and the annual maintenance fee is $20.00 per account.

         In general, if a self-employed individual has any common law employees, employees who have met certain minimum age and service requirements must be covered by the Retirement Plan. A self-employed individual generally must contribute the same percentage of income for common law employees as for himself or herself.

         A self-employed individual may contribute up to the lesser of $40,000 or 100% of compensation or earned income to a money purchase pension plan or to a profit sharing plan each year on behalf of each participant. To be deductible, total contributions to a money purchase plan or profit sharing plan generally may not exceed 25% of the total compensation or earned income of all participants. The amount of compensation or earned income of any one participant that may be included in computing the deduction is limited (generally to
$200,000 for benefits accruing in plan years beginning after 2001, with annual inflation adjustments). A self-employed individual's contributions to a retirement plan on his or her own behalf must be deducted in computing his or her earned income.

         Corporate employers may also adopt the Custodial Agreement and
Retirement Plan for the benefit of their eligible employees. Similar contribution and deduction rules apply to corporate employers.

         Distributions from the Retirement Plan generally are made after a participant's severance from employment. A 10% penalty tax generally applies to distributions to an individual before he or she reaches age 59-1/2, unless the individual (1) has reached age 55 and separated from service; (2) dies; (3)

                                       89

becomes disabled; (4) uses the withdrawal to pay tax-deductible medical expenses; (5) takes the withdrawal as part of a series of substantially equal payments over his or her life expectancy or the joint life expectancy of himself or herself and a designated beneficiary; or (6) rolls over the distribution.

         The Transfer Agent will arrange for Investors Bank & Trust to furnish custodial services to the employer and any participating employees.

         DEFERRED COMPENSATION FOR PUBLIC SCHOOLS AND CHARITABLE ORGANIZATIONS
("403(B)(7) ACCOUNT"): Section 403(b)(7) of the Internal Revenue Code of 1986,
as amended (the "Code") permits public school systems and certain charitable organizations to use mutual fund shares held in a custodial account to fund deferred compensation arrangements with their employees. A custodial account agreement is available for those employers whose employees wish to purchase shares of one or more Funds in conjunction with such an arrangement. The special application for a 403(b)(7) Account is available from PFPC.

         Distributions from the 403(b)(7) Account may be made only following death, disability, severance from employment, attainment of age 59-1/2, or incurring a financial hardship. A 10% penalty tax generally applies to distributions to an individual before he or she reaches age 59-1/2, unless the individual (1) has reached age 55 and separated from service; (2) dies or becomes disabled; (3) uses the withdrawal to pay tax-deductible medical expenses; (4) takes the withdrawal as part of a series of substantially equal payments over his or her life expectancy or the joint life expectancy of himself or herself and a designated beneficiary; or (5) rolls over the distribution.
There is no set-up fee for 403(b)(7) Accounts and the annual maintenance fee is
$20.00 per account.

         SIMPLIFIED EMPLOYEE PENSION ("SEP") IRAS: An employer may deduct contributions to a SEP up to the lesser of $40,000 or 25% of compensation. SEP accounts generally are subject to all rules applicable to IRA accounts, except the deduction limits, and are subject to certain employee participation requirements. No new salary reduction SEPs ("SARSEPs") may be established after
1996, but existing SARSEPs may continue to be maintained, and non-salary reduction SEPs may continue to be established as well as maintained after 1996.

         SIMPLE PLANS: An employer may establish a SIMPLE IRA or a SIMPLE 401(k)
for years after 1996. An employee can make pre-tax salary reduction contributions to a SIMPLE Plan, up to $7,000 for 2002 (as increased for 2003 through 2005 and indexed thereafter). Subject to certain limits, the employer will either match a portion of employee contributions, or will make a contribution equal to 2% of each employee's compensation without regard to the amount the employee contributes. An employer cannot maintain a SIMPLE Plan for its employees if the employer maintains or maintained any other qualified retirement plan with respect to which any contributions or benefits have been credited.

REINVESTMENT PRIVILEGE

         Shareholders who have redeemed Class A shares of any Fund may reinvest all or a part of the proceeds of the redemption back into Class A shares of the same Fund at net asset value (without a sales charge) within 60 days from the date of redemption. This privilege may be exercised only once. The reinvestment

                                       90

will be made at the net asset value next determined after receipt by PFPC of the reinvestment order accompanied by the funds to be reinvested. No compensation will be paid to any sales personnel or dealer in connection with the transaction.

         Any redemption is a taxable event. A loss realized on a redemption generally may be disallowed for tax purposes if the reinvestment privilege is exercised within 30 days after the redemption. In certain circumstances, shareholders will be ineligible to take sales charges into account in computing taxable gain or loss on a redemption if the reinvestment privilege is exercised.
See "Taxation."

RIGHTS OF ACCUMULATION

         A scale of reduced sales charges applies to any investment of $50,000 or more in Class A shares of each Fund. See "Initial Sales Charge Alternative --
Class A Shares" in the Prospectus. The reduced sales charge is applicable to investments made at one time by an individual, his or her spouse and children under the age of 21, or a trustee or other fiduciary of a single trust estate or single fiduciary account (including a pension, profit sharing or other employee benefit trust created pursuant to a plan qualified under Section 401 of the
Code). Rights of Accumulation are also applicable to current purchases of all of the funds of Ivy Fund (except Ivy Money Market Fund) by any of the persons enumerated above, where the aggregate quantity of Class A shares of such funds
(and shares that have been exchanged into Ivy Money Market Fund from any of the other funds in the Ivy funds) and of any other investment company distributed by
IMDI, previously purchased or acquired and currently owned, determined at the higher of current offering price or amount invested, plus the Class A shares being purchased, amounts to $50,000 or more for all funds other than Ivy Bond;
or $100,000 or more for Ivy Bond Fund.

         At the time an investment takes place, PFPC must be notified by the investor or his or her dealer that the investment qualifies for the reduced sales charge on the basis of previous investments. The reduced sales charge is subject to confirmation of the investor's holdings through a check of the particular fund's records.

SYSTEMATIC WITHDRAWAL PLAN

         A shareholder (except shareholders with accounts in Class I) may establish a Systematic Withdrawal Plan (a "Withdrawal Plan"), by telephone instructions or by delivery to PFPC of a written election to have his or her shares withdrawn periodically ($250 minimum distribution amount in the case of
Advisor Class shares), accompanied by a surrender to PFPC of all share certificates then outstanding in such shareholder's name, properly endorsed by the shareholder. To be eligible to elect a Withdrawal Plan, a Class A, B or C shareholder must have at least $5,000 in his or her account; an Advisor Class shareholder must have at least $10,000 in his or her account. A Withdrawal Plan may not be established if the investor is currently participating in the
Automatic Investment Method. A Withdrawal Plan may involve the depletion of a shareholder's principal, depending on the amount withdrawn.

         A redemption under a Withdrawal Plan is a taxable event. Shareholders contemplating participating in a Withdrawal Plan should consult their tax advisors.

                                       91

         Additional investments made by investors participating in a Withdrawal
Plan must equal at least $1,000 each for Class A, B or C shareholders and at least $250 for Advisor Class shareholders while the Withdrawal Plan is in effect. Making additional purchases while a Withdrawal Plan is in effect may be disadvantageous to the investor because of applicable initial sales charges or
CDSCs.

         An investor may terminate his or her participation in the Withdrawal
Plan at any time by delivering written notice to PFPC. If all shares held by the investor are liquidated at any time, participation in the Withdrawal Plan will terminate automatically. The Trust or PFPC may terminate the Withdrawal Plan option at any time after reasonable notice to shareholders.

GROUP SYSTEMATIC INVESTMENT PROGRAM

         Shares of each Fund may be purchased in connection with investment programs established by employee or other groups using systematic payroll deductions or other systematic payment arrangements. The Trust does not itself organize, offer or administer any such programs. However, it may, depending upon the size of the program, waive the minimum initial and additional investment requirements for purchases by individuals in conjunction with programs organized and offered by others. Unless shares of a Fund are purchased in conjunction with
IRAs (see "How to Buy Shares" in the Prospectus), such group systematic investment programs are not entitled to special tax benefits under the Code. The
Trust reserves the right to refuse purchases at any time or suspend the offering of shares in connection with group systematic investment programs, and to restrict the offering of shareholder privileges, such as check writing, simplified redemptions and other optional privileges, as described in the
Prospectus, to shareholders using group systematic investment programs.

         With respect to each shareholder account established on or after
September 15, 1972 under a group systematic investment program, the Trust and
IMI each currently charge a maintenance fee of $3.00 (or portion thereof) for each twelve-month period (or portion thereof) that the account is maintained.
The Trust may collect such fee (and any fees due to IMI) through a deduction from distributions to the shareholders involved or by causing on the date the fee is assessed, a redemption in each such shareholder account sufficient to pay such fee. The Trust reserves the right to change these fees from time to time without advance notice.

         Class A shares of each Fund are made available to Merrill Lynch Daily K
Plan (the "Plan") participants at NAV without an initial sales charge if:

         (i)      the Plan is recordkept on a daily valuation basis by Merrill
                  Lynch and, on the date the Plan Sponsor signs the Merrill
                  Lynch Recordkeeping Service Agreement, the Plan has $3 million or more in assets invested in broker/dealer funds not advised or managed by Merrill Lynch Asset Management, L.P. ("MLAM")
                  that are made available pursuant to a Service Agreement
                  between Merrill Lynch and the fund's principal underwriter or distributor and in funds advised or managed by MLAM
                  (collectively, the "Applicable Investments");

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         (ii)     the Plan is recordkept on a daily valuation basis by an
                  independent recordkeeper whose services are provided through a contract or alliance arrangement with Merrill Lynch, and on the date the Plan Sponsor signs the Merrill Lynch
                  Recordkeeping Service Agreement, the Plan has $3 million or more in assets, excluding money market funds, invested in
                  Applicable Investments; or

         (iii)    the Plan has 500 or more eligible employees, as determined by
                  Merrill Lynch plan conversion manager, on the date the Plan
                  Sponsor signs the Merrill Lynch Recordkeeping Service
                  Agreement.

         Alternatively, Class B shares of each Fund are made available to Plan participants at NAV without a CDSC if the Plan conforms with the requirements for eligibility set forth in (i) through (iii) above but either does not meet the $3 million asset threshold or does not have 500 or more eligible employees.

         Plans recordkept on a daily basis by Merrill Lynch or an independent recordkeeper under a contract with Merrill Lynch that are currently investing in
Class B shares of any Fund convert to Class A shares once the Plan has reached
$5 million invested in Applicable Investments, or 10 years after the date of the initial purchase by a participant under the Plan--the Plan will receive a Plan level share conversion.

                                   REDEMPTIONS

         Shares of each Fund are redeemed at their net asset value next determined after a proper redemption request has been received by PFPC, less any applicable CDSC or redemption fee.

         Unless a shareholder requests that the proceeds of any redemption be wired to his or her bank account, payment for shares tendered for redemption is made by check within seven days after tender in proper form, except that the
Trust reserves the right to suspend the right of redemption or to postpone the date of payment upon redemption beyond seven days, (i) for any period during which the Exchange is closed (other than customary weekend and holiday closings)
or during which trading on the Exchange is restricted, (ii) for any period during which an emergency exists as determined by the SEC as a result of which disposal of securities owned by a Fund is not reasonably practicable or it is not reasonably practicable for a Fund to fairly determine the value of its net assets, or (iii) for such other periods as the SEC may by order permit for the protection of shareholders of any Fund.

         Under unusual circumstances, when the Board deems it in the best interest of a Fund's shareholders, the Fund may make payment for shares repurchased or redeemed in whole or in part in securities of that Fund taken at current values. If any such redemption in kind is to be made, each Fund may make an election pursuant to Rule 18f-1 under the 1940 Act. This will require the particular Fund to redeem with cash at a shareholder's election in any case where the redemption involves less than $250,000 (or 1% of that Fund's net asset

                                       93

value at the beginning of each 90-day period during which such redemptions are in effect, if that amount is less than $250,000). Should payment be made in securities, the redeeming shareholder may incur brokerage costs in converting such securities to cash.

         The Trust may redeem those accounts of shareholders who have maintained an investment, including sales charges paid, of less than $1000 in any Fund for a period of more than 12 months for Class A, B, C or I shareholders; $10,000 or less for Advisor Class shareholders for a period of more than 12 months. All accounts below that minimum will be redeemed simultaneously when MIMI deems it advisable. The $1,000 balance for Class A, B, C and I shareholders and $10,000 balance for Advisor Class shareholders will be determined by actual dollar amounts invested by the shareholder, unaffected by market fluctuations. The
Trust will notify any such shareholder by certified mail of its intention to redeem such account, and the shareholder shall have 60 days from the date of such letter to invest such additional sums as shall raise the value of such account above that minimum. Should the shareholder fail to forward such sum within 60 days of the date of the Trust's letter of notification, the Trust will redeem the shares held in such account and transmit the redemption in value thereof to the shareholder. However, those shareholders who are investing pursuant to the Automatic Investment Method will not be redeemed automatically unless they have ceased making payments pursuant to the plan for a period of at least six consecutive months, and these shareholders will be given six-months'
notice by the Trust before such redemption. Shareholders in certain retirement plans or accounts who wish to avoid tax consequences must "rollover" any sum so redeemed into another eligible plan within 60 days. The Trustees of the Trust may change the minimum account size.

         If a shareholder has given authorization for telephonic redemption privilege, shares can be redeemed and proceeds sent by Federal wire to a single previously designated bank account. Delivery of the proceeds of a wire redemption request of $250,000 or more may be delayed by a Fund for up to seven days if deemed appropriate under then-current market conditions. The Trust reserves the right to change this minimum or to terminate the telephonic redemption privilege without prior notice. The Trust cannot be responsible for the efficiency of the Federal wire system of the shareholder's dealer of record or bank. The shareholder is responsible for any charges by the shareholder's bank.

         Each Fund employs reasonable procedures that require personal identification prior to acting on redemption or exchange instructions communicated by telephone to confirm that such instructions are genuine. In the absence of such instructions, a Fund may be liable for any losses due to unauthorized or fraudulent telephone instructions.

         Class A shares of each Fund; and Class B, C and Advisor Class shares of
Ivy Developing Markets Fund and Ivy Pacific Opportunities Fund, held for less than 30 days are redeemable at a price equal to 98% of the then current net asset value per share. This 2% discount, also referred to in the Prospectus and this statement of additional information as a redemption fee, exchange fee or short-term trading fee, directly affects the amount that a shareholder who is subject to the discount receives upon exchange or redemption. It is intended to encourage long-term investment in the Fund, to avoid transaction and other expenses caused by early redemptions and to facilitate portfolio management. The fee is not a deferred sales charge, is not a commission paid to IMI or its subsidiaries, and does not benefit IMI in any way. The Fund reserves the right to modify the terms of or terminate this fee at any time.

                                       94

         The redemption discount generally be waived for any redemption of Class
A shares (a) Class A shares purchased through certain retirement and educational plans, including 401(k) plans, 403(b) plans, 457 plans, Keogh accounts, Profit
Sharing and Money Purchase Pension Plans and 529 plans, (b) purchased through the reinvestment of dividends or capital gains distributions paid by the Fund,
(c) due to the death of the registered shareholder of a Fund account, or, due to the death of all registered shareholders of a Fund account with more than one registered shareholder, (i.e., joint tenant account), upon receipt by PFPC of appropriate written instructions and documentation satisfactory to the PFPC, or
(d) by the Fund upon exercise of its right to liquidate accounts (i) falling below the minimum account size by reason of shareholder redemptions or (ii) when the shareholder has failed to provide tax identification information.

         However, if shares are purchased for a retirement plan account through a broker, financial institution or recordkeeper maintaining an omnibus account for the shares, these waivers may not apply. (Before purchasing shares, please check with your account representative concerning the availability of the fee waivers.) In addition, these waivers do not apply to IRA and SEP-IRA accounts.
For this purpose and without regard to the shares actually redeemed, shares will be treated as redeemed as follows: first, reinvestment shares; second, purchased shares held 30 days or more; and third, purchased shares held for less than 30 days. Finally, if a redeeming shareholder acquires shares through a transfer from another shareholder, the applicability of the discount, if any, will be determined by reference to the date the shares were originally purchased, and not from the date of transfer between shareholders.

                          CONVERSION OF CLASS B SHARES

         As described in the Prospectus, Class B shares of each Fund will automatically convert to Class A shares of the same Fund, based on the relative net asset values per share of the two classes, no later than the month following the eighth anniversary of the initial issuance of such Class B shares of the
Fund occurs. For the purpose of calculating the holding period required for conversion of Class B shares, the date of initial issuance shall mean: (1) the date on which such Class B shares were issued, or (2) for Class B shares obtained through an exchange, or a series of exchanges, (subject to the exchange privileges for Class B shares) the date on which the original Class B shares were issued. For purposes of conversion of Class B shares, Class B shares purchased through the reinvestment of dividends and capital gain distributions paid in respect of Class B shares will be held in a separate sub-account. Each time any Class B shares in the shareholder's regular account (other than those shares in the sub-account) convert to Class A shares, a pro rata portion of the
Class B shares in the sub-account will also convert to Class A shares. The portion will be determined by the ratio that the shareholder's Class B shares converting to Class A shares bears to the shareholder's total Class B shares not acquired through the reinvestment of dividends and capital gain distributions.

                                 NET ASSET VALUE

         The net asset value per share of each Fund is computed by dividing the value of that Fund's aggregate net assets (i.e., its total assets less its liabilities) by the number of the Fund's shares outstanding. For purposes of determining each Fund's aggregate net assets, receivables are valued at their realizable amounts. Each Fund's liabilities, if not identifiable as belonging to

                                       95

a particular class of the Fund, are allocated among the Fund's several classes based on their relative net asset size. Liabilities attributable to a particular class are charged to that class directly. The total liabilities for a class are then deducted from the class's proportionate interest in the Fund's assets, and the resulting amount is divided by the number of shares of the class outstanding to produce its net asset value per share.

         A security listed or traded on a recognized stock exchange or The
Nasdaq Stock Market, Inc. ("Nasdaq") is valued at the security's last quoted sale price on the market on which the security is principally traded. If no sale is reported at that time, the average between the last bid and asked price (the
"Calculated Mean") is used. Unless otherwise noted herein, the value of a foreign security is determined in its national currency as of the normal close of trading on the foreign exchange on which it is traded or as of the close of regular trading on the Exchange, if that is earlier, and that value is then converted into its U.S. dollar equivalent at the foreign exchange rate in effect at the time as of which such rate is determined by an approved pricing source.
All other securities for which OTC market quotations are readily available are valued at the Calculated Mean.

         A debt security normally is valued on the basis of quotes obtained from at least two dealers (or one dealer who has made a market in the security) or pricing services that take into account appropriate valuation factors. Interest is accrued daily. Money market instruments are valued at amortized cost, which the Board believes approximates market value.

         An exchange-traded option is valued at the last sale price on the exchange on which it is principally traded, if available, and otherwise is valued at the last sale price on the other exchange(s). If there were no sales on any exchange, the option shall be valued at the Calculated Mean, if possible, and otherwise at the last asked price, in the case of a written option, and the last bid price, in the case of a purchased option. An OTC traded option is valued at the last asked price, in the case of a written option, and the last bid price, in the case of a purchased option. Exchange-listed and widely-traded
OTC futures (and options thereon) are valued at the most recent settlement price.

         Securities and other assets for which market prices are not readily available are priced at their "fair value" as determined by IMI in accordance with procedures approved by the Board. Trading in securities on many foreign securities exchanges is normally completed before the close of regular trading on the Exchange. Trading on foreign exchanges may not take place on all days on which there is regular trading on the Exchange, or may take place on days on which there is no regular trading on the Exchange (e.g., any of the national business holidays identified below). If events materially affecting the value of a Fund's portfolio securities occur between the time when a foreign exchange closes and the time when that Fund's net asset value is calculated (see following paragraph), such securities may be valued at fair value as determined by IMI in accordance with procedures approved by the Board. IMI will monitor for significant events that may call into question the reliability of market quotations. Such events may include situations relating to a single security in a market sector, significant fluctuations in U.S. or foreign markets, natural disasters, armed conflicts, governmental actions or other developments not tied directly to the securities markets.

                                       96

         Portfolio securities are valued (and net asset value per share is determined) as of the close of regular trading on the Exchange (normally 4:00
p.m., eastern time) on each day the Exchange is open for trading. The Exchange and the Trust's offices are expected to be closed, and net asset value will not be calculated, on the following national business holidays: New Year's Day,
Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day,
Independence Day, Labor Day, Thanksgiving Day and Christmas Day. On those days when either or both of a Fund's Custodian or the Exchange close early as a result of a partial holiday or otherwise, the Trust reserves the right to advance the time on that day by which purchase and redemption requests must be received.

         The number of shares you receive when you place a purchase order, and the payment you receive after submitting a redemption request, is based on each
Fund's net asset value next determined after your instructions are received in proper form by PFPC or by your registered securities dealer. Each purchase and redemption order is subject to any applicable sales charge. Since each Fund invests in securities that are listed on foreign exchanges that may trade on weekends or other days when the Funds do not price their shares, each Fund's net asset value may change on days when shareholders will not be able to purchase or redeem that Fund's shares. The sale of each Fund's shares will be suspended during any period when the determination of its net asset value is suspended pursuant to rules or orders of the SEC and may be suspended by the Board whenever in its judgment it is in a Fund's best interest to do so.

                                    TAXATION

         The following is a general discussion of certain tax rules thought to be applicable with respect to each Fund. It is merely a summary and is not an exhaustive discussion of all possible situations or of all potentially applicable taxes. Accordingly, shareholders and prospective shareholders should consult a competent tax advisor about the tax consequences to them of investing in any Fund. The Funds are not managed for tax-efficiency.

         Each Fund intends to be taxed as a regulated investment company under
Subchapter M of the Code. Accordingly, each Fund must, among other things, (a)
derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income derived with respect to its business of investing in such stock, securities or currencies; and (b) diversify its holdings so that, at the end of each fiscal quarter, (i) at least 50% of the market value of the Fund's assets is represented by cash, U.S. Government securities, the securities of other regulated investment companies and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Fund's total assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets is invested in the securities of any one issuer (other than U.S. Government securities and the securities of other regulated investment companies).

         As a regulated investment company, each Fund generally will not be subject to U.S. Federal income tax on its income and gains that it distributes to shareholders, if at least 90% of its investment company taxable income (which includes, among other items, dividends, interest and the excess of any short-term capital gains over long-term capital losses) for the taxable year is distributed. Each Fund intends to distribute all such income.

                                       97

         Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% excise tax at the Fund level. To avoid the tax, each Fund must distribute during each calendar year, (1) at least 98% of its ordinary income (not taking into account any capital gains or losses) for the calendar year (2) at least 98% of its capital gains in excess of its capital losses (adjusted for certain ordinary losses) for a one-year period generally ending on October 31 of the calendar year, and (3)
all ordinary income and capital gains for previous years that were not distributed during such years. To avoid application of the excise tax, each Fund intends to make distributions in accordance with the calendar year distribution requirements. A distribution will be treated as paid on December 31 of the current calendar year if it is declared by a Fund in October, November or
December of the year with a record date in such a month and paid by the Fund during January of the following year. Such distributions will be taxable to shareholders in the calendar year the distributions are declared, rather than the calendar year in which the distributions are received.

OPTIONS, FUTURES AND FOREIGN CURRENCY FORWARD CONTRACTS

         The taxation of equity options and OTC options on debt securities is governed by Code section 1234. Pursuant to Code section 1234, the premium received by each Fund for selling a put or call option is not included in income at the time of receipt. If the option expires, the premium is short-term capital gain to the Fund. If a Fund enters into a closing transaction, the difference between the amount paid to close out its position and the premium received is short-term capital gain or loss. If a call option written by a Fund is exercised, thereby requiring the Fund to sell the underlying security, the premium will increase the amount realized upon the sale of such security and any resulting gain or loss will be a capital gain or loss, and will be long-term or short-term depending upon the holding period of the security. With respect to a put or call option that is purchased by a Fund, if the option is sold, any resulting gain or loss will be a capital gain or loss, and will be long-term or short-term, depending upon the holding period of the option. If the option expires, the resulting loss is a capital loss and is long-term or short-term, depending upon the holding period of the option. If the option is exercised, the cost of the option, in the case of a call option, is added to the basis of the purchased security and, in the case of a put option, reduces the amount realized on the underlying security in determining gain or loss.

         Some of the options, futures and foreign currency forward contracts in which each Fund may invest may be "section 1256 contracts." Gains (or losses) on these contracts generally are considered to be 60% long-term and 40% short-term capital gains or losses; however, as described below, foreign currency gains or losses arising from certain section 1256 contracts are ordinary in character.
Also, section 1256 contracts held by each Fund at the end of each taxable year
(and on certain other dates prescribed in the Code) are "marked-to-market" with the result that unrealized gains or losses are treated as though they were realized.

         The transactions in options, futures and forward contracts undertaken by each Fund may result in "straddles" for Federal income tax purposes. The straddle rules may affect the character of gains or losses realized by each
Fund. In addition, losses realized by each Fund on positions that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating the taxable income for the taxable year in which such losses are realized. Because only a few regulations implementing the straddle rules have been promulgated, the consequences of such transactions to each Fund

                                       98

are not entirely clear. The straddle rules may increase the amount of short-term capital gain realized by each Fund, which is taxed as ordinary income when distributed to shareholders.

         Each Fund may make one or more of the elections available under the
Code which are applicable to straddles. If a Fund makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the election(s) made. The rules applicable under certain of the elections may operate to accelerate the recognition of gains or losses from the affected straddle positions.

         Because application of the straddle rules may affect the character of gains or losses, defer losses and/or accelerate the recognition of gains or losses from the affected straddle positions, the amount which must be distributed to shareholders as ordinary income or long-term capital gain may be increased or decreased substantially as compared to a fund that did not engage in such transactions.

         Notwithstanding any of the foregoing, each Fund may recognize gain (but not loss) from a constructive sale of certain "appreciated financial positions"
if the Fund enters into a short sale, offsetting notional principal contract, futures or forward contract transaction with respect to the appreciated position or substantially identical property. Appreciated financial positions subject to this constructive sale treatment are interests (including options, futures and forward contracts and short sales) in stock, partnership interests, certain actively traded trust instruments and certain debt instruments. Constructive sale treatment of appreciated financial positions does not apply to certain transactions closed before the end of the 30th day after the close of a Fund's taxable year, if the position is held throughout the 60-day period beginning on the date the transaction is closed and certain other conditions are met.

CURRENCY FLUCTUATIONS -- "SECTION 988" GAINS OR LOSSES

         Gains or losses attributable to fluctuations in exchange rates which occur between the time a Fund accrues receivables or liabilities denominated in a foreign currency and the time the Fund actually collects such receivables or pays such liabilities generally are treated as ordinary income or ordinary loss.
Similarly, on disposition of some investments, including debt securities denominated in a foreign currency and certain options, futures and forward contracts, gains or losses attributable to fluctuations in the value of the foreign currency between the date of acquisition of the security or contract and the date of disposition also are treated as ordinary gain or loss. These gains and losses, referred to under the Code as "section 988" gains or losses, increase or decrease the amount of each Fund's investment company taxable income available to be distributed to its shareholders as ordinary income.

INVESTMENT IN PASSIVE FOREIGN INVESTMENT COMPANIES

         Each Fund may invest in shares of foreign corporations which may be classified under the Code as passive foreign investment companies ("PFICs"). In general, a foreign corporation is classified as a PFIC if at least one-half of its assets constitute investment-type assets, or 75% or more of its gross income is investment-type income. If a Fund receives a so-called "excess distribution"

                                       99

with respect to PFIC stock, the Fund itself may be subject to a tax on a portion of the excess distribution, whether or not the corresponding income is distributed by the Fund to shareholders. In general, under the PFIC rules, an excess distribution is treated as having been realized ratably over the period during which a Fund held the PFIC shares. A Fund itself will be subject to tax on the portion, if any, of an excess distribution that is so allocated to prior
Fund taxable years and an interest factor will be added to the tax, as if the tax had been payable in such prior taxable years. Certain distributions from a
PFIC as well as gain from the sale of PFIC shares are treated as excess distributions. Excess distributions are characterized as ordinary income even though, absent application of the PFIC rules, certain excess distributions might have been classified as capital gain.

         Each Fund may be eligible to elect alternative tax treatment with respect to PFIC shares. Each Fund may elect to mark to market its PFIC shares, resulting in the shares being treated as sold at fair market value on the last business day of each taxable year. Any resulting gain would be reported as ordinary income; any resulting loss and any loss from an actual disposition of the shares would be reported as ordinary loss to the extent of any net gains reported in prior years. Under another election that currently is available in some circumstances, each Fund generally would be required to include in its gross income its share of the earnings of a PFIC on a current basis, regardless of whether distributions are received from the PFIC in a given year.

DEBT SECURITIES ACQUIRED AT A DISCOUNT

         Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by each Fund may be treated as debt securities that are issued originally at a discount. Generally, the amount of the original issue discount ("OID") is treated as interest income and is included in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures.

         Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by each Fund in the secondary market may be treated as having market discount. Generally, gain recognized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the "accrued market discount" on such debt security. In addition, the deduction of any interest expenses attributable to debt securities having market discount may be deferred. Market discount generally accrues in equal daily installments. Each Fund may make one or more of the elections applicable to debt securities having market discount, which could affect the character and timing of recognition of income.

         Some debt securities (with a fixed maturity date of one year or less from the date of issuance) that may be acquired by each Fund may be treated as having acquisition discount, or OID in the case of certain types of debt securities. Generally, a Fund will be required to include the acquisition discount, or OID, in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. Each Fund may make one or more of the elections applicable to debt securities having acquisition discount, or OID, which could affect the character and timing of recognition of income.

                                      100

         Each Fund generally will be required to distribute dividends to shareholders representing discount on debt securities that is currently includable in income, even though cash representing such income may not have been received by each Fund. Cash to pay such dividends may be obtained from sales proceeds of securities held by each Fund.

DISTRIBUTIONS

         Distributions of investment company taxable income are taxable to a
U.S. shareholder as ordinary income, whether paid in cash or shares. Dividends paid by a Fund to a corporate shareholder, to the extent such dividends are attributable to dividends received from U.S. corporations by the Fund, may qualify for the dividends received deduction. However, the revised alternative minimum tax applicable to corporations may reduce the value of the dividends received deduction. Distributions of net capital gains (the excess of net long-term capital gains over net short-term capital losses), if any, designated by each Fund as capital gain dividends, are taxable to shareholders as long-term capital gains whether paid in cash or in shares, and regardless of how long the shareholder has held the Fund's shares; such distributions are not eligible for the dividends received deduction. Shareholders receiving distributions in the form of newly issued shares will have a cost basis in each share received equal to the net asset value of a share of that Fund on the distribution date. A distribution of an amount in excess of a Fund's current and accumulated earnings and profits will be treated by a shareholder as a return of capital which is applied against and reduces the shareholder's basis in his or her shares. To the extent that the amount of any such distribution exceeds the shareholder's basis in his or her shares, the excess will be treated by the shareholder as gain from a sale or exchange of the shares. Shareholders will be notified annually as to the U.S. Federal tax status of distributions and shareholders receiving distributions in the form of newly issued shares will receive a report as to the net asset value of the shares received.

         If the net asset value of shares is reduced below a shareholder's cost as a result of a distribution by a Fund, such distribution generally will be taxable even though it represents a return of invested capital. Shareholders should be careful to consider the tax implications of buying shares just prior to a distribution. The price of shares purchased at this time may reflect the amount of the forthcoming distribution. Those purchasing just prior to a distribution will receive a distribution which generally will be taxable to them.

DISPOSITION OF SHARES

         Upon a redemption, sale or exchange of his or her shares, a shareholder will realize a taxable gain or loss depending upon his or her basis in the shares. Such gain or loss will be treated as capital gain or loss if the shares are capital assets in the shareholder's hands and, if so, will be long-term or short-term, depending upon the shareholder's holding period for the shares. Any loss realized on a redemption sale or exchange will be disallowed to the extent the shares disposed of are replaced (including through reinvestment of dividends) within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of. In such a case, the basis of the shares acquired will be adjusted to reflect the disallowed loss. Any loss realized by a shareholder on the sale of Fund shares held by the shareholder for six-months or

                                      101

less will be treated for tax purposes as a long-term capital loss to the extent of any distributions of capital gain dividends received or treated as having been received by the shareholder with respect to such shares.

         In some cases, shareholders will not be permitted to take all or portion of their sales loads into account for purposes of determining the amount of gain or loss realized on the disposition of their shares. This prohibition generally applies where (1) the shareholder incurs a sales load in acquiring the shares of a Fund, (2) the shares are disposed of before the 91st day after the date on which they were acquired, and (3) the shareholder subsequently acquires shares in the same Fund or another regulated investment company and the otherwise applicable sales charge is reduced under a "reinvestment right"
received upon the initial purchase of Fund shares. The term "reinvestment right"
means any right to acquire shares of one or more regulated investment companies without the payment of a sales load or with the payment of a reduced sales charge. Sales charges affected by this rule are treated as if they were incurred with respect to the shares acquired under the reinvestment right. This provision may be applied to successive acquisitions of fund shares.

FOREIGN WITHHOLDING TAXES

         Income received by each Fund from sources within a foreign country may be subject to withholding and other taxes imposed by that country.

         If more than 50% of the value of a Fund's total assets at the close of its taxable year consists of securities of foreign corporations, that Fund will be eligible and may elect to "pass-through" to its shareholders the amount of foreign income and similar taxes paid by the Fund. Pursuant to this election, a shareholder will be required to include in gross income (in addition to taxable dividends actually received) his or her pro rata share of the foreign income and similar taxes paid by the Fund, and will be entitled either to deduct his or her pro rata share of foreign income and similar taxes in computing his or her taxable income or to use it as a foreign tax credit against his or her U.S.
Federal income taxes, subject to limitations. No deduction for foreign taxes may be claimed by a shareholder who does not itemize deductions. Foreign taxes generally may not be deducted by a shareholder that is an individual in computing the alternative minimum tax. Each shareholder will be notified within
60 days after the close of each Fund's taxable year whether the foreign taxes paid by that Fund will "pass-through" for that year and, if so, such notification will designate (1) the shareholder's portion of the foreign taxes paid to each such country and (2) the portion of the dividend which represents income derived from sources within each such country.

         Generally, except in the case of certain electing individual taxpayers who have limited creditable foreign taxes and no foreign source income other than passive investment-type income, a credit for foreign taxes is subject to the limitation that it may not exceed the shareholder's U.S. tax attributable to his or her total foreign source taxable income. For this purpose, if a Fund makes the election described in the preceding paragraph, the source of that
Fund's income flows through to its shareholders. With respect to each Fund, gains from the sale of securities generally will be treated as derived from U.S.
sources and section 988 gains will be treated as ordinary income derived from
U.S. sources. The limitation on the foreign tax credit is applied separately to foreign source passive income, including foreign source passive income received from each Fund. In addition, the foreign tax credit may offset only 90% of the

                                      102

revised alternative minimum tax imposed on corporations and individuals.
Furthermore, the foreign tax credit is eliminated with respect to foreign taxes withheld on dividends if the dividend-paying shares or the shares of a Fund are held by the Fund or the shareholder, as the case may be, for less than 16 days
(46 days in the case of preferred shares) during the 30-day period (90-day period for preferred shares) beginning 15 days (45 days for preferred shares)
before the shares become ex-dividend. In addition, if a Fund fails to satisfy these holding period requirements, it cannot elect to pass through to shareholders the ability to claim a deduction for related foreign taxes.

         The foregoing is only a general description of the foreign tax credit under current law. Because application of the credit depends on the particular circumstances of each shareholder, shareholders are advised to consult their own tax advisors.

BACKUP WITHHOLDING

         Each Fund will be required to report to the Internal Revenue Service
("IRS") all taxable distributions as well as gross proceeds from the redemption of that Fund's shares, except in the case of certain exempt shareholders. All such distributions and proceeds will be subject to withholding of Federal income tax at a rate of 30% ("backup withholding") in the case of non-exempt shareholders if (1) the shareholder fails to furnish a Fund with and to certify the shareholder's correct taxpayer identification number or social security number, (2) the IRS notifies the shareholder or the Fund that the shareholder has failed to report properly certain interest and dividend income to the IRS and to respond to notices to that effect, or (3) when required to do so, the shareholder fails to certify that he or she is not subject to backup withholding. If the withholding provisions are applicable, any such distributions or proceeds, whether reinvested in additional shares or taken in cash, will be reduced by the amounts required to be withheld.

         Distributions may also be subject to additional state, local and foreign taxes depending on each shareholder's particular situation. Non-U.S.
shareholders may be subject to U.S. tax rules that differ significantly from those summarized above. This discussion does not purport to deal with all of the tax consequences applicable to each Fund or shareholders. Shareholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in any Fund.

                             PERFORMANCE INFORMATION

         Performance information for the classes of shares of each Fund may be compared, in reports and promotional literature, to: (i) the S&P 500 Index, the
Dow Jones Industrial Average ("DJIA"), or other unmanaged indices so that investors may compare each Fund's results with those of a group of unmanaged securities widely regarded by investors as representative of the securities markets in general; (ii) other groups of mutual funds tracked by Lipper
Analytical Services, a widely used independent research firm that ranks mutual funds by overall performance, investment objectives and assets, or tracked by other services, companies, publications or other criteria; and (iii) the
Consumer Price Index (measure for inflation) to assess the real rate of return from an investment in each Fund. Unmanaged indices may assume the reinvestment

                                      103

of dividends but generally do not reflect deductions or administrative and management costs and expenses. Performance rankings are based on historical information and are not intended to indicate future performance.

         AVERAGE ANNUAL TOTAL RETURN. Quotations of standardized average annual total return ("Standardized Return") for a specific class of shares of each Fund will be expressed in terms of the average annual compounded rate of return that would cause a hypothetical investment in that class of that Fund made on the first day of a designated period to equal the ending redeemable value ("ERV") of such hypothetical investment on the last day of the designated period, according to the following formula:

         P(1 + T){superscript n} = ERV

         Where:   P     =    a hypothetical initial payment of $1,000 to
                             purchase shares of a specific class

                  T     =    the average annual total return of shares of
                             that class

                  n     =    the number of years

                  ERV   =    the ending redeemable value of a
                             hypothetical $1,000 payment made at
                             the beginning of the period.

         For purposes of the above computation for each Fund, it is assumed that all dividends and capital gains distributions made by that Fund are reinvested at net asset value in additional shares of the same class during the designated period. In calculating the ending redeemable value for Class A shares and assuming complete redemption at the end of the applicable period, the maximum
5.75% sales charge is deducted from the initial $1,000 payment and, for Class B and Class C shares, the applicable CDSC imposed upon redemption of Class B or
Class C shares held for the period is deducted. Standardized Return quotations for each Fund do not take into account any required payments for federal or state income taxes. Standardized Return quotations for Class B shares for periods of over eight years will reflect conversion of the Class B shares to
Class A shares at the end of the eighth year. Standardized Return quotations are determined to the nearest 1/100 of 1%.

         Each Fund may, from time to time, include in advertisements, promotional literature or reports to shareholders or prospective investors total return data that are not calculated according to the formula set forth above
("Non-Standardized Return"). Neither initial nor CDSCs are taken into account in calculating Non-Standardized Return; a sales charge, if deducted, would reduce the return.

         The following tables summarize the calculation of Standardized and
Non-Standardized Return for the Class A, Class B, Class C, Class I (where applicable) and Advisor Class shares of each Fund for the periods indicated. In determining the average annual total return for a specific class of shares of each Fund, recurring fees, if any, that are charged to all shareholder accounts are taken into consideration. For any account fees that vary with the size of the account of each Fund, the account fee used for purposes of the following computations is assumed to be the fee that would be charged to the mean account size of the Fund.

                                      104

                           IVY DEVELOPING MARKETS FUND

                             STANDARDIZED RETURN[*]

--------------------------------------------------------------------------------------------------------
                              CLASS A[1]        CLASS B[2]         CLASS C[3]         ADVISOR CLASS[4]
-------------------------- ----------------- ------------------ ------------------ ---------------------

Year ended December 31,
2001:                          (10.00)%          (10.71)%            (6.92)%             (5.07)%
-------------------------- ----------------- ------------------ ------------------ ---------------------
Return after taxes on
distributions ***              (9.74)%              N/A                N/A                 N/A
-------------------------- ----------------- ------------------ ------------------ ---------------------
Return after taxes on
distributions and sale
of fund shares ***             (8.57)%              N/A                N/A                 N/A
-------------------------- ----------------- ------------------ ------------------ ---------------------
Five years ended
December 31, 2001              (8.39)%            (8.53)%            (8.13)%               N/A
-------------------------- ----------------- ------------------ ------------------ ---------------------
Return after taxes on
distributions ***              (8.58)%              N/A                N/A                 N/A
-------------------------- ----------------- ------------------ ------------------ ---------------------
Return after taxes on
distributions and sale
of fund shares ***             (6.86)%              N/A                N/A                 N/A
-------------------------- ----------------- ------------------ ------------------ ---------------------
 Inception [#] to year
ended December 31,
2001[8]:                       (5.55)%            (5.60)%            (6.92)%             (3.87)%
-------------------------- ----------------- ------------------ ------------------ ---------------------
Return after taxes on
distributions ***              (5.74)%              N/A                N/A                 N/A
-------------------------- ----------------- ------------------ ------------------ ---------------------
Return after taxes on
distributions and sale of
fund shares ***                (4.49)%              N/A                N/A                 N/A
--------------------------------------------------------------------------------------------------------

                                      105

                           NON-STANDARDIZED RETURN[**]

-------------------------- ----------------- ------------------ ------------------ ---------------------
                              CLASS A[5]        CLASS B[6]         CLASS C[7]         ADVISOR CLASS[4]
-------------------------- ----------------- ------------------ ------------------ ---------------------

Year ended December 31,
2001:                          (4.50)%            (6.01)%            (5.98)%             (5.07)%
-------------------------- ----------------- ------------------ ------------------ ---------------------
Five years ended
December 31, 2001              (7.30)%            (8.16)%            (8.13)%               N/A
-------------------------- ----------------- ------------------ ------------------ ---------------------
Inception [#] to year
ended December 31,
2001[8]:                       (4.77)%            (5.60)%            (6.92)%             (3.87)%
-------------------------- ----------------- ------------------ ------------------ ---------------------

         [*] The Standardized Return figures for Class A shares reflect the deduction of the maximum initial sales charge of 5.75%. The Standardized Return figures for Class B and C shares reflect the deduction of the applicable CDSC imposed on redemption of Class B or C shares held for the period.

         [**] The Non-Standardized Return figures do not reflect the deduction of any initial sales charge or CDSC.

         [***] After-tax returns are calculated using the historical highest individual federal marginal income tax rates. State and local tax rates are not included in the tax effect.

         [#] The inception date for the Fund (Class A and Class B shares) was
November 1, 1994. The inception date for Class C shares of the Fund was April
30, 1996. The inception date for Advisor Class shares was April 30, 1998.

         [1] The Standardized Return figures for the Class A shares reflect expense reimbursement. Without expense reimbursement, the Standardized Return for Class A shares for the period from inception through December 31, 2001 and the one year and five year periods ended December 31, 2001 would have been
(7.19)%, (11.93)%, and (9.57)%, respectively.

         [2] The Standardized Return figures for the Class B shares reflect expense reimbursement. Without expense reimbursement, the Standardized Return for Class B shares for the period from inception through December 31, 2001 and the one year and five year periods ended December 31, 2001 would have been
(7.23)%, (12.69)%, and (9.73)%, respectively.

         [3] The Standardized Return figures for the Class C shares reflect expense reimbursement. Without expense reimbursement, the Standardized Return

                                      106

for Class C shares for the period from inception through December 31, 2001 and the one year and five year periods ended December 31, 2001 would have been
(8.10)%, (8.97)% and (9.43)%, respectively.

         [4] The Standardized Return figures for the Advisor Class shares reflect expense reimbursement. Without expense reimbursement, the Standardized
Return for Advisor Class shares for the period from inception through December
31, 2001 and the one year ended December 31, 2001 would have been (5.40)% and
(7.25)%, respectively. (Since the inception date for Advisor Class shares was
April 30, 1998, there were no outstanding Advisor Class shares for the duration of the five year period ended December 31, 2001.) Advisor Class shares are not subject to an initial sales charge or a CDSC; therefore the Standardized and
Non-Standardized Return figures are identical.

         [5] The Non-Standardized Return figures for Class A shares reflect expense reimbursement. Without expense reimbursement, the Non-Standardized
Return for Class A shares for the period from inception through December 31,
2001 and the one year and five year periods ended December 31, 2001 would have been (6.41)%, (6.55)%, and (8.50)%, respectively.

         [6] The Non-Standardized Return figures for Class B shares reflect expense reimbursement. Without expense reimbursement, the Non-Standardized
Return for Class B shares for the period from inception through December 31,
2001 and the one year and five year periods ended December 31, 2001 would have been (7.23)%, (8.09)%, and (9.36)%, respectively.

         [7] The Non-Standardized Return figures for Class C shares reflect expense reimbursement. Without expense reimbursement, the Non-Standardized
Return for Class C shares for the period from inception through December 31,
2001 and the one year and five year periods ended December 31, 2001 would have been (8.10)%, (8.05)% and (9.43)%, respectively.

         [8] The total return for a period less than a full year is calculated on an aggregate basis and is not annualized.

                                      107

                         IVY EUROPEAN OPPORTUNITIES FUND

                             STANDARDIZED RETURN[*]

-----------------------------------------------------------------------------------------------------------------------
                           CLASS A[1]          CLASS B[2]           CLASS C[3]         CLASS I[4]     ADVISOR CLASS[5]
----------------------- ------------------- -------------------- ------------------ ----------------- -----------------

Year ended December
31, 2001:                    (25.22)%            (25.28)%            (22.12)%           (20.46)%          (20.44)%
----------------------- ------------------- -------------------- ------------------ ----------------- -----------------
Return after taxes on
distributions ***            (25.30)%               N/A                 N/A               N/A               N/A
----------------------- ------------------- -------------------- ------------------ ----------------- -----------------
Return after taxes on
distributions and
sale of Fund shares
***                          (11.16)%               N/A                 N/A               N/A               N/A
----------------------- ------------------- -------------------- ------------------ ----------------- -----------------
 Inception [#] to
year ended December
31, 2001[9]:                  40.40%              42.05%              10.41%            (28.07)%           43.97%
----------------------- ------------------- -------------------- ------------------ ----------------- -----------------
Return after taxes on
distributions ***             39.68%                N/A                 N/A               N/A               N/A
----------------------- ------------------- -------------------- ------------------ ----------------- -----------------
Return after taxes on
distributions and
sale of Fund shares
***                           33.03%                N/A                 N/A               N/A               N/A
-----------------------------------------------------------------------------------------------------------------------

                                      108

                           NON-STANDARDIZED RETURN[**]

-----------------------------------------------------------------------------------------------------------------------
                           CLASS A[6]          CLASS B[7]           CLASS C[8]         CLASS I[4]     ADVISOR CLASS[5]
----------------------- ------------------- -------------------- ------------------ ----------------- -----------------

Year ended December
31, 2001:                    (20.66)%            (21.35)%            (21.33)%           (20.46)%          (20.44)%
----------------------- ------------------- -------------------- ------------------ ----------------- -----------------
Inception [#] to year
ended December 31,
2001[9]:                      43.56%              42.79%              10.41%            (28.07)%           43.97%
----------------------- ------------------- -------------------- ------------------ ----------------- -----------------

         [*] The Standardized Return figures for Class A shares reflect the deduction of the maximum initial sales charge of 5.75%. The Standardized Return figures for Class B and C shares reflect the deduction of the applicable CDSC imposed on redemption of Class B or C shares held for the period.

         [**] The Non-Standardized Return figures do not reflect the deduction of any initial sales charge or CDSC.

         [***] After-tax returns are calculated using the historical highest individual federal marginal income tax rates. State and local tax rates are not included in the tax effect.

         [#] The inception date for the Fund (Class A shares) was May 4, 1999
(performance is calculated based on the date the Fund first became available for sale to the public, May 5, 1999). The inception dates for Class B, Class C,
Class I and Advisor Class were May 24, 1999, October 24, 1999, March 16, 2000 and May 3, 1999, respectively.

         [1] The Standardized Return figures for the Class A shares reflect expense reimbursement. Without expense reimbursement, the Standardized Return for Class A shares for the period from inception through December 31, 2001 and the one year ended December 31, 2001 would have been 40.21% and (25.22)%, respectively.

         [2] The Standardized Return figures for the Class B shares reflect expense reimbursement. Without expense reimbursement, the Standardized Return for Class B shares for the period from inception through December 31, 2001 and the one year period ended December 31, 2001 would have been 41.89% and (25.28)%, respectively.

         [3] The Standardized Return figures for the Class C shares reflect expense reimbursement. Without expense reimbursement, the Standardized Return for Class C shares for the period from inception through December 31, 2001 and the one year period ended December 31, 2001 would have been 10.27% and (22.12)%, respectively.

         [4 ] Class I shares are not subject to an initial sales charge or a
CDSC; therefore the Non-Standardized and Standardized Return figures are identical.

         [5] The Standardized Return figures for the Advisor Class shares reflect expense reimbursement. Without expense reimbursement, the Standardized
Return for Advisor Class shares for the period from inception through December
31, 2001 and the one year period ended December 31, 2001 would have been 43.58%

                                      109

and (20.44)% respectively. (Since the inception date for Advisor Class shares was May 3, 1999, there were no outstanding Advisor Class shares for the duration of the five year period ended December 31, 2000.) Advisor Class shares are not subject to an initial sales charge or a CDSC; therefore the Standardized and
Non-Standardized Return figures are identical.

         [6] The Non-Standardized Return figures for Class A shares reflect expense reimbursement. Without expense reimbursement, the Non-Standardized
Return for Class A shares for the period from inception through December 31,
2001 and the one year period ended December 31, 2001 would have been 43.37% and
(20.66)%, respectively.

         [7] The Non-Standardized Return figures for Class B shares reflect expense reimbursement. Without expense reimbursement, the Non-Standardized
Return for Class B shares for the period from inception through December 31,
2001 and the one year period ended December 31, 2001 would have been 42.54% and
(21.35)%, respectively.

         [8] The Non-Standardized Return figures for Class C shares reflect expense reimbursement. Without expense reimbursement, the Non-Standardized
Return for Class C shares for the period from inception through December 31,
2001 and the one year period ended December 31, 2001 would have been 10.27% and
(21.33)%, respectively.

         [9] The total return for a period less than a full year is calculated on an aggregate basis and is not annualized.

                                      110

                                 IVY GLOBAL FUND

                             STANDARDIZED RETURN[*]

---------------------------------------------------------------------------------------------------------
                             CLASS A[1]        CLASS B[2]         CLASS C[3]         ADVISOR CLASS[4]
------------------------- ----------------- ------------------ ------------------ -----------------------

Year ended December 31,
2001                          (22.41)%          (22.89)%           (19.74)%              (17.99)%
------------------------- ----------------- ------------------ ------------------ -----------------------
Return after taxes on
distributions ***             (22.41)%             N/A                N/A                  N/A
------------------------- ----------------- ------------------ ------------------ -----------------------
Return after taxes on
distributions and sale
of Fund shares ***            (15.27)%             N/A                N/A                  N/A
------------------------- ----------------- ------------------ ------------------ -----------------------
Five years ended
December 31, 2001             (3.57)%            (3.63)%            (3.49)%                N/A
------------------------- ----------------- ------------------ ------------------ -----------------------
Return after taxes on
distributions ***             (4.70)%              N/A                N/A                  N/A
------------------------- ----------------- ------------------ ------------------ -----------------------
Return after taxes on
distributions and sale
of Fund shares ***            (2.41)%              N/A                N/A                  N/A
------------------------- ----------------- ------------------ ------------------ -----------------------
Ten years ended
December 31, 2001              3.27%               N/A                N/A                  N/A
------------------------- ----------------- ------------------ ------------------ -----------------------
Return after taxes on
distributions ***              1.80%               N/A                N/A                  N/A
------------------------- ----------------- ------------------ ------------------ -----------------------
Return after taxes on
distributions and sale
of Fund shares ***             2.35%               N/A                N/A                  N/A
------------------------- ----------------- ------------------ ------------------ -----------------------

                                      111

                           NON-STANDARDIZED RETURN[**]

---------------------------------------------------------------------------------------------------------
                             CLASS A[5]        CLASS B[6]         CLASS C[7]         ADVISOR CLASS[4]
------------------------- ----------------- ------------------ ------------------ -----------------------

Year ended December 31,
2001                          (18.06)%          (18.83)%           (18.93)%              (17.99)%
------------------------- ----------------- ------------------ ------------------ -----------------------
Five years ended
December 31, 2001             (2.42)%            (3.24)%            (3.49)%                N/A
------------------------- ----------------- ------------------ ------------------ -----------------------
Ten years ended
December 31, 2001              3.88%               N/A                N/A                  N/A
------------------------- ----------------- ------------------ ------------------ -----------------------
Inception [#] to year
ended December 31,
2001[8]:                       4.31%              0.87%             (2.57)%              (5.70)%
------------------------- ----------------- ------------------ ------------------ -----------------------

         [*] The Standardized Return figures for Class A shares reflect the deduction of the maximum initial sales charge of 5.75%. The Standardized Return figures for Class B and C shares reflect the deduction of the applicable CDSC imposed on redemption of Class B or C shares held for the period.

         [**] The Non-Standardized Return figures do not reflect the deduction of any initial sales charge or CDSC.

         [***] After-tax returns are calculated using the historical highest individual federal marginal income tax rates. State and local tax rates are not included in the tax effect.

         [#] The inception date for the Fund (Class A shares) was April 18,
1991. The inception dates for the Class B and Class C shares of the Fund were
April 1, 1994 and April 30, 1996, respectively. The inception date for Advisor
Class shares was April 30, 1998. Until December 31, 1994, Mackenzie Investment
Management Inc. served as investment advisor to the Fund.

                                      112

         [1] The Standardized Return figures for the Class A shares reflect expense reimbursement. Without expense reimbursement, the Standardized Return for Class A shares for the period from inception through December 31, 2001 and the one, five and ten year periods ended December 31, 2001 would have been
2.88%, (22.41)%, (4.39)% and 2.68%, respectively.

         [2] The Standardized Return figures for the Class B shares reflect expense reimbursement. Without expense reimbursement, the Standardized Return for Class B shares for the period from inception through December 31, 2001 and the one and five year periods ended December 31, 2001 would have been 0.28%,
(24.59)% and (4.44)%, respectively.

         [3] The Standardized Return figures for the Class C shares reflect expense reimbursement. Without expense reimbursement, the Standardized Return for Class C shares for the period from inception through December 31, 2001 and the one year and five year periods ended December 31, 2001 would have been
(3.32)%, (21.48)% and (4.34)%, respectively. (Since the inception date for Class
C shares was April 30, 1996, there were no outstanding Class C shares for the duration of the five year period ended December 31, 2000.)

         [4] The Standardized Return figures for the Advisor Class shares reflect expense reimbursement. Without expense reimbursement, the Standardized
Return for Advisor Class shares for the period from inception through December
31, 2001 and the one year period ended December 31, 2001 would have been (7.13)%
and (19.71)%, respectively. (Since the inception date for Advisor Class shares was April 30, 1998, there were no outstanding Advisor Class shares for the duration of the five year period ended December 31, 2001.) Advisor Class shares are not subject to an initial sales charge or a CDSC; therefore the Standardized and Non-Standardized Return figures are identical.

         [5] The Non-Standardized Return figures for Class A shares reflect expense reimbursement. Without expense reimbursement, the Non-Standardized
Return for Class A shares for the period from inception through December 31,
2001 and the one, five and ten year periods ended December 31, 2001 would have been 3.46%, (19.80)%, (3.25)% and 3.29%, respectively.

         [6] The Non-Standardized Return figures for Class B shares reflect expense reimbursement. Without expense reimbursement, the Non-Standardized
Return for Class B shares for the period from inception through December 31,
2001 and the one and five year periods ended December 31, 2001 would have been
0.28%, (20.62)% and (4.05)%, respectively.

         [7] The Non-Standardized Return figures for Class C shares reflect expense reimbursement. Without expense reimbursement, the Non-Standardized
Return for Class C shares for the period from inception through December 31,
2001 and the one and five year periods ended December 31, 2001 would have been
(3.32)%, (20.68)% and (4.34)%, respectively. (Since the inception date for Class
C shares was April 30, 1996, there were no outstanding Class C shares for the duration of the five year period ended December 31, 2001.)

         [8] The total return for a period less than a full year is calculated on an aggregate basis and is not annualized.

                                      113

                        IVY GLOBAL NATURAL RESOURCES FUND

                             STANDARDIZED RETURN[*]

--------------------------------------------------------------------------------------------------------
                             CLASS A[1]        CLASS B[2]         CLASS C[3]         ADVISOR CLASS[4]
------------------------- ----------------- ------------------ ------------------ ----------------------

Year ended December 31,
2001:                          8.76%              9.73%             13.61%               15.71%
------------------------- ----------------- ------------------ ------------------ ----------------------
Return after taxes on
distributions ***              8.24%               N/A                N/A                  N/A
------------------------- ----------------- ------------------ ------------------ ----------------------
Return after taxes on
distributions and sale
of Fund shares ***             3.10%               N/A                N/A                  N/A
------------------------- ----------------- ------------------ ------------------ ----------------------
 Inception [#] to year
ended December 31,
2001[8]:                       4.95%              5.04%              5.16%               19.32%
------------------------- ----------------- ------------------ ------------------ ----------------------
Return after taxes on
distributions ***              3.76%               N/A                N/A                  N/A
------------------------- ----------------- ------------------ ------------------ ----------------------
Return after taxes on
distributions and sale
of Fund shares ***             3.31%               N/A                N/A                  N/A
--------------------------------------------------------------------------------------------------------

                                      114

                           NON-STANDARDIZED RETURN[**]

--------------------------------------------------------------------------------------------------------
                             CLASS A[5]        CLASS B[6]         CLASS C[7]         ADVISOR CLASS[4]
------------------------- ----------------- ------------------ ------------------ ----------------------

Year ended December 31,
2001:                          15.39%            14.73%             14.61%               15.71%
------------------------- ----------------- ------------------ ------------------ ----------------------
Inception [#] to year
ended December 31,
2001[8]:                       6.20%              5.52%              5.16%               19.32%
------------------------- ----------------- ------------------ ------------------ ----------------------

         [*] The Standardized Return figures for Class A shares reflect the deduction of the maximum initial sales charge of 5.75%. The Standardized Return figures for Class B and C shares reflect the deduction of the applicable CDSC imposed on redemption of Class B or C shares held for the period.

         [**] The Non-Standardized Return figures do not reflect the deduction of any initial sales charge or CDSC.

         [***] After-tax returns are calculated using the historical highest individual federal marginal income tax rates. State and local tax rates are not included in the tax effect.

         [#] The inception date for Class A, B and C shares was January 1, 1997.
The inception date for Advisor Class shares was April 8, 1999.

         [1] The Standardized Return figures for the Class A shares reflect expense reimbursement. Without expense reimbursement, the Standardized Return for Class A shares for the period from inception through December 31, 2001 and the one year period ended December 31, 2001 would have been 2.66% and 7.12%, respectively.

         [2] The Standardized Return figures for the Class B shares reflect expense reimbursement. Without expense reimbursement, the Standardized Return for Class B shares for the period from inception through December 31, 2001 and the one year period ended December 31, 2001 would have been 2.87% and 8.15%, respectively.

         [3] The Standardized Return figures for the Class C shares reflect expense reimbursement. Without expense reimbursement, the Standardized Return for Class C shares for the period from inception through December 31, 2001 and the one year period ended December 31, 2001 would have been 2.55% and 11.95%, respectively.

         [4] The Standardized Return figures for the Advisor Class shares reflect expense reimbursement. Without expense reimbursement, the Standardized
Return for Advisor Class shares for the period from inception through December

                                      115

31, 2001 and the one year period ended December 31, 2001 would have been 16.36%
and 13.98%, respectively. (Since the inception date for Advisor Class shares was
April 8, 1999, there were no outstanding Advisor Class shares for the duration of the five year period ended December 31, 2001.) Advisor Class shares are not subject to an initial sales charge or a CDSC; therefore the Standardized and
Non-Standardized Return figures are identical.

         [5] The Non-Standardized Return figures for Class A shares reflect expense reimbursement. Without expense reimbursement, the Non-Standardized
Return for Class A shares for the period from inception through December 31,
2001 and the one year period ended December 31, 2001 would have been 3.88% and
13.66%, respectively.

         [6] The Non-Standardized Return figures for Class B shares reflect expense reimbursement. Without expense reimbursement, the Non-Standardized
Return for Class B shares for the period from inception through December 31,
2001 and the one year period ended December 31, 2001 would have been 3.35% and
13.08%, respectively.

         [7] The Non-Standardized Return figures for Class C shares reflect expense reimbursement. Without expense reimbursement, the Non-Standardized
Return for Class C shares for the period from inception through December 31,
2001 and the one year period ended December 31, 2001 would have been 2.55% and
12.94%, respectively.

         [8] The total return for a period less than a full year is calculated on an aggregate basis and is not annualized.

                                      116

                      IVY GLOBAL SCIENCE & TECHNOLOGY FUND

                             STANDARDIZED RETURN[*]

-----------------------------------------------------------------------------------------------------------------------
                                CLASS A[1]     CLASS B[2]         CLASS C[3]         CLASS I[4]       ADVISOR CLASS[5]
---------------------------- -------------- ------------------ ------------------ ------------------ ------------------

Year ended December 31,
2001                           (54.43)%         (54.41)%           (52.54)%              N/A             (51.56)%
---------------------------- -------------- ------------------ ------------------ ------------------ ------------------
Return after taxes on
distributions ***              (54.43)%            N/A                N/A                N/A                N/A
---------------------------- -------------- ------------------ ------------------ ------------------ ------------------
Return after taxes on
distributions and sale of
Fund shares ***                  1.17%             N/A                N/A                N/A                N/A
---------------------------- -------------- ------------------ ------------------ ------------------ ------------------
Five years ended December
31, 2001                        (3.59)%          (3.58)%            (3.16)%              N/A                N/A
---------------------------- -------------- ------------------ ------------------ ------------------ ------------------
Return after taxes on
distributions ***               (3.91)%            N/A                N/A                N/A                N/A
---------------------------- -------------- ------------------ ------------------ ------------------ ------------------
Return after taxes on
distributions and sale of
Fund shares ***                 (1.95)%            N/A                N/A                N/A                N/A
---------------------------- -------------- ------------------ ------------------ ------------------ ------------------
Inception [#] to year
ended December 31, 2001:
[9]                              5.93%            6.22%              6.43%               N/A              (8.45)%
---------------------------- -------------- ------------------ ------------------ ------------------ ------------------
Return after taxes on
distributions ***                5.60%             N/A                N/A                N/A                N/A
---------------------------- -------------- ------------------ ------------------ ------------------ ------------------
Return after taxes on
distributions and sale of Fund
shares ***                       5.25%             N/A                N/A                N/A                N/A
---------------------------- -------------- ------------------ ------------------ ------------------ ------------------

                                      117

                           NON-STANDARDIZED RETURN[**]

-----------------------------------------------------------------------------------------------------------------------
                             CLASS A[6]        CLASS B[7]         CLASS C[8]         CLASS I[4]      ADVISOR CLASS[5]
------------------------- ----------------- ------------------ ------------------ ------------------ ------------------

Year ended December 31,
2001                          (51.65)%          (52.01)%           (52.06)%              N/A             (51.56)%
------------------------- ----------------- ------------------ ------------------ ------------------ ------------------
Five years ended
December 31, 2001             (2.44)%            (3.19)%            (3.16)%              N/A                N/A
------------------------- ----------------- ------------------ ------------------ ------------------ ------------------
Inception [#] to year
ended December 31,
2001: [9]                      7.09%              6.36%              6.43%               N/A              (8.45)%
------------------------- ----------------- ------------------ ------------------ ------------------ ------------------

         [*] The Standardized Return figures for Class A shares reflect the deduction of the maximum initial sales charge of 5.75%. The Standardized Return figures for Class B and C shares reflect the deduction of the applicable CDSC imposed on redemption of Class B or C shares held for the period. Class I and
Advisor Class shares are not subject to an initial sales charge or a CDSC;
therefore, the Non-Standardized Return Figures would be identical to the
Standardized Return Figures.

         [**] The Non-Standardized Return figures do not reflect the deduction of any initial sales charge or CDSC.

         [***] After-tax returns are calculated using the historical highest individual federal marginal income tax rates. State and local tax rates are not included in the tax effect.

         [#] The inception date for the Fund (and Class A, Class B, Class C and
Class I shares of the Fund) was July 22, 1996. The inception date for Advisor
Class shares was April 15, 1998.

         [1] The Standardized Return figures for the Class A shares reflect expense reimbursement. Without expense reimbursement, the Standardized Return for Class A shares for the period from inception through December 31, 2001 and the one and five year periods ended December 31, 2001 would have been 5.84%,
(54.56)% and (3.64)%, respectively.

         [2] The Standardized Return figures for the Class B shares reflect expense reimbursement. Without expense reimbursement, the Standardized Return for Class B shares for the period from inception through December 31, 2001 and the one and five year periods ended December 31, 2001 would have been 6.15%,
(54.55)% and (3.64)%, respectively.

         [3] The Standardized Return figures for the Class C shares reflect expense reimbursement. Without expense reimbursement, the Standardized Return for Class C shares for the period from inception through December 31, 2001 and the one and five year periods ended December 31, 2001 would have been 6.28%,
(52.68)% and (3.28)%, respectively.

                                      118

         [4] Class I shares are not subject to an initial sales charge or a
CDSC; therefore the Non-Standardized and Standardized Return figures would be identical. However, there were no outstanding Class I shares during the periods indicated.

         [5] The Standardized Return figures for the Advisor Class shares reflect expense reimbursement. Without expense reimbursement, the Standardized
Return for Advisor Class shares for the period from inception through December
31, 2001 and the one year period ended December 31, 2001 would have been (8.52)%
and (51.70)%, respectively. (Since the inception date for Advisor Class shares was April 15, 1998, there were no outstanding Advisor Class shares for the duration of the five year period ended December 31, 2001.) Advisor Class shares are not subject to an initial sales charge or a CDSC; therefore the Standardized and Non-Standardized Return figures are identical.

         [6] The Non-Standardized Return figures for Class A shares reflect expense reimbursement. Without expense reimbursement, the Non-Standardized
Return for Class A shares for the period from inception through December 31,
2001 and the one and five year periods ended December 31, 2001 would have been
6.05%, (51.79)% and (3.86)%, respectively.

         [7] The Non-Standardized Return figures for Class B shares reflect expense reimbursement. Without expense reimbursement, the Non-Standardized
Return for Class B shares for the period from inception through December 31,
2001 and the one and five year periods ended December 31, 2001 would have been
6.29%, (52.16)% and (3.25)%, respectively.

         [8] The Non-Standardized Return figures for Class C shares reflect expense reimbursement. Without expense reimbursement, the Non-Standardized
Return for Class C shares for the period from inception through December 31,
2001 and the one and five year periods ended December 31, 2001 would have been
6.28%, (52.20)% and (3.28)%, respectively.

         [9] The total return for a period less than a full year is calculated on an aggregate basis and is not annualized.

                                      119

                     IVY INTERNATIONAL SMALL COMPANIES FUND

                             STANDARDIZED RETURN[*]

-------------------------------------------------------------------------------------------------------------------
                           CLASS A[1]        CLASS B[2]         CLASS C[3]         CLASS I[4]     ADVISOR CLASS[5]
----------------------- ----------------- ------------------ ------------------ ----------------- -----------------

Year ended December
31, 2001                    (39.36)%          (39.28)%           (36.76)%             N/A             (35.44)%
----------------------- ----------------- ------------------ ------------------ ----------------- -----------------
Return after taxes on
distributions ***           (39.27)%             N/A                N/A               N/A               N/A
----------------------- ----------------- ------------------ ------------------ ----------------- -----------------
Return after taxes on
distributions and
sale of Fund shares
***                         (21.52)%             N/A                N/A               N/A               N/A
----------------------- ----------------- ------------------ ------------------ ----------------- -----------------
 Inception [#] to
year ended December
31, 2001[9]:                (3.97)%            (3.93)%            (3.50)%             N/A             (6.03)%
----------------------- ----------------- ------------------ ------------------ ----------------- -----------------
Return after taxes on
distributions ***           (4.12)%              N/A                N/A               N/A               N/A
----------------------- ----------------- ------------------ ------------------ ----------------- -----------------
Return after taxes on
distributions and
sale of Fund shares
***                         (3.22)%              N/A                N/A               N/A               N/A
----------------------- ----------------- ------------------ ------------------ ----------------- -----------------

                                      120

                           NON-STANDARDIZED RETURN[**]

-------------------------------------------------------------------------------------------------------------------
                           CLASS A[6]        CLASS B[7]         CLASS C[8]         CLASS I[4]     ADVISOR CLASS[5]
----------------------- ----------------- ------------------ ------------------ ----------------- -----------------

Year ended December
31, 2001                    (35.66)%          (36.09)%           (36.13)%             N/A             (35.44)%
----------------------- ----------------- ------------------ ------------------ ----------------- -----------------
Inception [#] to year
ended December 31,
2001[9]:                    (2.82)%            (3.53)%            (3.50)%             N/A             (6.03)%
----------------------- ----------------- ------------------ ------------------ ----------------- -----------------

         [*] The Standardization Return figures for Class A shares reflect the deduction of the maximum initial sales charge of 5.75%. The Standardized Return figures for Class B and C shares reflect the deduction of the applicable CDSC imposed on redemption of Class B or C shares held for the period.

         [**] The Non-Standardized Return figures do not reflect the deduction of any initial sales charge or CDSC.

         [***] After-tax returns are calculated using the historical highest individual federal marginal income tax rates. State and local tax rates are not included in the tax effect.

         [#] The inception date for Ivy International Small Companies Fund (and
Class A, Class B, Class C and Class I shares of the Fund) was January 1, 1997.
The inception date for Advisor Class shares was July 1, 1999.

         [1] The Standardized Return figures for the Class A shares reflect expense reimbursement. Without expense reimbursement, the Standardized Return for Class A shares for the period from inception through December 31, 2001 and the one year period ended December 31, 2001 would have been (6.67)% and
(39.96)%, respectively.

         [2] The Standardized Return figures for the Class B shares reflect expense reimbursement. Without expense reimbursement, the Standardized Return for Class B shares for the period from inception through December 31, 2001 and the one year period ended December 31, 2001 would have been (6.51)% and
(39.90)%, respectively.

         [3] The Standardized Return figures for the Class C shares reflect expense reimbursement. Without expense reimbursement, the Standardized Return for Class C shares for the period from inception through December 31, 2001 and the one year period ended December 31, 2001 would have been (6.35)% and
(37.40)%, respectively.

         [4] Class I shares are not subject to an initial sales charge or a
CDSC; therefore the Non-Standardized and Standardized Return figures would be identical. However, there were no outstanding Class I shares during the periods indicated.

         [5] The Standardized Return figures for the Advisor Class shares reflect expense reimbursement. Without expense reimbursement, the Standardized
Return for Advisor Class shares for the period from inception through December
31, 2001 and the one year period ended December 31, 2001 would have been (8.38)%

                                      121

and (36.07)%, respectively. (Since the inception date for Advisor Class shares was July 1, 1999, there were no outstanding Advisor Class shares for the duration of the five year period ended December 31, 2001.) Advisor Class shares are not subject to an initial sales charge or a CDSC; therefore the Standardized and Non-Standardized Return figures are identical.

         [6] The Non-Standardized Return figures for Class A shares reflect expense reimbursement. Without expense reimbursement, the Non-Standardized
Return for Class A shares for the period from inception through December 31,
2001 and the one year period ended December 31, 2001 would have been (5.54)% and
(36.29)%, respectively.

         [7] The Non-Standardized Return figures for Class B shares reflect expense reimbursement. Without expense reimbursement, the Non-Standardized
Return for Class B shares for the period from inception through December 31,
2001 and the one year period ended December 31, 2001 would have been (6.13)% and
(36.73)%, respectively.

         [8] The Non-Standardized Return figures for Class C shares reflect expense reimbursement. Without expense reimbursement, the Non-Standardized
Return for Class C shares for the period from inception through December 31,
2001 and the one year period ended December 31, 2001 would have been (6.35)% and
(36.76)%, respectively.

         [9] The total return for a period less than a full year is calculated on an aggregate basis and is not annualized.

                                      122

                          IVY INTERNATIONAL VALUE FUND

                             STANDARDIZED RETURN[*]

--------------------------------------------------------------------------------------------------------------------
                           CLASS A[1]        CLASS B[2]         CLASS C[3]         CLASS I[4]      ADVISOR CLASS[5]
----------------------- ----------------- ------------------ ------------------ ------------------ -----------------

Year ended December
31, 2001                    (21.94)%          (21.94)%           (18.65)%              N/A             (16.96)%
----------------------- ----------------- ------------------ ------------------ ------------------ -----------------
Return after taxes on
distributions ***           (21.79)%             N/A                N/A                N/A               N/A
----------------------- ----------------- ------------------ ------------------ ------------------ -----------------
Return after taxes on
distributions and
sale of Fund shares
***                         (14.33)%             N/A                N/A                N/A               N/A
----------------------- ----------------- ------------------ ------------------ ------------------ -----------------
 Inception [#] to
year ended December
31, 2001[9]:                (2.60)%            (2.53)%            (2.11)%              N/A             (0.25)%
----------------------- ----------------- ------------------ ------------------ ------------------ -----------------
Return after taxes on
distributions ***           (2.62)%              N/A                N/A                N/A               N/A
----------------------- ----------------- ------------------ ------------------ ------------------ -----------------
Return after taxes on
distributions and
sale of Fund shares
***                         (2.22)%              N/A                N/A                N/A               N/A
----------------------- ----------------- ------------------ ------------------ ------------------ -----------------

                                      123

                           NON-STANDARDIZED RETURN[**]

--------------------------------------------------------------------------------------------------------------------
                           CLASS A[6]        CLASS B[7]         CLASS C[8]         CLASS I[4]      ADVISOR CLASS[5]
----------------------- ----------------- ------------------ ------------------ ------------------ -----------------

Year ended December
31, 2001                    (17.17)%          (17.83)%           (17.83)%              N/A             (16.96)%
----------------------- ----------------- ------------------ ------------------ ------------------ -----------------
Inception [#] to year
ended December 31,
2001[9]:                    (1.35)%            (2.10)%            (2.11)%              N/A             (0.25)%
----------------------- ----------------- ------------------ ------------------ ------------------ -----------------

         [*] The Standardized Return figures for Class A shares reflect the deduction of the maximum initial sales charge of 5.75%. The Standardized Return figures for Class B and C shares reflect the deduction of the applicable CDSC imposed on redemption of Class B or C shares held for the period. Class I and
Advisor Class shares are not subject to an initial sales change or to a CDSC;
therefore, the Non-Standardized Return Figures would be identical to the
Standardized Return Figures.

         [**] The Non-Standardized Return figures do not reflect the deduction of any initial sales charge or CDSC.

         [***] After-tax returns are calculated using the historical highest individual federal marginal income tax rates. State and local tax rates are not included in the tax effect.

         [#] The inception date for the Fund (and Class A, Class B, Class C and
Class I shares of the Fund) was May 13, 1997; the inception date for Advisor
Class shares was February 23, 1998.

         [1] The Standardized Return figures for the Class A shares reflect expense reimbursement. Without expense reimbursement, the Standardized Return for Class A shares for the period from inception through December 31, 2001 and the one year period ended December 31, 2001 would have been (2.79)% and
(22.27)%, respectively.

         [2] The Standardized Return figures for the Class B shares reflect expense reimbursement. Without expense reimbursement, the Standardized Return for Class B shares for the period from inception through December 31, 2001 and the one year period ended December 31, 2001 would have been (2.73)% and
(22.28)%, respectively.

         [3] The Standardized Return figures for the Class C shares reflect expense reimbursement. Without expense reimbursement, the Standardized Return for Class C shares for the period from inception through December 31, 2001 and the one year period ended December 31, 2001 would have been (2.31)% and
(19.01)%, respectively.

         [4] Class I shares are not subject to an initial sales charge or a
CDSC; therefore the Non-Standardized and Standardized Return figures would be identical. However, there were no outstanding Class I shares during the periods indicated.

                                      124

         [5] The Standardized Return figures for the Advisor Class shares reflect expense reimbursement. Without expense reimbursement, the Standardized
Return for Advisor Class shares for the period from inception through December
31, 2001 and the one year period ended December 31, 2001 would have been (0.57)%
and (17.32)%, respectively. (Since the inception date for Advisor Class shares was February 23, 1998, there were no outstanding Advisor Class shares for the duration of the five year period ended December 31, 2001.) Advisor Class shares are not subject to an initial sales charge or a CDSC; therefore the Standardized and Non-Standardized Return figures are identical.

         [6] The Non-Standardized Return figures for Class A shares reflect expense reimbursement. Without expense reimbursement, the Non-Standardized
Return for Class A shares for the period from inception through December 31,
2001 and the one year period ended December 31, 2001 would have been (1.55)% and
(17.53)%, respectively.

         [7] The Non-Standardized Return figures for Class B shares reflect expense reimbursement. Without expense reimbursement, the Non-Standardized
Return for Class B shares for the period from inception through December 31,
2001 and the one year period ended December 31, 2001 would have been (2.30)% and
(18.19)%, respectively.

         [8] The Non-Standardized Return figures for Class C shares reflect expense reimbursement. Without expense reimbursement, the Non-Standardized
Return for Class C shares for the period from inception through December 31,
2001 and the one year period ended December 31, 2001 would have been (2.31)% and
(18.19)%, respectively.

         [9] The total return for a period less than a full year is calculated on an aggregate basis and is not annualized.

                                      125

                         IVY PACIFIC OPPORTUNITIES FUND

                             STANDARDIZED RETURN[*]

--------------------------------------------------------------------------------------------------------
                             CLASS A[1]        CLASS B[2]         CLASS C[3]         ADVISOR CLASS[4]
------------------------- ----------------- ------------------ ------------------ ----------------------

Year ended December 31,
2001                          (14.50)%          (14.84)%           (11.15)%              (9.58)%
------------------------- ----------------- ------------------ ------------------ ----------------------
Return after taxes on
distributions ***             (14.56)%             N/A                N/A                  N/A
------------------------- ----------------- ------------------ ------------------ ----------------------
Return after taxes on
distributions and sale
of Fund shares ***            (11.82)%             N/A                N/A                  N/A
------------------------- ----------------- ------------------ ------------------ ----------------------
Five years ended
December 31, 2001             (8.66)%            (8.72)%            (8.28)%                N/A
------------------------- ----------------- ------------------ ------------------ ----------------------
Return after taxes on
distributions ***             (8.87)%              N/A                N/A                  N/A
------------------------- ----------------- ------------------ ------------------ ----------------------
Return after taxes on
distributions and sale
of Fund shares ***            (7.08)%              N/A                N/A                  N/A
------------------------- ----------------- ------------------ ------------------ ----------------------
 Inception [#] to year
ended December 31,
2001[8]:                      (4.66)%            (4.74)%            (5.86)%              (3.68)%
------------------------- ----------------- ------------------ ------------------ ----------------------
Return after taxes on
distributions ***             (4.92)%
------------------------- ----------------- ------------------ ------------------ ----------------------
Return after taxes on
distributions and sale
of Fund shares ***            (3.81)%              N/A                N/A                  N/A
--------------------------------------------------------------------------------------------------------

                                      126

                           NON-STANDARDIZED RETURN[**]

--------------------------------------------------------------------------------------------------------
                             CLASS A[5]        CLASS B[6]         CLASS C[7]         ADVISOR CLASS[4]
------------------------- ----------------- ------------------ --------------------- -------------------

Year ended December 31,
2001                          (9.29)%           (10.36)%             (10.25)%             (9.58)%
------------------------- ----------------- ------------------ --------------------- -------------------
Five years ended
December 31, 2001             (7.57)%            (8.35)%             (8.28)%                N/A
------------------------- ----------------- ------------------ --------------------- -------------------
Inception [#] to year
ended December 31,
2001[8]:                      (3.97)%            (4.74)%             (5.86)%              (3.68)%
------------------------- ----------------- ------------------ --------------------- -------------------

         [*] The Standardized Return figures for Class A shares reflect the deduction of the maximum initial sales charge of 5.75%. The Standardized Return figures for Class B and C shares reflect the deduction of the applicable CDSC imposed on redemption of Class B or C shares held for the period.

         [**] The Non-Standardized Return figures do not reflect the deduction of any initial sales charge or CDSC.

         [***] After-tax returns are calculated using the historical highest individual federal marginal income tax rates. State and local tax rates are not included in the tax effect.

         [#] The inception date for the Fund (and Class A and Class B shares of the Fund) was October 22, 1993. The inception date for Class C shares was April
30, 1996. The Inception date for Advisor Class shares was February 10, 1998.

         [1] The Standardized Return figures for the Class A shares reflect expense reimbursement. Without expense reimbursement, the Standardized Return for Class A shares for the period from inception through December 31, 2001 and the one year and five year periods ended December 31, 2001 would have been
(5.29)%, (15.70)%, and (9.37)%, respectively.

         [2] The Standardized Return figures for the Class B shares reflect expense reimbursement. Without expense reimbursement, the Standardized Return for Class B shares for the period from inception through December 31, 2001 and

                                      127

the one year and five year periods ended December 31, 2001 would have been
(5.56)%, (16.05)%, and (9.41)%, respectively.

         [3] The Standardized Return figures for the Class C shares reflect expense reimbursement. Without expense reimbursement, the Standardized Return for Class C shares for the period from inception through December 31, 2001 and the one year period ended December 31, 2001 would have been (6.48)% and
(12.41)%, respectively. (Since the inception date for Class C shares was April
30, 1996, there were no outstanding Class C shares for the duration of the five year period ended December 31, 2001.)

         [4] The Standardized Return figures for the Advisor Class shares reflect expense reimbursement. Without expense reimbursement, the Standardized
Return for Advisor Class shares for the period from inception through December
31, 2001 and the one year period ended December 31, 2001 would have been (4.32)%
and (10.86)%, respectively. (Since the inception date for Advisor Class shares was February 10, 1998, there were no outstanding Advisor Class shares for the duration of the five year period ended December 31, 2001.) Advisor Class shares are not subject to an initial sales charge or a CDSC; therefore the Standardized and Non-Standardized Return figures are identical.

         [5] The Non-Standardized Return figures for Class A shares reflect expense reimbursement. Without expense reimbursement, the Non-Standardized
Return for Class A shares for the period from inception through December 31,
2001 and the one year and five year periods ended December 31, 2001 would have been (4.60)%, (10.55)%, and (8.29)%, respectively.

         [6] The Non-Standardized Return figures for Class B shares reflect expense reimbursement. Without expense reimbursement, the Non-Standardized
Return for Class B shares for the period from inception through December 31,
2001 and the one year and five year periods ended December 31, 2001 would have been (5.56)%, (11.63)% and (9.04)%, respectively.

         [7] The Non-Standardized Return figures for Class C shares reflect expense reimbursement. Without expense reimbursement, the Non-Standardized
Return for Class C shares for the period from inception through December 31,
2001 and the one year period ended December 31, 2001 would have been (6.48)% and
(11.52)%, respectively. (Since the inception date for Class C shares was April
30, 1996, there were no Class C shares outstanding for the five year period ended December 31, 2001.)

         [8] The total return for a period less than a full year is calculated on an aggregate basis and is not annualized.

         CUMULATIVE TOTAL RETURN. Cumulative total return is the cumulative rate of return on a hypothetical initial investment of $1,000 in a specific class of shares of a particular Fund for a specified period. Cumulative total return quotations reflect changes in the price of a Fund's shares and assume that all

                                      128

dividends and capital gains distributions during the period were reinvested in
Fund shares. Cumulative total return is calculated by computing the cumulative rates of return of a hypothetical investment in a specific class of shares of a
Fund over such periods, according to the following formula (cumulative total return is then expressed as a percentage):

         C = (ERV/P) - 1

         Where:   C     =   cumulative total return

                  P     =   a hypothetical initial investment of $1,000 to
                            purchase shares of a specific class

                  ERV   =   ending redeemable value: ERV is
                            the value, at the end of the
                            applicable period, of a hypothetical
                            $1,000 investment made at the
                            beginning of the applicable period.

IVY DEVELOPING MARKETS FUND

         The following table summarizes the calculation of Cumulative Total
Return for the periods indicated through December 31, 2001, assuming the maximum
5.75% sales charge has been assessed.

                         ONE YEAR          FIVE YEARS         SINCE INCEPTION[*]
                         --------          ----------         ------------------

Class A                  (10.00)%           (35.49)%               (33.60)%
Class B                  (10.71)%           (35.96)%               (33.84)%
Class C                   (6.92)%           (34.56)%               (33.43)%
Advisor Class             (5.07)%              N/A                  (13.49)%

         The following table summarizes the calculation of Cumulative Total
Return for the periods indicated through December 31, 2001, assuming the maximum
5.75% sales charge has not been assessed.

                        ONE YEAR          FIVE YEARS         SINCE INCEPTION[*]
                        --------          ----------         ------------------

Class A                  (4.50)%           (31.56)%               (29.55)%
Class B                  (6.01)%           (34.66)%               (33.84)%
Class C                  (5.98)%           (34.56)%               (33.43)%
Advisor Class            (5.07)%               N/A                  (13.49)%

---------------------------

[*]      The inception date for the Fund (Class A and Class B shares) was
         November 1, 1994. The inception date for Class C shares was April 30,
         1996; the inception date for Advisor Class shares was April 30, 1998.

                                      129

IVY EUROPEAN OPPORTUNITIES FUND

         The following table summarizes the calculation of Cumulative Total
Return for the periods indicated through December 31, 2001, assuming the maximum
5.75% sales charge has been assessed.

                            ONE YEAR              SINCE INCEPTION[*]
                            --------              ------------------
Class A                     (25.22)%                       146.61%
Class B                     (25.28)%                       149.95%
Class C                     (22.12)%                        24.17%
Class I                     (20.46)%                      (44.64)%
Advisor Class               (20.44)%                       164.99%

         The following table summarizes the calculation of Cumulative Total
Return for the periods indicated through December 31, 2001, assuming the maximum
5.75% sales charge has not been assessed.

                           ONE YEAR                   SINCE INCEPTION[*]
                           --------                   ------------------
Class A                    (20.67)%                       161.66%
Class B                    (21.35)%                       152.95%
Class C                    (21.32)%                       24.17%
Class I                    (20.46)%                      (44.64)%
Advisor Class              (20.44)%                       164.99%
---------------------------

[*]      The inception date for Class A shares was May 4, 1999; the inception date for Class B shares was May 24, 1999; the inception date for Class
         C shares was October 24,1999; the inception date for Class I shares was
         March 16, 2000; the inception date for Advisor Class shares was May 3,
         1999.

IVY GLOBAL FUND

         The following table summarizes the calculation of Cumulative Total
Return for the periods indicated through December 31, 2001, assuming the maximum
5.75% sales charge has been assessed.

                          ONE YEAR        FIVE YEARS            SINCE INCEPTION
                          --------        ----------            ---------------

Class A                   (22.77)%          (16.63)%                    48.03%
Class B                   (22.89)%          (16.87)%                     6.91%
Class C                   (19.74)%          (16.28)%                  (13.71)%
Advisor Class             (17.99)%             N/A                    (19.40)%

         The following table summarizes the calculation of Cumulative Total
Return for the periods indicated through December 31, 2001, assuming the maximum
5.75% sales charge has not been assessed.

                                      130

                         ONE YEAR         FIVE YEARS         SINCE INCEPTION[*]
                         --------         ----------         ------------------

Class A                  (18.06)%           (11.54)%                    57.06%
Class B                  (18.83)%           (15.17)%                     6.91%
Class C                  (18.93)%           (16.28)%                  (13.71)%
Advisor Class            (17.99)%              N/A                    (19.40)%

---------------------------

[*]      The inception date for the Class A shares of the Fund was April 18,
         1991; the inception date for Class B shares of the Fund was April 1,
         1994; the inception date for Class C shares of the Fund was April 30,
         1996; the inception date for Advisor Class shares was April 30, 1998.
         Until December 31, 1994, Mackenzie Investment Management Inc. served as investment advisor to the Fund.

IVY GLOBAL NATURAL RESOURCES FUND

          The following table summarizes the calculation of Cumulative Total
Return for Ivy Global Natural Resources Fund for the periods indicated through
December 31, 2001, assuming the maximum 5.75% sales charge has been assessed.

                               ONE YEAR                      SINCE INCEPTION[*]
                               --------                      ------------------

Class A                           8.76%                                 27.28%
Class B                           9.73%                                 27.78%
Class C                          13.61%                                 28.58%
Advisor Class                    15.71%                                 62.08%

          The following table summarizes the calculation of Cumulative Total
Return for Ivy Global Natural Resources Fund for the periods indicated through
December 31, 2001, assuming the maximum 5.75% sales charge has not been assessed.

                               ONE YEAR                     SINCE INCEPTION[*]
                               --------                     ------------------

Class A                          15.40%                                 35.04%
Class B                          14.73%                                 30.78%
Class C                          14.62%                                 28.58%
Advisor Class                    15.71%                                 62.08%

---------------------------

[*]      The inception date for the Fund's Class A, B and C shares was January
         1, 1997; the inception date for the Fund's Advisor Class shares was
         April 8, 1999.

                                      131

IVY GLOBAL SCIENCE & TECHNOLOGY FUND

         The following table summarizes the calculation of Cumulative Total
Return for the periods indicated through December 31, 2001, assuming the maximum
5.75% sales charge has been assessed.

                     ONE YEAR            FIVE YEARS          SINCE INCEPTION[*]
                     --------            ----------          ------------------

Class A              (54.43)%             (16.70)%                      36.90%
Class B              (54.41)%             (16.68)%                      38.94%
Class C              (52.54)%             (14.83)%                      40.40%
Class I**               N/A                  N/A                         N/A
Advisor Class        (51.56)%                N/A                      (27.96)%

         The following table summarizes the calculation of Cumulative Total
Return for the periods indicated through December 31, 2001, assuming the maximum
5.75% sales charge has not been assessed.

                     ONE YEAR            FIVE YEARS            SINCE INCEPTION[*]
                     --------            ----------            ------------------

Class A              (51.65)%             (11.61)%                       45.25%
Class B              (52.01)%             (14.97)%                       38.94%
Class C              (52.06)%             (14.83)%                       40.40%
Class I**               N/A                  N/A                           N/A
Advisor Class        (51.56)%                N/A                        (27.96)%

---------------------------

[*]      The inception date for the Fund (Class A, Class B, Class C and I shares) was July 22, 1996; the inception date for Advisor Class shares was April 15, 1998.

[**]     There were no Class I shares outstanding for the periods indicated.

IVY INTERNATIONAL SMALL COMPANIES FUND

         The following table summarizes the calculation of Cumulative Total
Return for the periods indicated through December 31, 2001, assuming the maximum
5.75% sales charge has been assessed.

                                           ONE YEAR        SINCE INCEPTION [*]
                                           --------        -------------------

Class A                                    (39.36)%                 (18.30)%
Class B                                    (39.28)%                 (18.13)%
Class C                                    (36.76)%                 (16.33)%
Class I**                                     N/A                      N/A
Advisor Class                              (35.44)%                 (14.41)%

                                      132

         The following table summarizes the calculation of Cumulative Total
Return for the periods indicated through December 31, 2001, assuming the maximum
5.75% sales charge has not been assessed.

                                           ONE YEAR         SINCE INCEPTION [*]
                                           --------         -------------------

Class A                                    (35.65)%                    (13.32)%
Class B                                    (36.09)%                    (16.46)%
Class C                                    (36.13)%                    (16.33)%
Class I**                                     N/A                         N/A
Advisor Class                              (35.44)%                    (14.41)%

---------------------------

[*]      The inception date for the Fund (Class A, Class B, Class C and Class I shares) was January 1, 1997; the inception date for the Fund's Advisor
         Class shares was July 1, 1999.

[**]     There were no Class I shares outstanding for the periods indicated.

IVY INTERNATIONAL VALUE FUND

         The following table summarizes the calculation of Cumulative Total
Return for the periods indicated through December 31, 2001, assuming the maximum
5.75% sales charge has been assessed.

                                           ONE YEAR         SINCE INCEPTION [*]
                                           --------         -------------------

Class A                                    (21.94)%                   (11.49)%
Class B                                    (21.94)%                   (11.19)%
Class C                                    (18.65)%                    (9.43)%
Class I**                                    N/A                         N/A
Advisor Class                              (17.03)%                    (0.96)%

         The following table summarizes the calculation of Cumulative Total
Return for the periods indicated through December 31, 2001, assuming the maximum
5.75% sales charge has not been assessed.

                                            ONE YEAR        SINCE INCEPTION [*]
                                           --------         -------------------

Class A                                    (17.17)%                    (6.09)%
Class B                                    (17.84)%                    (9.38)%
Class C                                    (17.84)%                    (9.43)%
Class I**                                    N/A                         N/A
Advisor Class                              (17.03)%                    (0.96)%

---------------------------

[*]      The inception date for the Fund (Class A, Class B, Class C and Class I shares) was May 13, 1997; the inception date for Advisor Class shares was February 23, 1998.

[**]     There were no Class I shares outstanding for the periods indicated.

                                      133

IVY PACIFIC OPPORTUNITIES FUND

         The following table summarizes the calculation of Cumulative Total
Return for the periods indicated through December 31, 2001, assuming the maximum
5.75% sales charge has been assessed.

                      ONE YEAR               FIVE YEARS      SINCE INCEPTION[*]
                      --------               ----------      ------------------

Class A               (14.50)%                (8.66)%             (32.38)%
Class B               (14.84)%                (8.72)%             (32.81)%
Class C               (11.15)%                (8.28)%             (29.00)%
Advisor Class          (9.58)%                  N/A               (13.57)%

         The following table summarizes the calculation of Cumulative Total
Return for the periods indicated through December 31, 2001, assuming the maximum
5.75% sales charge has not been assessed.

                     ONE YEAR               FIVE YEARS       SINCE INCEPTION[*]
                     --------               ----------      ------------------

Class A               (9.29)%                (7.57)%             (28.25)%
Class B              (10.35)%                (8.35)%             (32.81)%
Class C              (10.25)%                (8.28)%             (29.00)%
Advisor Class         (9.58)%                  N/A               (13.57)%

---------------------------

[*]      The inception date for the Fund (Class A and Class B shares) was
         October 23, 1993. The inception date for Class C shares of the Fund was
         April 30, 1996. The inception date for Advisor Class shares was
         February 10, 1998.

         OTHER QUOTATIONS, COMPARISONS AND GENERAL INFORMATION. The foregoing computation methods are prescribed for advertising and other communications subject to SEC Rule 482. Communications not subject to this rule may contain a number of different measures of performance, computation methods and assumptions, including but not limited to: historical total returns; results of actual or hypothetical investments; changes in dividends, distributions or share values; or any graphic illustration of such data. These data may cover any period of the Trust's existence and may or may not include the impact of sales charges, taxes or other factors.

         Performance quotations for each Fund will vary from time to time depending on market conditions, the composition of that Fund's portfolio and operating expenses of that Fund. These factors and possible differences in the methods used in calculating performance quotations should be considered when comparing performance information regarding a Fund's shares with information published for other investment companies and other investment vehicles.
Performance quotations should also be considered relative to changes in the value of each Fund's shares and the risks associated with each Fund's investment objectives and policies. At any time in the future, performance quotations may be higher or lower than past performance quotations and there can be no

                                      134

assurance that any historical performance quotation will continue in the future.

         Each Fund may also cite endorsements or use for comparison its performance rankings and listings reported in such newspapers or business or consumer publications as, among others: AAII Journal, Barron's, Boston Business
Journal, Boston Globe, Boston Herald, Business Week, Consumer's Digest, Consumer
Guide Publications, Changing Times, Financial Planning, Financial World, Forbes,
Fortune, Growth Fund Guide, Houston Post, Institutional Investor, International
Fund Monitor, Investor's Daily, Los Angeles Times, Medical Economics, Miami
Herald, Money Mutual Fund Forecaster, Mutual Fund Letter, Mutual Fund Source
Book, Mutual Fund Values, National Underwriter, Nelson's Directory of Investment
Managers, New York Times, Newsweek, No Load Fund Investor, No Load Fund* X,
Oakland Tribune, Pension World, Pensions and Investment Age, Personal Investor,
Rugg and Steele, Time, U.S. News and World Report, USA Today, The Wall Street
Journal, and Washington Post.

                              FINANCIAL STATEMENTS

         Each Fund's Schedule of Investments as of December 31, 2001, Statement
of Assets and Liabilities as of December 31, 2001, Statement of Operations for
the fiscal year ended December 31, 2001, Statement of Changes in Net Assets for
the fiscal years ended December 31, 2001 and 2000, Financial Highlights, Notes
to Financial Statements, and Report of Independent Certified Public Accountants,
which are included in each Fund's December 31, 2001 Annual Report to shareholders, are incorporated by reference into this SAI.

                                      135

                                   APPENDIX A
          DESCRIPTION OF STANDARD & POOR'S RATINGS SERVICES ("S&P") AND
              MOODY'S INVESTORS SERVICE, INC. ("MOODY'S") CORPORATE
                        BOND AND COMMERCIAL PAPER RATINGS

[From Moody's Rating Definitions, www.moodys.com, December 2000, and "Standard &
Poor's Municipal Ratings Handbook," September 2000 Issue (McGraw-Hill, New York,
2000).]

MOODY'S:

(a) CORPORATE BONDS. Aaa Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

         Aa Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than the Aaa securities.

         A Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future.

         Baa Bonds which are rated Baa are considered as medium-grade obligations (i.e., they are neither highly protected nor poorly secured).
Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

         Ba Bonds which are rated Ba are judged to have speculative elements;
their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

         B Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

         Caa Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

         Ca Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

                                      136

         C Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

         (b) COMMERCIAL PAPER. Moody's short-term issuer ratings are opinions of the ability of issuers to honor senior financial obligations and contracts.
These obligations have an original maturity not exceeding one year, unless explicitly noted.

         Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment ability of rated issuers:

         Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics:
leading market positions in well-established industries; high rates of return on funds employed; conservative capitalization structure with moderate reliance on debt and ample asset protection; broad margins in earnings coverage of fixed financial charges and high internal cash generation; well-established access to a range of financial markets and assured sources of alternate liquidity.

         Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree.
Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

         Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

         Issuers rated Not Prime do not fall within any of the Prime rating categories.

S&P:

         (a) LONG-TERM ISSUE CREDIT RATINGS. Issue credit ratings are based in varying degrees on the following considerations:

         o  Likelihood of payment -- capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation;

         o  Nature of and provisions of the obligation; and

         o  Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

                                      137

         The issue ratings definitions are expressed in terms of default risk.
As such, they pertain to senior obligations of an entity. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above.

         AAA An obligation rated 'AAA' has the highest rating assigned by S&P.
The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

         AA An obligation rated 'AA' differs from the highest rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

         A An obligation rated 'A' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

         BBB An obligation rated 'BBB' exhibits adequate protection parameters.
However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

         BB, B, CCC, CC, AND C Obligations rated 'BB', 'B', 'CCC', 'CC', and 'C'
are regarded as having significant speculative characteristics. 'BB' indicates the least degree of speculation and 'C' the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

         BB An obligation rated 'BB' is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions, which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

         B An obligation rated 'B' is more vulnerable to nonpayment than obligations rated 'BB,' but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

         CCC An obligation rated 'CCC' is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

         CC An obligation rated 'CC' is currently highly vulnerable to nonpayment.

         C The 'C' rating may be used to cover a situation where a bankruptcy petition has been filed or similar action has been taken, but payments on this obligation are being continued.

         D An obligation rated 'D' is in payment default. The 'D' rating category is used when payments on an obligation are not made on the date due

                                      138

even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The 'D' rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

         (b) COMMERCIAL PAPER. An S&P commercial paper rating is a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. Ratings are graded into several categories, ranging from 'A' for the highest-quality obligations to 'D' for the lowest.
These categories are as follows:

         A-1 This designation indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+) designation.

         A-2 Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated 'A-1.'

         A-3 Issues carrying this designation have an adequate capacity for timely payment. They are, however, more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

         B Issues rated 'B' are regarded as having only speculative capacity for timely payment.

         C This rating is assigned to short-term debt obligations with a doubtful capacity for payment.

         D Debt rated 'D' is in payment default. The 'D' rating category is used when interest payments or principal payments are not made on the date due, even if the applicable grace period has not expired, unless S&P believes such payments will be made during such grace period.

                                      139

[IVY FUNDS LOGO]

Ivy Cundill Global Value Fund

Ivy Developing Markets Fund

Ivy European Opportunities Fund

Ivy Global Fund

Ivy Global Natural Resources Fund

Ivy Global Science & Technology Fund

Ivy International Fund

Ivy International Small Companies Fund

Ivy International Value Fund

Ivy Pacific Opportunities Fund

Ivy Growth Fund

Ivy US Blue Chip Fund

Ivy US Emerging Growth Fund

Ivy Bond Fund

Ivy Money Market Fund

Each, a series of Ivy Fund (the "Funds")

Supplement Dated December 23, 2002 To

Statements of Additional Information Dated April 30, 2002

On December 16, 2002, Waddell & Reed Financial, Inc. ("Waddell & Reed"), a U.S. mutual fund firm, completed its acquisition of the entire operation of Mackenzie Investment Management Inc. ("MIMI"). Ivy Management, Inc. ("IMI"), which provides business management services to the Funds and investment advisory services to all Funds other than Ivy Global Natural Resources Fund, and Ivy Mackenzie Distributors, Inc. ("IMDI"), the Funds' distributor, are now indirect subsidiaries of Waddell & Reed.

Under the Investment Company Act of 1940, the transaction resulted in a change of control of IMI, and, therefore, constituted an assignment of the Funds' business management and, for all Funds other than Ivy Global Natural Resources Fund, investment advisory agreements and, for Ivy Cundill Global Value Fund, Ivy European Opportunities Fund and Ivy International Small Companies Fund, subadvisory agreements, which resulted in a termination of those agreements. At meetings of shareholders held on December 10, 2002, shareholders of the Funds approved new business management and, if applicable, investment advisory agreements and subadvisory agreements. The new agreements are substantially identical in all respects to the agreements in effect prior to December 16, 2002 except for the dates of execution and termination and other non-material changes, with the exception of the new agreements between IMI, Henderson Global Investors (North America) Inc. ("HGINA") and Henderson Investment Management Ltd. ("Henderson") with respect to Ivy European Opportunities Fund and Ivy International Small Companies Fund (the "New Henderson Agreements"). Under the New Henderson Agreements, HGINA will act as subadviser to IMI for these two Funds. Henderson, the two Funds' former subadviser, continues as a subadviser, but pursuant to a subadvisory agreement with HGINA instead of with IMI. The New Henderson Agreements also increased the subadvisory fee rates that IMI pays to HGINA for the subadvisory services (although the overall advisory fee rates each of the two Funds pays for advisory services has not changed). Under the New Henderson Agreements, IMI pays HGINA for its services a fee payable monthly at an annual rate of 0.45% of the first $100,000,000 of net assets and 0.40% thereafter of the portion of each Fund's average daily net assets managed by HGINA. Henderson's existing portfolio management team continues to manage these two Funds.

IMI is a wholly owned subsidiary of Ivy Acquisition Corporation ("IAC"), 925 South Federal Highway, Suite 600, Boca Raton, Florida 33432. IAC is a wholly owned subsidiary of Waddell & Reed, which is located at 6300 Lamar Avenue, Overland Park, Kansas 66202.

Effective December 17, 2002, IAC assumed all of MIMI's duties under the Fund Accounting Services Agreement and the Administrative Services Agreement.

This second paragraph under "Trustees and Officers" and the tables and footnotes following that paragraph are revised in their entirety to read as follows:

The address for each Trustee and Executive Officer in the following tables is 925 South Federal Highway, Suite 600, Boca Raton, Florida 33432. Each Trustee and Officer serves an indefinite term, until he or she dies, resigns or becomes disqualified. The non-Independent Trustees (as defined below) and Executive Officers of the Trust and their principal occupations during the past five years are:

Name and Age	Position(s) Held with Trust	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Total Number of Ivy Funds Overseen	Other Directorships Held
Keith A. Tucker* (57)	Trustee and Chairman	Trustee since December 16, 2002	Chairman of the Board, Director and CEO of Waddell & Reed; Chairman of the Board of Waddell & Reed, Inc. ("WRI") (underwriter); Chairman of the Board and Director of Waddell & Reed Investment Management Co. ("WRIMCO"); Chairman of the Board and Director of Waddell & Reed Services Co.; President and CEO of Waddell & Reed Financial Services, Inc.; Chairman of the Board of Waddell & Reed Development, Inc.; Chairman of the Board of Waddell & Reed Distributors, Inc.	16

Chairman of the Board and Director of Waddell & Reed Advisors Funds (20 portfolios overseen); Chairman of the Board and Director of W&R Funds, Inc. (12 portfolios overseen); Chairman of the Board and Director of W&R Target Funds, Inc. (12 portfolios overseen); Chairman of the Board and Director of Waddell & Reed InvestEd Portfolios, Inc. (3 portfolios overseen).

Henry J. Herrmann* (60)	Trustee and President	Trustee since December 16, 2002	Chairman of the Board, CEO and President of IMI and IAC; President, Chief Investment Officer and Director of Waddell & Reed; President and CEO of WRIMCO; Chief Investment Officer of WRIMCO; Chief Investment Officer of Waddell & Reed Financial Services, Inc.; Executive Vice President of Waddell & Reed Financial Services, Inc.; formerly, Chairman of the Board of Austin, Calvert & Flavin, Inc.	16

Chairman of the Board and Director, Ivy Mackenzie Services Corporation; Director of WRI; Director of Waddell & Reed Development, Inc.; Director of Waddell & Reed Services Co.; Director of Austin Calvert & Flavin, Inc.; Director and President of Waddell & Reed Advisors Funds (20 portfolios overseen); Director and President of W&R Funds, Inc. (12 portfolios overseen); Director and President of W&R Target Funds, Inc. (12 portfolios overseen); Director and President of Waddell & Reed InvestEd Portfolios, Inc. (3 portfolios overseen).

Keith J. Carlson (45)	Principal Executive Officer	Appointed December 17, 2002	Director, CEO and President, IMDI; formerly, Trustee and Chairman of the Trust; formerly, Director, Chairman and Senior Vice President of IMI; formerly, Director, President and Chief Executive Officer of MIMI; formerly, Director, President and Chairman of Ivy Mackenzie Services Corp.	16	None.
Kristen A. Richards (35)	Secretary and Vice President	Appointed December 17, 2002	Vice President, Associate General Counsel and Chief Compliance Officer of IAC, IMI and WRIMCO; Vice President, Secretary and Associate General Counsel of each of the Waddell & Reed Advisors Funds, W&R Funds, Inc., W&R Target Funds, Inc. and W&R InvestEd Portfolios, Inc.; formerly Assistant Secretary of each of those funds; formerly, Compliance Officer of WRIMCO.	16	None.
Beverly J. Yanowitch (52)	Treasurer	1 year	Senior Vice President, Chief Financial Officer and Treasurer of IAC, IMI and Ivy Mackenzie Services Corporation; Senior Vice President, Treasurer and Director, IMDI; formerly, Vice President, Chief Financial Officer and Treasurer of MIMI.	16	None.

* Trustees considered by the Trust and its counsel to be "interested persons" (as defined in the 1940 Act) of the Funds or of their investment manager because of their employment by Waddell & Reed or its subsidiaries.

The Trustees who are not "interested persons" of the Trust within the meaning of Section 2(a)(19) of the 1940 Act ("Independent Trustees") and their principal occupations during the past five years are:

Name and Age	Position(s) Held with Trust	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Total Number of Ivy Funds Overseen	Other Directorships Held
Jarold W. Boettcher (62)	Trustee	Trustee since December 16, 2002	President of Boettcher Enterprises, Inc. (diversified agricultural products and services); President of Boettcher Supply, Inc. (electrical and plumbing supplies distributor).	16	Director of Guaranty State Bank & Trust Co.; Director of Guaranty, Inc.
James D. Gressett (52)	Trustee	Trustee since December 16, 2002	CEO of PacPizza, Inc.; Secretary of Street Homes, LLP; formerly, President of Alien, Inc. (real estate development).	16	Director of Collins Financial Services.
Joseph Harroz, Jr. (35)	Trustee	Trustee since December 16, 2002	General Counsel, University of Oklahoma, Cameron University and Rogers State University; University-wide Vice President of the University of Oklahoma; Adjunct Professor of Law, University of Oklahoma College of Law; Managing Member, Harroz Investment, LLC (commercial real estate); Managing Member, JHJ Investments, LLC (commercial real estate).	16

Co-Lead Independent Director of Waddell & Reed Advisors Funds (20 portfolios overseen); Co-Lead Independent Director of W&R Target Funds, Inc. (12 portfolios overseen); Co-Lead Independent Director of W&R Funds, Inc. (12 portfolios overseen); Co-Lead Independent Director of Waddell & Reed InvestEd Portfolios, Inc. (3 portfolios overseen).

Glendon E. Johnson, Jr. (51)	Trustee	Trustee since December 16, 2002	Of Counsel, Lee & Smith, PC (law firm); Member/Manager, Castle Valley Ranches, LLC, formerly Partner, Kelley, Drye & Warren LLP (law firm).	16	None.
Eleanor B. Schwartz (65)	Trustee	Trustee since December 16, 2002	Professor of Business Administration, University of Missouri-Kansas City; formerly, Chancellor of University of Missouri-Kansas City.	16

Director of Waddell & Reed Advisors Funds (20 portfolios overseen); Director of W&R Target Funds, Inc. (12 portfolios overseen); Director of W&R Funds, Inc. (12 portfolios overseen); Director of Waddell & Reed InvestEd Portfolios, Inc. (3 portfolios overseen).

Michael G. Smith (58)	Trustee	Trustee since December 16, 2002	Associated with Graue Mill Partners, LLC; formerly, Managing Director-Institutional Sales, Merrill Lynch.	16	None.
Edward M. Tighe (60)	Trustee	3 years	Chairman, CEO and Director of JBE Technology Group, Inc. (telecommunications and computer network consulting); President of Global Mutual Fund Services.; President and CEO of Global Technology.	16	Director of Hansberger Institutional Funds (2 portfolios overseen); Director of Asgard Holding, LLC.

Each of the foregoing Trustees other than Mr. Edward Tighe was elected at a shareholder meeting held on December 10, 2002 and became a Trustee upon the closing of the acquisition of IAC by Waddell & Reed on December 16, 2002.

The following sentences are added after the first table under "Compensation Table" under "Trustees and Officers":

Trustee Compensation and Share Ownership. None of the currently serving Trustees other than Mr. Tighe received any compensation from the Funds for the fiscal year ended December 31, 2001.

As of December 31, 2001, none of the currently serving Trustees other than Mr. Tighe owned any shares of any of the Funds.

                               [IVY LOGO]

                      Ivy Cundill Global Value Fund
                       Ivy Developing Markets Fund
                     Ivy European Opportunities Fund
                             Ivy Global Fund
                    Ivy Global Natural Resources Fund
                  Ivy Global Science & Technology Fund
                         Ivy International Fund
                      Ivy International Growth Fund
                 Ivy International Small Companies Fund
                      Ivy International Value Fund
                     Ivy Pacific Opportunities Fund
                             Ivy Growth Fund
                          Ivy US Blue Chip Fund
                       Ivy US Emerging Growth Fund
                              Ivy Bond Fund
                          Ivy Money Market Fund

                Each, a series of Ivy Fund (the "Funds")

  Supplement Dated January 10, 2003 To Prospectus Dated April 30, 2002
(as supplemented on May 16, 2002, August 29, 2002 and December 23, 2002)
     and To Statement of Additional Information Dated April 30, 2002
                 (as supplemented on December 23, 2002)

Until December  31, 2002, Ivy  Management, Inc.  ("IMI") provided  business management services to  the Funds and  investment advisory services to  all
Funds other than Ivy Global Natural Resources Fund.

On December 31, 2002, IMI, an indirect wholly owned subsidiary of Waddell &
Reed Financial, Inc.  ("Waddell & Reed") and  a wholly owned subsidiary  of
Ivy Acquisition Corporation  ("IAC"), merged  with and into  IAC, a  wholly owned subsidiary of  Waddell &  Reed. IAC is  an SEC-registered  investment adviser with approximately  $1.6 billion in  assets under management as  of
December 31, 2002 (after  giving effect to the merger). Upon  effectiveness of the  merger, IAC  changed its  name  to Waddell  & Reed  Ivy  Investment
Company ("WRIICO").

Effective December  31,  2002,  WRIICO assumed  all  of IMI's  duties  with respect to the  Funds and began  providing business management services  to the Funds  and investment  advisory services to  all Funds  other than  Ivy
Global Natural Resources Fund.  The terms and conditions of the  agreements under which WRIICO  provides those  services to the  Funds are exactly  the same as  the terms  and conditions  of the  agreements in  effect prior  to
December 31, 2002 between the Funds and IMI. IMI employees or officers  who were serving  as  portfolio managers  of  the Funds  continue to  serve  as portfolio managers of the Funds after the merger, as employees or  officers of WRIICO. Each of the portfolio managers who was an employee or officer of
IMI has the same title with WRIICO as he or she had with IMI.

Effective December 31,  2002, Ivy Mackenzie Services, Inc. changed its name to Ivy Services, Inc.

Currently Deloitte & Touche LLP serves as the independent auditors to the
Funds, and Bell, Boyd & Lloyd LLC serves as counsel for the Funds and to the Independent Trustees.